LOAN AND SECURITY AGREEMENT

                          Dated as of December 18, 1997

         SYNTHETIC INDUSTRIES, INC., a Delaware corporation, the financial institutions party to this Agreement from time to time and BANKBOSTON, N.A., a national banking association, as agent for the Lenders, agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1       Definitions.  For the purposes of this Agreement:

         Account Debtor means a Person who is obligated on a Receivable.

         Acquire or Acquisition, as applied to any Business Unit or Investment, means the acquiring or acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

         Adjusted Eurodollar Rate, as applicable to any Interest Period, means a rate per annum determined pursuant to the following formula, rounded upwards, if necessary, to the next higher 1/16th of 1%:

               Adjusted Eurodollar Rate = Interbank Offered Rate
                                                            1-Reserve Percentage

Where:

                  Interbank Offered Rate applicable to any Eurodollar Rate Loan for any Interest Period means the rate of interest determined by the Agent to be the prevailing rate per annum at which deposits in U.S. Dollars are offered to the Agent by first-class banks in the interbank Eurodollar market in which it regularly participates on or about 10:00 a.m. two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Rate Loan to which such Interest Period is to apply for a period approximately equal to such Interest Period.

and

                  Reserve Percentage applicable to any Interest Period means the rate (expressed as a decimal) applicable to United States commercial banks during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) of such banks with respect to "Eurocurrency liabilities" as that term is defined under such regulations. Without limiting the effect of the foregoing, the Reserve Percentage shall include any other reserves required to be maintained by such banks by reason of any regulatory change with respect to (i) any category of liabilities that includes deposits by reference to which the "Interbank Offered Rate" is to be determined as provided in the definition of "Interbank Offered Rate" above or (ii) any category of extensions of credit or other assets that includes Eurodollar Rate Loans.

The Adjusted Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Reserve Percentage.

         Affiliate means, with respect to a Person, (a) any partner, officer, shareholder (if holding more than ten percent (10%) of the outstanding shares of capital stock of such Person), director, employee or managing agent of such Person, (b) any spouse, parents, siblings, children or grandchildren of such Person, and (c) any other Person (other than a Subsidiary), (i) that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) that directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock or partnership or other voting interest of such Person or any Subsidiary of such Person, or (iii) ten percent (10%) or more of the voting stock or partnership or other voting interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other voting interest, by contract or otherwise. Each of SI Management, Synthetic Management and Synthetic L.P. shall be deemed to be an Affiliate of the Borrower.

         Agent means BankBoston, N.A., a national banking association, and any successor agent appointed pursuant to Section 15.9 hereof.

         Agent's Office means the office of the Agent specified in or determined in accordance with the provisions of Section 16.1.

         Agreement means and includes this Agreement, including all Schedules, Exhibits and other attachments hereto, and all amendments, modifications and supplements hereto and thereto.

         Agreement Date means the date as of which this Agreement is dated.

         Applicable Law means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and of all orders and decrees of all courts and arbitrators, including, without limitation, Environmental Laws.

         Applicable Margin means (a) as to Base Rate Loans at all times, 0%, and
(b) as to Eurodollar Rate Loans (i) from the Effective Date to the first Margin Adjustment Date, 1.5% and (ii) thereafter, the applicable percentage reflected on the pricing matrix attached hereto as Annex B, provided that the Applicable Margin shall not be less than 1.25% at any time when Pricing Coverage for the most recently ended period of four consecutive fiscal quarters of the Borrower is less than 1.1 to 1.



         Asset Disposition means the disposition of any asset of the Borrower or any of its Subsidiaries, other than sales of Inventory in the ordinary course of business.

         Assignment and Acceptance means an assignment and acceptance in the form attached hereto as Exhibit D assigning all or a portion of a Lender's interests, rights and obligations under this Agreement pursuant to Section 14.1.

         Authorized Officer means each of the officers of the Borrower authorized to execute and deliver Loan Documents and to request Borrowings, as identified in the certificate furnished pursuant to Section 6.1(a)(4) or from time to time after the Effective Date pursuant to authorizations in form and substance satisfactory to the Agent.

         BSI means BancBoston Securities Inc., a Delaware corporation and an Affiliate of BankBoston.

         BankBoston means BankBoston, N.A. (formerly The First National Bank of Boston), a national banking association, in its individual capacity and not as the Agent hereunder.

         Base Rate means at any time an interest rate per annum equal to the greater of (i) the rate of interest publicly announced from time to time by BankBoston at its head office at 100 Federal Street, Boston, Massachusetts as its "base" rate as in effect at such time, and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upward, if necessary, to the next higher 1/8th of 1%).

         Base Rate Loan means each Borrowing of Base Rate Loans under the Revolving Credit Facility on the same day and any specified principal amount of Base Rate Loans outstanding under the Revolving Credit Facility.

         Benefit Plan means an  "employee  pension  benefit  plan" as defined in
Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any Related Company is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

         Borrower means Synthetic Industries, Inc., a Delaware corporation.

         Borrower RPA means the Receivables Purchase and Sale Agreement dated as of December 18, 1997 between the Borrower as seller and as "Collection Agent" and Funding as purchaser.

         Borrowing means the borrowing of a group of Loans of a single Type made by all Lenders on a single date and, in the case of Eurodollar Rate Loans, having a single Interest Period and includes the continuation or conversion of an existing Loan or Loans in whole or in part.

         Business Day means any day other than a Saturday, Sunday or other day on which banks in Boston, Massachusetts, New York, New York or Atlanta, Georgia are authorized to close and, when used with respect to Eurodollar Rate Loans, means any such day on which dealings are also carried on in the applicable interbank Eurodollar market.

         Business Unit means the assets constituting the business or a division or operating unit thereof of any Person.

         Capital Expenditures means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than assets which constitute a Business Unit or Inventory) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years (but excluding capitalized interest incurred in connection therewith).

         Capitalized Lease means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         Capitalized Lease Obligation means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         Cash Collateral means collateral consisting of cash or Cash Equivalents on which the Agent, for the benefit of itself as Agent and the Lenders, has a first priority Lien.

         Cash Collateral Account means a special interest-bearing deposit account consisting of cash maintained at the principal office of the Agent and under the sole dominion and control of the Agent, for its benefit and for the benefit of the Lenders, established pursuant to the provisions of Section 5.16 for purposes set forth therein.

         Cash Equivalents means

         (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

         (b) commercial paper maturing no more than one year from the date issued and, at the time of acquisition thereof, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

         (c) certificates of deposit or bankers' acceptances issued in Dollar denominations and maturing within one year from the date of issuance thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 and, unless issued by the Agent or a Lender, not subject to set-off or offset rights in favor of such bank arising from any banking relationship with such bank; and

         (d) repurchase agreements in form and substance and for amounts satisfactory to the Agent.

         Code means the Internal Revenue Code of 1986, as amended from time to time.

         Collateral means and includes all of the Borrower's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

         (a) (i) all rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, contract rights, chattel paper, general intangibles or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, any rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person, (ii) all guaranties, security and Liens securing payment thereof, (iii) all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (iv) all proceeds of any of the foregoing (the foregoing, collectively, Receivables),

         (b) (i) all inventory, (ii) all goods intended for sale or lease or for display or demonstration, (iii) all work in process, (iv) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or services or otherwise used or consumed in the conduct of business, and (v) all documents evidencing and general intangibles relating to any of the foregoing (the foregoing, collectively, Inventory),

         (c) (i) all machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, fixtures and other tangible personal property (other than Inventory) of every kind and description, (ii) all tangible personal property (other than Inventory) and fixtures used in the Borrower's business operations or owned by the Borrower or in which the Borrower has an interest, and (iii) all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor (the foregoing, collectively, Equipment),

         (d) all general intangibles, choses in action and causes of action and all other intangible personal property of every kind and nature (other than Receivables), including, without limitation, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to such Person from any Benefit Plan, Multiemployer Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, the beneficiary's interest in proceeds of insurance covering the lives of key employees and any letter of credit, guarantee, claims, security interest or other security for the payment by an Account Debtor of any of the Receivables (the foregoing, collectively, General Intangibles),

         (e) any demand, time, savings, passbook, money market or like depository account, and all certificates of deposit, maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC (the foregoing, collectively, Deposit Accounts),

         (f) all certificated and uncertificated securities, all Pledged Collateral (as defined in any Pledge Agreement) all security entitlements, all securities accounts, all commodity contracts and all commodity accounts (the foregoing, collectively, Investment Property),

         (g) (i) any investment account maintained by or on behalf of the Borrower with the Agent or any Lender or any Affiliate of the Agent or any Lender, (ii) any agreement governing such account, (iii) all cash, money, notes, securities, instruments, goods, accounts, documents, chattel paper, general intangibles and other property now or hereafter held by the Agent or any Lender or any Affiliate of the Agent or any Lender on behalf of the Borrower in connection with such investment account or deposited by the Borrower or on the Borrower's behalf to such investment account or otherwise credited thereto for the Borrower's benefit, or distributable to the Borrowers from such investment account, together with all contracts for the sale or purchase of the foregoing,
(iv) all of the Borrower's right, title and interest with respect to the deposit, investment, allocation, disposition, distribution or withdrawal of the foregoing, (v) all of the Borrower's right, title and interest with respect to the making of amendments, modifications or additions of or to the terms and conditions under which the investment account or investments maintained therein is to be maintained by the Borrower, any Lender or any Affiliate of the Agent or any Lender on the Borrower's behalf, and (vi) all of the Borrower's books, records and receipts pertaining to or confirming any of the foregoing (the foregoing, collectively, Investment Accounts),

         (h) all cash or other property deposited with the Agent or any Lender or any Affiliate of the Agent or any Lender or which the Agent, for its benefit and for the benefit of the Lenders, or any Lender or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Loan Documents or any agreement relating to any Letter of Credit, including, without limitation, amounts on deposit in the Cash Collateral Account,

         (i) all goods and other property, whether or not delivered, (i) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or (ii) securing any Receivable, including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other properties,

         (j) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements and other agreements and property which secure or relate to any Receivable or other Collateral or are acquired for the purpose of securing and enforcing any item thereof,

         (k) all documents of title, including bills of lading and warehouse receipts, policies and certificates of insurance, securities, chattel paper and other documents and instruments,

         (l) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof, and

         (m) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents;

provided, however, that the Collateral does not include any Receivable or Related Security (as each such term is defined in the Intercreditor Agreement) or any proceeds thereof, including, without being limited to, any Collections (as defined in the Borrower RPA as in effect on the Agreement Date), sold, assigned, transferred or contributed by the Borrower to Funding pursuant to and in accordance with the terms of the Borrower RPA.

         Commitment means, as to each Lender, the amount set forth opposite such Lender's name on Annex A hereto, representing such Lender's obligation, upon and subject to the terms and conditions of this Agreement (including the applicable provisions of Section 14.1), to make its Proportionate Share of Loans under the Revolving Credit Facility and to purchase participations in Letters of Credit or, from and after the date hereof, as set forth in the Register representing such Lender's obligation to make its Proportionate Share of Loans under the Revolving Credit Facility and to purchase participations in Letters of Credit.

         Commitment   Percentage  means,  as  to  any  Lender  at  the  time  of determination, the percentage obtained by dividing such Lender's Commitment at such time by the aggregate Commitments at such time.

         Consolidated Subsidiaries means, as to the Borrower, Funding, Fibermesh, SIE and any other Subsidiary of the Borrower whose accounts are at the time in question, in accordance with GAAP and pursuant to the written consent of the Required Lenders, which consent may be withheld in their absolute discretion or conditioned upon, inter alia, the execution and delivery of guaranties, security agreements, mortgages and other documents required by the Required Lenders in their absolute discretion, consolidated with those of the Borrower.

         Contaminant means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

         Controlled Disbursement Account means the account maintained by and in the name of the Borrower with BankBoston for the purposes of disbursing Revolving Credit Loan proceeds and amounts (if any) deposited thereto pursuant to Section 9.1(b).

         Copyrights means and includes, in each case whether now existing or hereafter arising, all of the Borrower's right, title and interest in and to

         (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications;

         (b)      all renewals of any of the foregoing;

         (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing;

         (d) the right to sue for past, present and future infringements of any of the foregoing; and

         (e) all rights corresponding to any of the foregoing throughout the world.

         Currency Agreement means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Borrower or any of its Subsidiaries in the ordinary course of business against fluctuation in the values of the currencies of countries (other than the United States of America) in which the Borrower or its Subsidiaries conduct business, entered into between the Borrower and any Lender, and in form and substance satisfactory to the Agent.

         Debt means

         (a)      Indebtedness for money borrowed,

         (b) Indebtedness, whether or not in any such case the same was for money borrowed,

                  (i)   represented  by  notes  payable,   drafts  accepted  and
         reimbursement   obligations   under   letters  of  credit  and  similar
         instruments that represent extensions of credit,

                  (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or

                  (iii) upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property,

         (c) Indebtedness that constitutes a Capitalized Lease Obligation, and

         (d)      obligations under any Guaranty of Debt;

and, for avoidance of doubt, does not include trade payables, accrued expenses or other current liabilities that are not "Debt."

         Default means any of the events specified in Section 13.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

         Default Margin means 2.0%.

         Deposit Account has the meaning set forth in the definition Collateral.

         Disbursing Bank means any commercial bank with which a Controlled Disbursement Account is maintained on or after the Effective Date.

         Dollar and $ means freely transferable United States dollars.

         Dollar Equivalent of the principal or face amount of any Foreign Facility Debt means, at any time, the amount in Dollars for which such principal or face amount could be exchanged as determined by the spot rate quoted by the principal office of the Agent's Affiliate in London at 11:00 a.m. (London time) two Business Days prior to the date on which such equivalent is to be determined.

         EBIT has the meaning specified in Section 12.1.

         EBITDA has the meaning specified in Section 12.1.

         ERISA means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

         ERISA Event means (a) a "Reportable Event" as defined in Section 3032(c) of ERISA, but excluding any such event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations, (b) the filing of a notice of intent to terminate a Benefit Plan subject to Title IV of ERISA under a distress termination under Section 4041(c) of ERISA or the treatment of an amendment to such a Benefit Plan as a termination under Section 4041(c) of ERISA, (c) the institution of proceedings by the PBGC to terminate a Benefit Plan subject to Title IV of ERISA or the appointment of a trustee to administer any such Benefit Plan or an event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan subject to Section 4042, (d) the imposition of any liability under Title IV of ERISA other than for PBGC premiums due but not yet payable, (e) the filing of an application for a minimum funding waiver under Section 412 of the Code, (f) a withdrawal by the Borrower or any Related Company from a Benefit Plan subject to Section 4063 of ERISA during a plan year in which it was a "substantial employer" as defined in
Section  4001(a)(2)  of ERISA,  (g) a Benefit Plan  intending  to qualify  under
Section 401(g) of the Code losing such qualified status, (h) the failure to make a material required contribution to a Benefit Plan, (i) the Borrower or any Related Company being in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan because of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, or (j) the occurrence of a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Benefit Plan.

         EagleFunding  means  EagleFunding  Capital   Corporation,   a  Delaware
corporation.

         Effective Date means the later of:

         (a)      the Agreement Date, and

         (b) the first date on which all of the applicable conditions set forth in Article 6 shall have been fulfilled.

         Effective Interest Rate means each rate of interest per annum on the Loans in effect from time to time pursuant to the provisions of Sections 5.1(a),
(b), (c) and (e).

         Eligible Assignee means (i) a commercial bank organized under the laws of the United States or any state thereof having total assets in excess of $10,000,000,000; (ii) any commercial finance or asset-based lending company organized under the laws of the United States or any state thereof that is an Affiliate of a commercial bank having total assets in excess of $10,000,000,000;
(iii) any Person whose primary business is asset-based lending and whose net worth is at least $250,000,000; and (iv) any Lender listed on the signature pages of this Agreement; provided in each case that the representation set forth in Section 14.2 shall be applicable with respect to any such Person.

         Environmental Laws means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, Releases or threatened Releases of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport, or handling of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder; such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., as amended; the Clean Air Act, 46 U.S.C. ss. 7401 et seq., as amended; and state and federal lien and environmental cleanup programs.

         Environmental Lien means a Lien in favor of any governmental entity for
(a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such governmental entity in response to, a Release or threatened Release of Contaminant into the environment.

         Equipment has the meaning set forth in the definition Collateral.

         Equity Interest has the meaning specified in Section 12.6.

         Eurodollar Rate Loan means any Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate, including any such Loans continued as or converted into, a Eurodollar Rate Loan on the same day by the Lenders for the same Interest Period.

         Event of Default means any of the events specified in Section 13.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         Existing Credit Agreement means the Fourth Amended and Restated Revolving Credit and Security Agreement dated as of October 20, 1995, as amended, to which the Borrower and BankBoston are parties.

         Existing Debt means Debt issued and outstanding on the Agreement Date to the extent set forth on Schedule 7.1(j) (but excluding any such Debt that is to be paid in full on the Effective Date), and any renewals, extensions or refundings thereof, but not any increases in principal amounts thereof outstanding on the date of such renewal, extension or refunding.

         Existing Guaranties means the Guaranties outstanding on the Agreement Date to the extent set forth on Schedule 7.1(j).

         Existing Liens means the Liens outstanding on the Agreement Date to the extent set forth on Schedule 7.1(i).

         Federal Funds Effective Rate means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve system arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by BankBoston from three federal funds brokers of recognized standing selected by BankBoston.

         Fibermesh means Fibermesh GmbH, a German company and a Wholly Owned Subsidiary of the Borrower.

         Financial Officer means the chief financial officer or controller or assistant treasurer of the Borrower.

         Financed Capex means Capital Expenditures of the Borrower and the Consolidated Subsidiaries financed with Debt other than proceeds of Loans.

         Financing Statements means any and all Uniform Commercial Code financing statements, in form and substance satisfactory to the Agent, executed and delivered by the Borrower to the Agent, naming the Agent, for the benefit of the Lenders, as secured party and the Borrower as debtor, in connection with this Agreement.

         Foreign Facility Debt means, at any time the Dollar Equivalent of (a) the aggregate principal amount outstanding from time to time under the revolving credit facility provided by BankBoston's London Affiliate to SIE and each other credit facility provided by a Lender or an Affiliate of a Lender to a Foreign Subsidiary and which is guaranteed by the Borrower; (b) any obligation of a Foreign Subsidiary under a letter of credit issued by a Lender for the account of the Foreign Subsidiary under a Foreign Facility Debt Agreement; and (c) any obligation of the Borrower or any of its Subsidiaries under any Currency Agreement.

         Foreign Facility Debt Agreement means the operative agreement or agreements to which a Foreign Subsidiary is a party, containing the terms and conditions of a discrete issue of Foreign Facility Debt.

         Foreign Subsidiary means each of SIE and Fibermesh.

         Funded Debt has the meaning specified in Section 12.1.

         Funding means Synthetic Funding Corporation, a Delaware corporation and Wholly Owned Subsidiary of the Borrower.

         GAAP means generally accepted accounting principles consistently applied and maintained throughout the period indicated and, when used with reference to the Borrower or its Consolidated Subsidiaries, consistent with the prior financial practice of the Borrower, as reflected on the financial statements referred to in Section 7.1(n); provided, however, that, in the event that changes shall be mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing, or shall be recommended by the Borrower's independent public accountants, such changes shall be included in GAAP as applicable to the Borrower only from and after such date as the Borrower, the Required Lenders and the Agent shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants set forth in Article 12.

         General Intangibles has the meaning set forth in the definition Collateral.

         General Partners means, collectively, Chill Investments, Inc., Beckman Investments, Inc., Wright Investments, Inc., Kenner Investments, Inc. and Freed Investments, Inc., each a Delaware corporation.

         Government Acts has the meaning specified in Section 3.8(a).

         Governmental Approvals means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local or foreign national or provincial and all agencies thereof.

         Guaranty, Guaranteed or to Guarantee as applied to any obligation of another Person shall mean and include

         (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

         (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by

                  (i)      the purchase of securities or obligations,

                  (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss,

                  (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation,

                  (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or

                  (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

         IRS means the Internal Revenue Service.

         Indebtedness of any Person means, without duplication, all Liabilities of such Person, and to the extent not otherwise included in Liabilities, the following:

         (a) all obligations for money borrowed or for the deferred purchase price of property or services or in respect of drafts accepted or similar instruments or reimbursement obligations under letters of credit,

         (b) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person,

         (c) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person,

         (d) all obligations of such Person in respect of Interest Rate Protection Agreements or Currency Agreements, and

         (e) in the case of the Borrower (without duplication) all obligations under the Loans.

         Indenture means the 1997 Indenture.

         Initial Notice of Borrowing means the Notice of Borrowing given by the Borrower with respect to the Initial Loans which shall also specify the method of disbursement.

         Initial Loans means the Revolving Credit Loans made to the Borrower on the Effective Date pursuant to the Initial Notice of Borrowing.

         Intercreditor Agreement means the Intercreditor Agreement dated as of December 18, 1997 between the Agent, Funding, the Borrower, EagleFunding and BSI.

         Interest Payment Date means the first day of each calendar month commencing on January 1, 1998 and continuing thereafter until the Secured Obligations have been irrevocably paid in full.

         Interest Period means with respect to each Eurodollar Rate Loan, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion or Continuation; provided, that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to the provisions of clause (iii) below, be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

                  (iii) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date; and

                   (iv) notwithstanding clause (iii) above, no Interest Period shall have a duration of less than one month and if any applicable Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

         Interest Rate Protection Agreement shall mean an interest rate swap, cap or collar agreement or similar arrangement between the Borrower and any Lender in form and substance satisfactory to the Agent, providing for the transfer or mitigation of the Borrower's interest rate risks either generally or under specific contingencies.

         Inventory has the meaning set forth in the definition Collateral.

         Investment means, with respect to any Person:

         (a) the acquisition or ownership by such Person of any share of capital stock, evidence of Debt or other security issued by any other Person,

         (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses,

         (c)      any Guaranty of the obligations of any other Person,

         (d) any other  investment  (other  than the  Acquisition  of a Business
Unit) in any other Person, and

         (e) any commitment or option to make any of the investments listed in clauses (a) through (d) above if, in the case of an option, the consideration therefor exceeds $100.

         Investment Account has the meaning set forth in the definition Collateral.

         Investment Property has the meaning set forth in the definition Collateral.

         Investor RPA means the Receivables Purchase Agreement dated as of December 18, 1997 between Funding as seller, EagleFunding as purchaser, BSI as "Deal Agent" and the Borrower as "Collection Agent."

         Lender means at any time any financial institution party to this agreement at such time, including any such Person becoming a party hereto pursuant to the provisions of Article 14, and Lenders means at any time all of the financial institutions party to this Agreement at such time, including any such Persons becoming parties hereto pursuant to the provisions of Article 14.

         Letter of Credit means any Letter of Credit issued by BankBoston for the account of the Borrower (i) under the Existing Credit Agreement and outstanding on the Effective Date or (ii) pursuant to Article 3.

         Letter of Credit Amount means, with respect to any Letter of Credit, the aggregate maximum amount at any time available for drawing under such Letter of Credit.

         Letter of Credit Availability means, as of the date of determination, the aggregate face amount of Letter of Credit Obligations available to be outstanding hereunder at the time of determination in accordance with Section 3.2, which shall be an amount equal to the lesser of (i) the Letter of Credit Facility minus the Letter of Credit Obligations and (ii) the Revolving Credit Availability, on such date.

         Letter of Credit Facility means a subfacility of the Revolving Credit Facility providing for the issuance of Letters of Credit up to an aggregate amount of Letter of Credit Obligations at any one time outstanding not to exceed the amount of $10,000,000.

         Letter of Credit Obligations means, at any time, the sum of (a) the Reimbursement Obligations of the Borrower at such time, plus (b) the aggregate Letter of Credit Amount of Letters of Credit outstanding at such time, plus (c) the aggregate Letter of Credit Amount of Letters of Credit the issuance of which has been authorized by the Agent and BankBoston pursuant to Section 3.4(b) but that have not yet been issued, in each case as determined by the Agent.

         Liabilities of any Person means all items (except for items of capital stock, additional paid-in capital or retained earnings, or of general contingency or deferred tax reserves) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Liabilities are to be determined.

         Lien as applied to the property of any Person means:

         (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom,

         (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person,

         (c) any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which if unpaid might by law (including, but not limited to, bankruptcy and insolvency laws), or otherwise, be given any priority whatsoever over the claims of general unsecured creditors of such Person,

         (d) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, excluding informational financing statements relating to property leased by the Borrower, and

         (e)  in  the   case   of   Real   Estate,   reservations,   exceptions,
encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances.

         Loan means any Revolving Credit Loan or Money Market Loan, as well as all such loans collectively, as the context requires.

         Loan Account and Loan Accounts shall have the meanings ascribed thereto in Section 5.5.

         Loan Documents means collectively this Agreement, the Notes, the Security Documents and each other instrument, agreement or document executed by the Borrower or any Affiliate or Subsidiary of the Borrower in connection with this Agreement whether prior to, on or after the Effective Date and each other instrument, agreement or document referred to herein or contemplated hereby.

         Loan Party means each of the Borrower, any Subsidiary that is an obligor on any Foreign Facility Debt and any Subsidiary that has guaranteed the Secured Obligations.

         Loan Year means each period of 12 consecutive months commencing on the Effective Date and on each anniversary thereof.

         Margin Adjustment Date has the meaning specified in Section 5.1(f).

         Margin Stock means margin stock as defined in Section 221.1(h) of Regulation U, as the same may be amended or supplemented from time to time.

         Materially Adverse Effect means any act, omission, situation, circumstance, event or undertaking which could, singly or in any combination with one or more other acts, omissions, situations, circumstances, events or undertakings, have, or could reasonably be expected by the Agent to have, a materially adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole, (b) the value of the whole or any material part of the Collateral, the Security Interest or the priority of the Security Interest, (c) the respective ability of the Borrower or any of its Subsidiaries to perform any obligations under this Agreement or any other Loan Document or any Securitization Document to which it is a party, or (d) the legality, validity, binding effect, enforceability of any Loan Document or any Securitization Document or the ability of the Lender to enforce any rights or remedies under or in connection with any Loan Document.

         Money Market Facility means the subfacility of the Revolving Credit Facility described in Article 4 to make Money Market Loans up to an aggregate principal amount at any one time outstanding of up to $5,000,000.

         Money  Market Loan means a Loan  bearing  interest at the Money  Market
Rate.

         Money Market Loan Maturity means the maturity date of a Money Market Loan as set forth in the applicable Money Market Loan Request, which date shall be a Business Day not later than seven days after the date such Money Market Loan is made and shall occur prior to the Termination Date.

         Money Market Loan Request has the meaning specified in Section 4.2.

         Money Market Note means the promissory note made by the Borrower to the order of BankBoston evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Money Market Loans made by BankBoston (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement, or exchange therefor, whether payable to BankBoston or to a different Lender, whether issued in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of Exhibit B hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

         Money Market Rate means, at the Borrower's option, the Base Rate or a rate of interest per annum offered to the Borrower by BankBoston in response to a Money Market Loan Request and accepted by the Borrower.

         Moody's means Moody's Investors Service, Inc.

         Multiemployer Plan means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or a Related Company is required to contribute or has contributed within the immediately preceding six years.

         Net Amount means, with respect to any Investments made by any Person, the gross amount of all such Investments minus the aggregate amount of all cash received and the fair value, at the time of receipt by such Person, of all property received as payments of principal or premiums, returns of capital, liquidating dividends or distributions, proceeds of sale or other dispositions with respect to such Investments.

         Net Income or Net Loss means, as applied to any Person for any accounting period, the net income or net loss, as the case may be, of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP, provided that there shall be excluded:

         (a) the net income or net loss of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person,

         (b) the net income or net loss of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions,

         (c) any restoration of any material contingency reserve, except to the extent that provision for such reserve was made out of income during such period,

         (d) any net gains or net losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon,

         (e) any net gain arising from the collection of the proceeds of any insurance policy,

         (f)      any write-up of any asset, and

         (g)      any other extraordinary item.

         Net Worth means, with respect to any Person, such Person's total shareholder's equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

         1997 Indenture means the Indenture dated as of February 1, 1997, as supplemented by First Supplemental Indenture dated as of December 18, 1997, to which the Borrower and United States Trust Company of New York are parties, as the same may be further supplemented, amended and modified from time to time, consistent with the provisions of this Agreement.

         Note means any of the Revolving Credit Notes or the Money Market Note and Notes means more than one such Note.

         Notice of Borrowing means a written notice, or telephonic notice followed by a confirming same-day written notice, requesting a Borrowing of either a Base Rate Loan or a Eurodollar Rate Loan, which is given by telex or facsimile transmission in accordance with the applicable provisions of Section
2.2 and which specifies (i) the amount of the requested Borrowing, (ii) the date of the requested Borrowing, and (iii) if the requested Borrowing is of a Eurodollar Rate Loan, the duration of the applicable Interest Period.

         Notice of  Conversion  or  Continuation  has the meaning  specified  in
Section 5.13.

         PBGC means the Pension Benefit Guaranty Corporation and any successor agency.

         Patent Assignment means, collectively, the Assignment for Security dated December 2, 1986, the Security Assignment (Patents) dated as of March 12, 1992 and the Assignment for Security Interest (Patents) dated as of December 18, 1997, each made by the Borrower in favor of the Agent with respect to certain Patents owned by the Borrower.

         Patents means and includes, in each case whether now existing or hereafter arising, all of the Borrower's right, title and interest in and to

         (i)      any and all patents and patent applications,

         (ii)     inventions and improvements described and claimed therein,

         (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof,

         (iv) income,  royalties,  damages, claims and payments now or hereafter
due  and/or  payable  under  and  with  respect  thereto,   including,   without
limitation, damages and payments for past and future infringements thereof,

         (v) rights to sue for past, present and future infringements thereof, and

         (vi) all rights corresponding to any of the foregoing throughout the world.

         Permitted Investments means (a) Investments of the Borrower in:

                  (i)      Cash Equivalents,

                  (ii) sales of inventory on credit and advances to employees in the ordinary course of business,

                  (iii) shares of capital stock, evidence of Debt or other security acquired by the Borrower in consideration for or as evidence of past-due or restructured Receivables in the ordinary course of business,

                  (iv)     Guaranties permitted pursuant to Section 12.3,

                  (v)  existing   Investments  in  Foreign   Subsidiaries   plus
         increases therein (in excess of any increase resulting from undistributed earnings) after the Effective Date not to exceed $500,000,

                  (vi) Funding, provided that the amount of cash invested by the Borrower in Funding shall not exceed $4,000,000, and

                  (vii) other Investments, the Net Amount of which does not exceed $1,000,000 at any time;

         (b) Investments of the Borrower or any Subsidiary in those items described on Schedule 1.1B - Permitted Investments;

         (c)      Investments of Funding in Purchased A/R; and

         (d) Investments of any Subsidiary in notes payable to such Subsidiary by the Borrower or any other Subsidiary.

         Permitted Liens means:

         (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but (i) in all cases only if payment shall not at the time be required to be made in accordance with Section 10.6, and (ii) in the case of warehousemen or landlords, only if such liens are junior to the Security Interest in any of the Collateral,

         (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under payment or performance bonds,

         (c) Liens constituting encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower,

         (d)      Purchase Money Liens,

         (e)      Liens shown on Schedule 1.1C - Permitted Liens,

         (f) Liens of the Agent, for the benefit of the Lenders, arising under this Agreement and the other Loan Documents,

         (g)      Liens provided for in the Securitization Documents,

         (h)      Liens on Margin Stock,

         (i) Liens constituting non-exclusive licenses by the Borrower of its Proprietary Rights, and

         (j) Liens in existence immediately prior to the Effective Date that are satisfied in full and released on the Effective Date or promptly thereafter as a result of the application of the proceeds of the Loans or cash on hand or otherwise.

         Permitted Purchase Money Debt means Purchase Money Debt of the Borrower incurred after the Agreement Date

         (a)      which is secured by a Purchase Money Lien, and

         (b) the aggregate principal amount of which does not exceed an amount equal to 100% of the lesser of

                  (i) the cost (including the principal amount of such Debt, whether or not assumed) of the tangible personal property (other than Inventory) subject to such Lien, and

                  (ii) the fair value of such tangible personal property (other than Inventory) at the time of its acquisition. Person means an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         Pledge Agreement means the Pledge Agreement dated as of the Effective Date, between the Borrower and the Agent.

         Pricing Coverage means the ratio of

                (a) EBITDA, minus cash income taxes paid (net of cash income tax refunds received), minus Capital Expenditures (other than Financed Capex and less all related capitalized interest), for a specified period to

                (b) the sum of (i) Total Interest Expense (less any amortization of bond discount) plus (ii) the aggregate amount of scheduled principal payments on Debt during the same period.

         Projections means the forecasted consolidated balance sheets and related consolidated income and cash flow statements of the Borrower and its Consolidated Subsidiaries for the Borrower's 1997 through 2001 fiscal years, prepared on a quarterly basis for the Borrower's 1997 fiscal year and on an annual basis for each fiscal year thereafter, together with appropriate supporting details and a statement of underlying assumptions.

         Proprietary Rights means all of the Borrower's now owned and hereafter arising or acquired: Patents, Copyrights, Trademarks, including, without limitation, the Proprietary Rights set forth on Schedule 7.1(aa) hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

         Proportionate Share or Ratable Share or Ratable (and with corollary meaning Ratably) means, as to a Lender, such Lender's share of an amount in Dollars or other property at the time of determination equal to (i) the Commitment Percentage of such Lender, or (ii) if the Commitments are terminated, the percentage of the total principal amount of Loans outstanding at such time obtained by dividing the principal amount of the Loans then owing to such Lender by the total principal amount of all Loans then owing to all Lenders, or (iii) if no Loans are outstanding, the percentage of the total Letter of Credit Obligations then outstanding obtained by dividing such Lender's participation in such Letter of Credit Obligations by the total Letter of Credit Obligations then outstanding.

         Purchase Money Debt means Debt created to finance the payment of all or any part of the purchase price (not in excess of the fair market value thereof) of any tangible personal property (other than Inventory) and incurred at the time of or within 10 days prior to or after the acquisition of such tangible asset.

         Purchase Money Lien means any Lien securing Purchase Money Debt, but only if such Lien shall at all times be confined solely to the property (other than Inventory) the purchase price of which was financed through the incurrence of the Purchase Money Debt secured by such Lien.

         Purchase Price has the meaning specified in Section 12.4.

         Purchased A/R means (i) all RPA Receivables of the Borrower sold by the Borrower to Funding under the Borrower RPA, (ii) all Related Security (as defined in the Intercreditor Agreement), including, without being limited to,
(A) all of the Borrower's right, title and interest in and to the goods, if any, the sale of which gave rise to such RPA Receivables, (B) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of any such RPA Receivable, whether pursuant to the contract (if any) relating to such RPA Receivable or otherwise, (C) the assignment for the benefit of Funding of all UCC financing statements covering any collateral securing payment of such RPA Receivables, (D) all of the Borrower's right, title and interest in and to all guarantees, indemnities, warranties, letters of credit, insurance policies and proceeds and premium refunds thereof and other agreements supporting or securing payment of such RPA Receivable, whether pursuant to the contract related to such RPA Receivable or not, (E) all documents evidencing RPA Receivables and all books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to RPA Receivables and the obligors thereon which the Borrower itself has generated or in which the Borrower (as Collection Agent under the Borrower RPA or otherwise) has an interest, (F) all cash, collections and other cash proceeds of any such RPA Receivable, including, without being limited to, the cash proceeds of any security for any such RPA Receivable, and
(G) any lockbox, deposit or other accounts to which any such cash proceeds are deposited.

         RPA Receivable means the Indebtedness of any Person on an invoice issued by the Borrower or pursuant to an agreement with the Borrower, in each case substantially in the form of Schedule 1.1A, pursuant to or under which such Person is obligated to make one or more payments to the Borrower arising from a sale of merchandise or the performance of services by the Borrower, whether such Indebtedness, invoice or agreement constitutes an account, chattel paper, an instrument, a general intangible or any other type of property, and including the right to payment of any interest or finance charges and other obligations of the obligor with respect thereto.

         Real Estate means all of the Borrower's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Borrower's now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto, including, without limitation the real property described on Schedule 7.1(w).

         Receivables has the meaning set forth in the definition Collateral.

         Register has the meaning specified in Section 14.1(d).

         Regulation U means Regulation U of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

         Reimbursement Agreement means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single document or several documents) as BankBoston may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by BankBoston and the Borrower, provided that such application and agreement and any modifications thereto are not inconsistent with the terms of this Agreement.

         Reimbursement Obligations means the reimbursement or repayment obligations of the Borrower to BankBoston pursuant to Section 3.6 or pursuant to a Reimbursement Agreement with respect to amounts that have been drawn under Letters of Credit.

         Related Company means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower; or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (i) above or any partnership, trade or business described in clause (ii) above.

         Release means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

         Replacement Lender has the meaning specified in Section 5.15.

         Remedial Action means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment;
(ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         Required Lenders means, at any time, any combination of Lenders whose Commitment Percentages at such time are at least equal, in the aggregate, to 51%.

         Restricted Distribution by any Person means (i) its retirement, redemption, purchase, or other acquisition or retirement for value of any capital stock or other equity securities (except equity securities acquired on the conversion thereof into other equity securities of such Person) or partnership interests issued by such Person, (ii) the declaration or payment of any dividend or distribution in cash or property on or with respect to any such securities (other than dividends payable solely in shares of its capital stock) or partnership interests, excluding, however, any such dividend, distribution or payment to the Borrower by any Subsidiary of the Borrower, (iii) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities or partnership interests, and (iv) any other payment by such Person in respect of such securities or partnership interests.

         Restricted Payment means (a) any redemption or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Debt (other than the Loans or the Foreign Facility Debt), (b) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to an Affiliate of such Person or to any Affiliate of any such Affiliate and (c) the payment of any management, consulting or similar fee by any Person to any Affiliate of such Person.

         Revolving Credit Availability means, as of the date of determination, the aggregate principal amount of Revolving Credit Loans available to be borrowed by the Borrower hereunder at the time in accordance with Section 2.1, which shall be an amount equal to the excess (if any) of the Revolving Credit Facility over the sum of the aggregate principal amount of Revolving Credit Loans and Money Market Loans outstanding on such date plus the Letter of Credit Obligations on such date.

         Revolving Credit Facility means the credit facility providing for Revolving Credit Loans described in Section 2.1 up to an aggregate principal amount at any one time outstanding not to exceed $60,000,000 or such lesser or greater amount as shall be agreed upon from time to time in writing by the Agent, the Lenders and the Borrower.

         Revolving  Credit  Loans means loans made to the  Borrower  pursuant to
Section 2.1.

         Revolving Credit Note means each Revolving Credit Note made by the Borrower payable to the order of a Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Loans made to it by such Lender under the Revolving Credit Facility (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of Exhibit A hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

         S&P  means   Standard  &  Poor's  Ratings  Group,  a  Division  of  The
McGraw-Hill Companies.

         SIE means Synthetic Industries Europe Limited (Reg. No. 2772124), a registered English limited liability company, wholly owned by the Borrower.

         SI Management means SI Management L.P., a Delaware limited partnership, which is the general partner of Synthetic L.P., and its successors and assigns.

         Schedule of Inventory means a schedule delivered by the Borrower to the Agent pursuant to the provisions of Section 9.10(b).

         Secured Obligations means, in each case whether now in existence or hereafter arising,

         (a)  the principal of, and interest and premium, if any, on, the Loans,

         (b) the Reimbursement Obligations and all other obligations of the Borrower to BankBoston, the Agent or any Lender arising in connection with the Letters of Credit,

         (c) all obligations of the Borrower with respect to any Foreign Facility Debt,

         (d) all obligations to any Lender or any Affiliate of a Lender under any Interest Rate Protection Agreement or Currency Agreement, and

         (e) all indebtedness, liabilities, obligations, covenants and duties of the Borrower or any Subsidiary of the Borrower to the Agent or to the Lenders or to any Affiliate of the Agent or the Lender of every kind, nature and description arising under or in respect of this Agreement, the Notes or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, including without limitation, fees required to be paid pursuant to Article 5 and expenses required to be paid or reimbursed pursuant to Section 16.2.

         Securitization means the integrated transactions contemplated by the Securitization Documents.

         Securitization Documents means (i) the Borrower RPA, (ii) the Investor RPA, (iii) the Intercreditor Agreement, (iv) any Lock-Box Agreement (as defined in the Investor RPA), (v) the Collection Account Agreement (as defined in the Investor RPA), and (vi) the other instruments, agreements, fee letters, financing statements and other documents contemplated by the foregoing to be executed and delivered by the Borrower or Funding on or prior to the date of the initial Purchase (as defined in the Borrower RPA) thereunder, in each case as amended in accordance with the provisions hereof.

         Security Documents means each of the following:

         (a)      the Financing Statements,

         (b)      the Patent Assignment,

         (c)      the Trademark Assignment,

         (d)      the Pledge Agreement, and

         (e) each other writing executed and delivered by the Borrower or any other Person securing the Secured Obligations.

         Security Interest means the Liens of the Agent on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

         Senior Sub Debt means $170,000,000 original principal amount of 9-1/4% Senior Subordinated Notes due 2007 issued by the Borrower pursuant to the 1997 Indenture.

         Subordinated Debt means the Senior Sub Debt and any other Debt of the Borrower that is subordinated to the Secured Obligations on terms and conditions satisfactory to the Agent and the Required Lenders.

         Subsidiary

         (a) when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person,
                  (i) if the holders of such stock, or other ownership interests, (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or

                  (ii) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest, and

         (b)  when  used  without  other  designation  of  ownership,   means  a
Subsidiary of the Borrower.

         Subsidiary Guarantor means any Subsidiary party to the Subsidiary Guaranty.

         Subsidiary Guaranty means a Guaranty Agreement with respect to the Secured Obligations substantially in the form on Exhibit E.

         Supporting Letter of Credit has the meaning specified in Section 3.9.

         Synthetic L.P. means Synthetic Industries L.P., a Delaware limited partnership.

         Synthetic Management means Synthetic Management G.P., a Georgia general partnership, the general partners of which are the General Partners.

         Termination Date means December 18, 2002, or such earlier date as all Secured Obligations shall have been irrevocably paid in full and the Revolving Credit Facility shall have been terminated.

         Total Interest Expense has the meaning specified in Section 12.1.

         Trademark Assignment means the Security Agreement (Trademarks) dated as of December 2, 1986, the Trademark Security Interest dated as of December 17, 1990, the Security Assignment (Trademarks) dated as of March 12, 1992 and the Security Assignment (Trademarks) dated as of March 17, 1993, each as recorded in with the United States Patent Trademark Office and the Assignment for Security Interest - Trademarks, dated on or about the Effective Date, each made by the Borrower to the Agent for the benefit of the Lenders, as the same may be amended, modified or supplemented from time to time.

         Trademarks means and includes in each case whether now existing or hereafter arising, all of the Borrower's right, title and interest in and to

         (a) trademarks (including service marks), trade names and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the trademarks,

         (b)      licenses of the foregoing, whether as licensee or licensor,

         (c)      renewals thereof,

         (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past and future infringements thereof,

         (e) rights to sue for past, present and future infringements thereof, including the right to settle suits involving claims and demands for royalties owing, and

         (f) all rights corresponding to any of the foregoing throughout the world.

         Type when used in respect of any Revolving Credit Loan or Borrowing, shall refer to the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is computed.

         UCC means the Uniform Commercial Code as in effect from time to time in the State of Georgia.

         Unfunded Vested Accrued Benefits means with respect to any Benefit Plan at any time, the amount (if any) by which

         (a) the present value of all vested nonforfeitable benefits under such Benefit Plan exceeds

         (b) the fair market value of all Benefit Plan assets allocable to such benefits,

all determined as of the then most recent valuation date for such Benefit Plan.

         Unused Facility means at any time, the Revolving Credit Facility in effect at such time, less the sum of the aggregate outstanding principal amount of Revolving Credit Loans and the Letter of Credit Obligations, at such time.

         Wholly Owned Subsidiary when used to determine the relationship of a Subsidiary to a Person means a Subsidiary all of the issued and outstanding shares (other than directors' qualifying shares) of the capital stock of which shall at the time be owned by such Person or one or more of such Person's Wholly Owned Subsidiaries or by such Person and one or more of such Person's Wholly Owned Subsidiaries.

         SECTION 1.2          General Interpretive Rules.

         (a) All terms of an accounting nature not specifically defined herein shall have the meaning ascribed thereto by GAAP.

         (b) The terms accounts, chattel paper, contract rights, documents, equipment, instruments, general intangibles, inventory and proceeds, as and when used in this Agreement or the Security Documents, shall have the meanings given those terms in the UCC.

         (c) Unless otherwise specified, the words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision, section or subsection of this Agreement.

         (d) Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Words denoting individuals include corporations and vice versa.

         (e) References to any legislation or statute or code, or to any provisions of any legislation or statute or code, shall include any modification or reenactment of, or any legislative, statutory or code provision substituted for, such legislation, statute or code or provision thereof.

         (f) References to any document or agreement (including this Agreement) shall include references to such document or agreement as amended, novated, supplemented, modified or replaced from time to time, so long as and to the extent that such amendment, novation, supplement, modification or replacement is either not prohibited by the terms of this Agreement or is consented to by the Required Lenders and the Agent.

         (g) Except where specifically restricted in a Loan Document, references to any Person include its successor or permitted substitutes and assigns permitted or not prohibited under such Loan Document.

         (h) References to the time of day are to the time of day in the city in which the Agent's Office is located.

         (i) The terms "payment", "prepayment", "distribution" and similar terms used in the definitions of "Restricted Distribution" and "Restricted Payment" and in Section 10.6, shall include payment by means of the transfer of funds or of property and, in the event of a transfer of property, the payment shall be deemed to be in an amount equal to the greater of the fair market value and the book value of the property at the time of the transfer.

         (j) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument.

         (k) Whenever from the context it appears appropriate, the term "Loan", including such terms as used as part of a defined term including the term "Loan", shall mean and include a Loan made by all Lenders to the Borrower as well as a Lender's Proportionate Share of any Loan.

         (l) Unless otherwise specified herein, any Lien created or purported to be created hereby or by or pursuant to any Loan Document in favor of the Agent and each payment made to the Agent, is and shall be deemed to have been created in favor of the Agent, for its benefit as Agent and for the Ratable benefit of the Lenders, or made to and received by the Agent for the Ratable benefit of the Lenders.

         (m) Whenever the phrase "to the knowledge of the Borrower" or words of similar import relating to the knowledge of the Borrower are used herein, such phrase shall mean and refer to (i) the actual knowledge of the chief executive officer, chief operating officer or chief financial officer or (ii) the knowledge that such officers would have obtained if they had engaged in good faith in the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary of the appropriate persons in a good faith attempt to ascertain the accuracy of the matter to which such phrase relates.

         SECTION 1.3 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.
                       ----------------------

                                    ARTICLE 2

                            REVOLVING CREDIT FACILITY

         SECTION 2.1 Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees, severally, but not jointly, to make Loans under the Revolving Credit Facility to the Borrower from time to time from the Effective Date to but not including the Termination Date, as requested or deemed requested by the Borrower in accordance with the terms of Section 2.2, in amounts equal to such Lender's Proportionate Share of each Loan requested or deemed requested hereunder up to an aggregate amount at any one time outstanding equal to such Lender's Proportionate Share of (i) the Revolving Credit Facility less (ii) the sum of the Letter of Credit Obligations and the aggregate outstanding principal amount of Money Market Loans; provided, however, that no Borrowing shall exceed the Revolving Credit Availability at the time and the aggregate principal amount of all outstanding Loans under the Revolving Credit Facility (after giving effect to the Loans requested) shall not exceed the Revolving Credit Facility less the sum of the Letter of Credit Obligations and the aggregate outstanding principal amount of Money Market Loans. Should the aggregate outstanding amount of Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Loans shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Loans made under the Revolving Credit Facility which is repaid may be reborrowed by the Borrower, subject to the terms and conditions of this Agreement, in accordance with the terms of this Section 2.1. The Agent's and each Lender's books and records reflecting the date and the amount of each Loan made under the Revolving Credit Facility and each repayment of principal thereof shall constitute prima facie evidence of the accuracy of the information contained therein, subject to the provisions of Section 5.5.

         SECTION 2.2 Manner of Borrowing. Borrowings under the Revolving Credit Facility shall be made as follows:

         (a)      Requests for Borrowing.

                  (i) Base Rate Loans. Unless the Borrower shall previously have requested a Eurodollar Rate Loan and authorized the application of the proceeds thereof to any purpose described in clauses (A) through (D) below and the Lenders shall have disbursed such Eurodollar Rate Loan for such purpose, a request for the Borrowing of a Base Rate Loan shall be made, or shall be deemed to be made, in the following manner:

                           (A) with respect to the initial  Borrowing to be made
                  on the Effective Date, which shall be a Base Rate Loan, the Borrower shall give the Agent an Initial Notice of Borrowing at least two Business Days prior to the proposed date of the Borrowing, and, with respect to each subsequent Borrowing, the Borrower may request a Base Rate Loan by giving the Agent a Notice of Borrowing, before 11:30 a.m. on the proposed date of the Borrowing, provided that if such notice is received after 11:30 a.m. on the proposed date of Borrowing, the proposed Borrowing may be postponed by the Agent to the next Business Day;

                           (B) whenever a check or other item is  presented  for
                  payment against a Controlled Disbursement Account in an amount greater than the then available balance in such account, BankBoston shall, and is hereby irrevocably authorized by the Borrower to, give the Agent notice thereof, which notice shall be deemed to be a request for a Base Rate Loan on the date of such notice in an amount equal to the excess of such check or other item over such available balance, and such request shall be irrevocable;

                           (C) unless payment is otherwise made by the Borrower,
                  the becoming due of any amount required to be paid under this Agreement, any of the Notes or any other Loan Document shall be deemed to be a request for a Base Rate Loan on the due date in the amount required to pay such amount, and such request shall be irrevocable; and

                           (D) the  receipt  by the Agent of  notification  from
                  BankBoston to the effect that a drawing has been made under a Letter of Credit and that the Borrower has failed to reimburse BankBoston therefor in accordance with the terms of the Letter of Credit, the Reimbursement Agreement and Article 3, shall be deemed to be a request for a Base Rate Loan on the date such notification is received in the amount of such drawing which is so unreimbursed.

                  (ii) Eurodollar Rate Loans. At any time after the Effective Date, the Borrower may request a Eurodollar Rate Loan under the Revolving Credit Facility by giving the Agent a Notice of Borrowing (which notice shall be irrevocable) not later than 11:30 a.m. on the date three Business Days before the day on which the requested Eurodollar Rate Loan is to be made.

                  (iii) Notification of Lenders. In the case of each Eurodollar Rate Loan and in the case of each Base Rate Loan, the Agent shall promptly notify the Lenders of any notice of Borrowing given or deemed given pursuant to this Section 2.2(a) by 1:00 p.m. on the proposed Borrowing date (in the case of Base Rate Loans) or by 3:00 p.m. three Business Days before the proposed Borrowing date (in the case of Eurodollar Rate Loans). Not later than 2:30 p.m. on the proposed Borrowing date, each Lender will make available to the Agent, for the account of the Borrower, at the Agent's Office in funds immediately available to the Agent, such Lender's Proportionate Share of the Base Rate Loan or Eurodollar Rate Loan, as the case may be.

         (b) Disbursement of Loans. The Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of each Borrowing requested, or deemed to be requested, pursuant to this Section 2.2 as follows:

                  (i) the proceeds of each  Borrowing  requested  under Sections
         2.2(a)(i)(A) (other than the Borrowing of the Initial Loans) or (B) or 2.2(a)(ii) shall be disbursed by the Agent in Dollars in immediately available funds by internal transfer or wire transfer to a Controlled Disbursement Account or to such other account as may be agreed upon by the Borrower and the Agent from time to time, and the proceeds of the Initial Loans under Section 2.2(a)(i)(A) shall be disbursed in accordance with the Initial Notice of Borrowing,

                  (ii) the proceeds of each  Borrowing  deemed  requested  under
         Section 2.2(a)(i)(C) shall be disbursed by the Agent by way of direct payment of the relevant amount, and

                  (iii) the proceeds of each Borrowing  deemed  requested  under
         Section 2.2(a)(i)(D) shall be disbursed by the Agent directly to BankBoston on behalf of the Borrower.

         SECTION 2.3 Repayment of Loans. The Revolving Credit Loans will be repaid as follows:

         (a) The outstanding principal amount of all the Loans is due and payable, and shall be repaid by the Borrower in full, not later than the Termination Date; and

         (b) If at any time the aggregate outstanding unpaid principal amount of the Loans exceeds the Revolving Credit Facility less the sum of the Letter of Credit Obligations and the aggregate outstanding principal amount of the Money Market Loans, in each case as in effect at such time, the Borrower shall repay the Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount so repaid to the date of repayment.

Repayments pursuant to Section 2.3(b) shall be applied first to Money Market Loans, then to Base Rate Loans and then to Eurodollar Rate Loans.

         SECTION 2.4 Note. Each Lender's Revolving Credit Loans and the obligation of the Borrower to repay such Loans shall also be evidenced by a Revolving Credit Note payable to the order of such Lender. Each Revolving Credit Note shall be dated the Effective Date (or later "effective date" under any Assignment and Acceptance) and be duly and validly executed and delivered by the Borrower.

                                    ARTICLE 3

                            LETTER OF CREDIT FACILITY

         SECTION 3.1 Agreement to Issue. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, BankBoston agrees to issue for the account of the Borrower one or more standby or documentary Letters of Credit in accordance with this Article 3, from time to time during the period commencing on the Effective Date and ending on the Termination Date.

         SECTION 3.2 Amounts. BankBoston shall not have any obligation to issue any Letter of Credit at any time:
                       -------

         (a) if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations of the Borrower would exceed the Letter of Credit Facility then in effect or (ii) the aggregate principal amount of the Revolving Credit Loans, Money Market Loans and Letter of Credit Obligations would exceed the Revolving Credit Facility; or

         (b) which has a term longer than one calendar year (but which may contain an "evergreen" provision or provision for automatic annual renewal) or an expiration date after the last Business Day that is more than 30 days prior to the Termination Date.

         SECTION 3.3 Conditions. The obligation of BankBoston to issue any Letter of Credit is subject to the satisfaction of (a) the applicable conditions precedent contained in Article 6 and (b) the following additional conditions precedent in a manner satisfactory to the Agent and BankBoston:

                  (i) the purpose for which the Letter of Credit is to be used shall not be inconsistent with the provisions of this Agreement, including those relating to use of proceeds of the Loans;

                  (ii) the Borrower shall have delivered to BankBoston and the Agent at such times and in such manner as BankBoston or the Agent may prescribe an application in form and substance satisfactory to BankBoston and the Agent for the issuance of the Letter of Credit, a Reimbursement Agreement and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to BankBoston and the Agent; and

                  (iii) as of the date of issuance, no order of any court, arbitrator or governmental authority having jurisdiction or authority over BankBoston shall purport by its terms to enjoin or restrain banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to banks generally and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over banks generally shall prohibit, or request that BankBoston refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit.

         SECTION 3.4 Issuance of Letters of Credit.

         (a) Request for Issuance. The Borrower shall give BankBoston and the Agent written notice of the Borrower's request for the issuance of a Letter of Credit no later than six Business Days prior to the proposed date of issuance of the Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in multiple draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day earlier than the 30th day prior to the Termination
Date), the purpose for which such Letter of Credit is to be issued and the beneficiary of the requested Letter of Credit.

         (b) Responsibilities of the Agent; Issuance. The Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrower pursuant to Section 3.4(a), the amount of the Letter of Credit Availability. If
(i) the form of the Letter of Credit delivered by the Borrower to the Agent is acceptable to BankBoston and the Agent in their reasonable discretion, (ii) the undrawn face amount of the requested Letter of Credit is less than or equal to the Letter of Credit Availability and (iii) the Agent has received a certificate (which is accurate) from the Borrower stating that the applicable conditions set forth in Article 6 have been satisfied, then BankBoston will cause the Letter of Credit to be issued.

         (c) Notice of Issuance. Promptly after the issuance of any Letter of Credit, BankBoston shall give the Agent written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit, and the Agent shall periodically give each Lender written or facsimile notice of the issuance of such Letter of Credit.

         (d) No Extension or Amendment. No Letter of Credit shall be extended or amended unless the requirements of this Section 3.4 are met as though a new Letter of Credit were being requested and issued.

         SECTION 3.5 Duties of BankBoston. Any action taken or omitted to be taken by BankBoston under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of BankBoston to any Lender or relieve any Lender of its obligations hereunder to BankBoston. In determining whether to pay under any Letter of Credit, BankBoston shall have no obligation to any Lender other than to confirm that any documents required to be delivered under such Letter of Credit in connection with such drawing have been presented and appear on their face to comply with the requirements of such Letter of Credit.

         SECTION 3.6 Payment of Reimbursement Obligations.

         (a) Payment to Issuer. Notwithstanding any provisions to the contrary in any Reimbursement Agreement, the Borrower agrees to reimburse BankBoston for any drawings (whether partial or full) under each Letter of Credit issued by BankBoston and agrees to pay to BankBoston the amount of all other Reimbursement Obligations and other amounts payable to BankBoston under or in connection with such Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against BankBoston or any other Person.

         (b) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrower with respect to any Letter of Credit (or any Reimbursement Obligation relating thereto) received by BankBoston, or by the Agent and distributed by the Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from BankBoston or the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent, for the account of the Agent or BankBoston, their respective Proportionate Shares of such amount set aside, avoided or recovered together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

         SECTION 3.7   Participations.

         (a) Purchase of Participations. Immediately upon the occurrence of the Effective Date as to all Letters of Credit outstanding on the Effective Date and immediately upon issuance by BankBoston of a Letter of Credit thereafter, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in such Letter of Credit, equal to such Lender's Proportionate Share of the face amount thereof (including, without limitation, all obligations of the Borrower with respect thereto, other than amounts owing to BankBoston under Section 5.2(d), and any security therefor or guaranty pertaining thereto).

         (b) Sharing of Letter of Credit Payments. In the event that BankBoston makes a payment under any Letter of Credit and BankBoston shall not have been repaid such amount pursuant to Section 3.6, then BankBoston shall be deemed to have made a non-ratable Revolving Credit Loan in the amount of such payment, and notwithstanding the occurrence or continuance of a Default or Event of Default at the time of such payment, such non-ratable Loan shall be subject to the provisions of Section 3.7(c) and the absolute obligations of the Lenders to pay for their respective participation interests therein.

         (c) Non-Ratable Revolving Credit Loans. Each non-ratable Revolving Credit Loan made by BankBoston pursuant to Section 3.7(b) shall be deemed to be a purchase by BankBoston of a 100% participation in each other Lender's Commitment Percentage of the amount of such non-ratable Revolving Credit Loan. All payments of principal, interest and any other amount with respect to such non-ratable Revolving Credit Loan shall be payable to and received by the Agent for the account of BankBoston. Upon demand by BankBoston, with notice thereof to the Agent, each other Lender shall pay to BankBoston, as the repurchase of such participation, an amount equal to 100% of such Lender's Commitment Percentage of the principal amount of such non-ratable Revolving Credit Loan. Any payments received by the Agent prior to such payment by the other Lenders and which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Credit Loans, shall be paid over to and retained by BankBoston for application to outstanding non-ratable Revolving Credit Loans (to the extent of such Loans), and such payment to and retention by BankBoston shall be deemed, to the extent of each other Lender's Ratable share thereof, to be a (partial) repurchase by each such other Lender of such participations in the non-ratable Revolving Credit Loans held by BankBoston.

         (d) Sharing of Reimbursement Obligation Payments. Whenever BankBoston receives a payment from or on behalf of the Borrower on account of a Reimbursement Obligation as to which the Agent has previously received for the account of BankBoston payment from a Lender pursuant to this Section 3.7, BankBoston shall promptly pay to the Agent, for the benefit of such Lender, such Lender's Proportionate Share of the amount of such payment from the Borrower in Dollars. Each such payment shall be made by BankBoston on the Business Day on which BankBoston receives immediately available funds from the Agent pursuant to the immediately preceding sentence, if received prior to 11:00 a.m. on such Business Day, and otherwise on the next succeeding Business Day.

         (e) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Reimbursement Agreement or application for any Letter of Credit and such other documentation as may reasonably be requested by such Lender.

         (f) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit and their participations therein pursuant to the provisions of Section 3.7(c) hereof or otherwise and the obligations of the Borrower to make payments to BankBoston or to the Agent, for the account of Lenders, shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement (assuming, in the case of the obligations of the Lenders to make such payments, that the Letter of Credit has been issued in accordance with Section 3.4), including, without limitation, any of the following circumstances:

                  (i) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (ii) The existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, BankBoston or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

                  (iii) Any draft, certificate or any other document presented under the Letter of Credit upon which payment has been made in good faith and according to its terms proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) The surrender or impairment of any Collateral or any other security for the Secured Obligations or the performance or observance of any of the terms of any of the Loan Documents;

                  (v)      The occurrence of any Default or Event of Default; or

                  (vi) The Agent's failure to deliver the notice provided for in
Section 3.4(c).

         SECTION 3.8   Indemnification, Exoneration.

         (a) Indemnification. In addition to amounts payable as elsewhere provided in this Article 3, the Borrower agrees to protect, indemnify, pay and hold harmless the Lenders and the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent may incur or be subject to as a consequence, directly or indirectly, of

                  (i) the issuance of any Letter of Credit, other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or

                  (ii) the failure of BankBoston to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions being hereinafter referred to collectively as Government Acts).

         (b) Assumption of Risk by the Borrower. As among the Borrower, the Lenders and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Lenders and the Agent shall not be responsible for:

                  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (iii) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit;

                  (iv)   errors,   omissions,   interruptions   or   delays   in
         transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                  (v)      errors in interpretation of technical terms;

                  (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

                  (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

                  (viii) any consequences arising from causes beyond the control of the Lenders or the Agent, including, without limitation, any Government Acts.

None of the foregoing shall affect, impair or prevent the vesting of any of the Agent's rights or powers under this Section 3.8.

         (c) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent, BankBoston or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith, shall not result in any liability of any Lender or the Agent to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

         SECTION 3.9 Supporting Letter of Credit; Cash Collateral Account. Upon the occurrence of an Event of Default or, if, notwithstanding the provisions of
Section 3.2(b), any Letter of Credit is outstanding on the Termination Date, then on or prior to the Termination Date, the Borrower shall, promptly on demand by the Agent, deposit with the Agent, for the ratable benefit of the Lenders, with respect to each Letter of Credit then outstanding, as the Agent shall specify, either (a) a standby letter of credit (a Supporting Letter of Credit) in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in its reasonable judgment in an amount equal to 105% of the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit the Agent shall be entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent and the Lenders under such Letter of Credit or under any reimbursement or guaranty agreement with respect thereto, or (b) Cash Collateral in an amount necessary to reimburse the Agent and the Lenders for payments made by the Agent and the Lenders under such Letter of Credit or under any reimbursement or guaranty agreement with respect thereto. Such Supporting Letter of Credit or Cash Collateral shall be held by the Agent for the benefit of the Lenders, as security for, and to provide for the payment of, the Reimbursement Obligations. In addition, the Agent may at any time after such Event of Default or Termination Date apply any or all of such Cash Collateral to the payment of any or all of the Secured Obligations then due and payable. The Cash Collateral shall be deposited in the Cash Collateral Account or an Investment Account and shall be administered in accordance with the provisions of Section 5.16.

                                    ARTICLE 4

                              MONEY MARKET FACILITY

         SECTION 4.1 Money Market Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, BankBoston may in its sole and absolute discretion make Money Market Loans to the Borrower from time to time, from and after the Effective Date until the Termination Date, as requested by the Borrower in accordance with the terms of Section 4.2, up to an aggregate principal amount of Money Market Loans at any time outstanding not to exceed the lesser of (i) the Money Market Facility and (ii) the Revolving Credit Facility minus the sum of the Letter of Credit Obligations and the aggregate principal amount of outstanding Revolving Credit Loans. The Money Market Loans will not reduce BankBoston's obligation to make available its Ratable share of any Revolving Credit Loan.

         SECTION 4.2 Making Money Market Loans. Upon request of the Borrower, BankBoston shall promptly notify the Borrower and the Agent of the rate of interest offered by BankBoston (in addition to the Base Rate) to be applicable on any Business Day to a proposed Money Market Loan. Requests for Money Market Loans shall be made not later than 11:00 a.m. on the Business Day of the proposed Money Market Loan by delivery by telex, telegraph, telecopy or telephone of notice of request therefor by an Authorized Officer of the Borrower to the Agent. Each such notice (a Money Market Loan Request) shall specify (i) the proposed borrowing date and amount of Money Market Loan requested, (ii) the applicable Money Market Rate, and (iii) the applicable Money Market Loan Maturity Date, and shall be immediately followed by a written confirmation thereof by the Borrower in substantially the form of Exhibit C hereto, provided, that if such written confirmation differs in any material respect from the action taken by the Agent, the records of the Agent shall control absent manifest error. Not later than 2:00 p.m. on the date specified for any Money Market Loan, BankBoston shall make available such Money Market Loan in immediately available funds to the Agent at the Agent's Office. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 6, the Agent will, and the Borrower hereby irrevocably authorizes the Agent to, disburse the proceeds of the Money Market Loan made in respect of each such Loan requested pursuant to this Section 4.2 by making such funds available to the Borrower by internal or wire transfer to such account of the Borrower as the Authorized Officer of the Borrower may instruct the Agent from time to time.

         SECTION 4.3 Repayment of Money Market Loans. The principal amount of each Money Market Loan shall be repaid by the Borrower in full on the applicable Money Market Loan Maturity Date.

         SECTION 4.4 Prepayment. The principal amount of Money Market Loans may not be prepaid without the prior consent of BankBoston.

         SECTION 4.5 Money Market Note. The Money Market Loans made by BankBoston and the obligation of the Borrower to repay such Loans shall be evidenced by, and be repayable in accordance with the terms of, a single Money Market Note, made by the Borrower payable to the order of BankBoston. The Money Market Note shall be dated the Effective Date and be duly and validly executed and delivered by the Borrower.

         SECTION 4.6 Settlement with Other Lenders. The making of each Money Market Loan by BankBoston shall be deemed to be a purchase by BankBoston of a 100% participation in each other Lender's Commitment Percentage of the amount of such Money Market Loan. All payments of principal, interest and any other amount with respect to such Money Market Loan shall be payable to and received by the Agent for the account of BankBoston. Upon demand by BankBoston, with notice thereof to the Agent, and notwithstanding the occurrence and continuation at the time of such demand of any Default or Event of Default, each other Lender shall pay to the Agent, for the account of BankBoston, as the repurchase of such participation, an amount equal to 100% of such Lender's Commitment Percentage of the principal amount of such Money Market Loans. Any payments received by the Agent prior to the repurchase of such participation which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Money Market Loans shall be paid over to and retained by BankBoston for such application, and such payment to and retention by BankBoston shall be deemed, to the extent of each other Lender's Commitment Percentage of such payment, to be such a repurchase by each other Lender of such participation in the Money Market Loans held by BankBoston. The Lenders shall, pursuant to the provisions of Section 2.2(a), make a Base Rate Loan to fund any such repurchase pursuant to this Section 4.6.

                                    ARTICLE 5

                             GENERAL LOAN PROVISIONS

         SECTION 5.1   Interest.

         (a) Base Rate Loans. Subject to the provisions of Section 5.1(e), the Borrower will pay interest on the unpaid principal amount of each Base Rate Loan, for each day from the day such Loan is made until such Loan is paid (whether at maturity, by reason of acceleration, or otherwise) or is converted to an Loan of a different Type, at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Base Rate, payable monthly in arrears as it accrues on each Interest Payment Date.

         (b) Eurodollar Rate Loans. Subject to the provisions of Section 5.1(e), the Borrower will pay interest on the unpaid principal amount of each Eurodollar Rate Loan for the applicable Interest Period at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Eurodollar Rate, payable in arrears on the last day of such Interest Period and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof, and when such Eurodollar Rate Loan is due (whether at maturity, by reason of acceleration or otherwise).

         (c) Money Market Loans. Subject to the provisions of Section 5.1(e), the Borrower will pay interest on each Money Market Loan for the period from the date such Money Market Loan is made until the principal amount thereof is paid, at a rate per annum equal to the Money Market Rate. Such interest shall be payable on each Interest Payment Date in respect of each Money Market Loan outstanding from and after the immediately preceding Interest Payment Date to such Interest Payment Date and on any other date on which Base Rate Loans or interest thereon is due.

         (d) Other Secured Obligation. The Borrower will, to the extent permitted by Applicable Law, pay interest on the unpaid principal amount of any Secured Obligation (other than the Loans) that is due and payable in accordance with Section 5.1(a) or (e), as applicable, as if such Secured Obligation were a Base Rate Loan.

         (e) Default Rate. If there shall occur and be continuing an Event of Default, each unpaid amount hereunder shall, at the election of the Agent and the Required Lenders, no longer bear interest in accordance with the terms of
Section 5.1(a), 5.1(b), 5.1(c) or 5.1(d), but shall bear interest for each day from the date of such Event of Default until Event of Default shall have been cured or waived at a rate per annum equal to the sum of (i) the Default Margin and (ii) the rate otherwise applicable to such amount, payable on demand. The interest rate provided for in the preceding sentence shall, to the extent permitted by Applicable Law, apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in Section 13.1(g) or (h).

         (f) Calculation of Interest. The interest rates provided for in Sections 5.1(a), (b), (c), (d) and (e) shall be computed on the basis of a year of 360 days and the actual number of days elapsed. Each interest rate determined with reference to the Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate. Each change in the Applicable Margin shall become effective on the related Margin Adjustment Date. Margin Adjustment Date means the date selected by the Agent that is no later than seven Business Days after receipt by the Agent of the officer's certificate referred to in Section 11.3(a) delivered with respect to any fiscal quarter of the Borrower (or any measurement period ending with such fiscal quarter) that reflects a ratio of Funded Debt to EBITDA or Pricing Coverage corresponding to an Applicable Margin different from that in effect on the date of such receipt.

         (g) Maximum Rate. It is not intended by the Lenders, and nothing contained in this Agreement or the Notes shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by Applicable Law (the Maximum Rate). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and, if in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Secured
Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrower shall, to the extent permitted by Applicable Law, pay to the Lenders an amount equal to the excess, if any, of (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect over (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lenders receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Secured Obligations, and if no such principal is then outstanding, such excess or part thereof remaining, shall be paid to the
Borrower. For the purposes of computing the Maximum Rate, to the extent permitted by applicable law, all interest and charges, discounts, amounts, premiums or fees deemed to constitute interest under applicable law, shall be amortized, prorated, allocated and spread in substantially equal parts throughout the full term of this Agreement. The provisions of this Section 5.1(g) shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section 5.1(g) is specifically referred to therein).

         SECTION 5.2   Certain Fees.

         (a) Agent's Fees. The Borrower shall pay to the Agent an origination fee and an agent's fee in such amounts, payable at such times as are reflected in the separate fee letter between the Borrower and BankBoston.

         (b) Commitment Fee. In connection with and as consideration for the holding available for the use of the Borrower hereunder the full amount of the Revolving Credit Facility, the Borrower will pay a fee to the Agent, for the Ratable benefit of the Lenders, for each day from the Effective Date until the Termination Date, in an amount equal to 0.25% per annum (subject to adjustment on and as of each date on which the Applicable Margin is subject to adjustment, to rates as set forth on the pricing Matrix attached hereto as Annex B) of the excess, if any, of the Revolving Credit Facility over the sum of the aggregate principal amount of Revolving Credit Loans outstanding plus the aggregate Letter of Credit Amount of all outstanding Letters of Credit (in each case, as of the date of determination). Such fee shall be calculated based on a year of 360 days and the actual number of days elapsed, and shall be payable monthly in arrears on each Interest Payment Date, on the Termination Date and on the date of any other permanent reduction in the Revolving Credit Facility.

         (c)      Letter of Credit Fees.

                  (i) The Borrower agrees to pay to the Agent, for the Ratable benefit of the Lenders, Letter of Credit fees at a rate per annum equal to the Applicable Margin in effect as to Eurodollar Rate Loans on the date of payment on the Letter of Credit Amount of each Letter of Credit from time to time outstanding during the term of this Agreement. Such fees shall be payable to the Agent for the Ratable benefit of the Lenders in advance on the date of issuance or renewal of each Letter of Credit for the period from such day through the last day of the calendar quarter in which such payment date falls and thereafter at three-month intervals on the first day of each January, April, July and October during the term hereof. Such fees shall be calculated based on a year of 360 days and the actual number of days elapsed.

                  (ii) The Borrower agrees to pay to Agent, for the account of BankBoston, an additional fee at a rate equal to 0.125% per annum of the Letter of Credit Amount of each Letter of Credit issued or renewed by BankBoston, payable in full in advance on the date of issuance or renewal, and the standard fees and charges of BankBoston for issuing, administering, amending, renewing, paying and canceling letters of credit, as and when assessed.

         (d) General. All fees provided for herein or in the fee letter referred to in Section 5.2(a) shall be fully earned by the Agent, the Lenders or BankBoston, as the case may be, when due and payable and, except as otherwise set forth herein or required by applicable law, shall not be subject to refund or rebate. All fees are for compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money.

         SECTION 5.3   Manner of Payment.

         (a) Except as otherwise expressly provided in Section 9.1(b), each payment (including prepayments) by the Borrower on account of the principal of or interest on the Loans or of any other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 12:00 noon on the date specified for payment under this Agreement to the Agent, for the account of the Lenders, at the Agent's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 13.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.

         (b) The Borrower hereby irrevocably authorizes each Lender and each Affiliate of such Lender and each participant herein to charge any account of the Borrower maintained with such Lender or such Affiliate or participant with such amounts as may be necessary from time to time to pay any Secured Obligations (whether or not owed to such Lender, Affiliate or participant) which are not paid when due.

         SECTION 5.4 General. If any payment under this Agreement or any Note shall be specified to be made on a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

         SECTION 5.5 Loan Accounts; Statements of Account.

         (a) Each Lender shall open and maintain on its books a loan account in the Borrower's name (each, a Loan Account and collectively, the Loan Accounts). Each such Loan Account shall show as debits thereto each Loan made under this Agreement by such Lender to the Borrower and as credits thereto all payments received by such Lender and applied to principal of such Loans, so that the balance of the Loan Account at all times reflects the principal amount due such Lender from the Borrower.

         (b) The Agent shall maintain on its books a control account for the Borrower in which shall be recorded (i) the amount of each disbursement made hereunder, (ii) the amount of any principal or interest due or to become due from the Borrower hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share therein.

         (c) The entries made in the accounts  pursuant to  subsections  (a) and
(b) shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrower therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to subsection (b) shall be controlling.

         (d) The Agent will account separately to the Borrower monthly with a statement of Loans, charges and payments made to and by the Borrower pursuant to this Agreement, and such accounts rendered by the Agent shall be deemed final, binding and conclusive, save for manifest error, unless the Agent is notified by the Borrower in writing to the contrary within 30 days of the date the account to the Borrower was so rendered. Such notice by the Borrower shall be deemed an objection to only those items specifically objected to therein. Failure of the Agent to render such account shall in no way affect the rights of the Agent or of the Lenders hereunder.

 SECTION 5.6   Reduction of Revolving Credit Facility; Termination of Agreement.

         (a)      Reduction of Revolving Credit Facility.

                  (i) The Borrower shall have the right, at any time and from time to time, upon at least three Business Days' prior irrevocable, written notice to Agent, to terminate or reduce permanently all or a portion of the unused Revolving Credit Facility; provided, however, that any such partial reduction shall be made in increments of $1,000,000 or an integral multiple thereof and shall not reduce the Revolving Credit Facility below the amount of the aggregate Letter of Credit Obligations. As of the date of termination or reduction set forth in such notice, the Revolving Credit Facility shall be permanently reduced to the amount stated in the Borrower's notice for all purposes herein (and each Lender's Commitment shall also be reduced by such Lender's Commitment Percentage of the amount of such reduction).

                  (ii) The amount of the Revolving Credit Facility shall be automatically reduced to zero on the Termination Date.

                  (iii) The Revolving Credit Facility or any portion thereof terminated or reduced pursuant to this Section 5.6 may not be reinstated.

         (b) Termination of Agreement. Subject to the provisions of Section 4.4, the Borrower shall have the right, at any time, to terminate this Agreement upon not less than two Business Days' prior written notice, which notice shall specify the effective date of such termination. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. On the date specified in such notice, such termination shall be effected, provided, that the Borrower shall, on or prior to such date, pay to the Agent, for its account and the account of the Lenders, in same day funds, an amount equal to all Secured Obligations
(other than with respect to Letter of Credit Obligations) outstanding on such date, including, without limitation, all (i) accrued interest thereon, (ii) all accrued fees provided for hereunder, and (iii) any amounts payable to the Lender pursuant to Sections 5.10, 5.11, 5.16, 16.2, 16.3 and 16.13, and, in addition thereto, shall deliver to the Agent, in respect of each outstanding Letter of Credit, either a Supporting Letter of Credit or Cash Collateral as provided in
Section 3.9. Following a notice of termination as provided for in this Section 5.6(b) and upon payment in full of the amounts specified in this Section 5.6(b), this Agreement shall be terminated and the Agent, the Lenders and the Borrower shall have no further obligations to any other party hereto, except for the obligations to the Agent and the Lenders pursuant to Section 16.13 and the provisions of Section 16.15, which shall survive any termination of this Agreement.

         SECTION 5.7 Making of Loans. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several. Unless the Agent shall have received notice from a Lender prior to a proposed Borrowing date that such Lender will not make available to the Agent such Lender's Proportionate Share of the Revolving Credit Loan to be borrowed on such date, the Agent may assume that such Lender will make such Proportionate Share available to the Agent in accordance with Section 2.2(a), and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not make such Proportionate Share available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at (i) if paid by such Lender, the Federal Funds Effective Rate or (ii) if paid by the Borrower, the Effective Interest Rate or, if lower, subject to Section 5.1(g), the Maximum Rate. If such Lender shall repay to the Agent such corresponding amount, the amount so repaid shall constitute such Lender's Proportionate Share of the Loan made on such Borrowing date for purposes of this Agreement. The failure of any Lender to make its Proportionate Share of any Loan available shall not (without regard to whether a Borrower shall have returned the amount thereof to the Agent in accordance with this Section 5.7) relieve it or any other Lender of its obligation, if any, hereunder to make its Proportionate Share of the Loan available on such Borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Proportionate Share of a Loan available on the Borrowing date.

         SECTION 5.8 Settlement of Secured Obligations. All amounts received by the Agent on account of, or applied by the Agent to the payment of, any Secured Obligation owed to the Lenders (including, without limitation, principal and interest on Revolving Credit Loans, fees payable to the Lenders pursuant to Sections 5.2(b) and (c) and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Agent on or prior to 1:00 p.m. on a Business Day will be paid by the Agent to each Lender on the same Business Day, and any such amounts that are received by the Agent after 1:00 p.m. will be paid by the Agent to each Lender on the following Business Day. Unless otherwise stated herein, the Agent shall distribute to each Lender such Lender's Proportionate Share of fees payable to the Lenders pursuant to Sections 5.2(b) and (c) and shall distribute to each Lender such Lender's Proportionate Share (or if different, such Lender's share based upon the amount of the Secured Obligations then owing to each Lender) of the proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default.

         SECTION 5.9 Mandatory Prepayments. The Borrower shall permanently reduce the Commitments (Ratably) by an amount equal to any amount that would otherwise constitute "Excess Proceeds," as defined in the 1997 Indenture, required by the terms thereof to be applied to the prepayment of Senior Sub Debt. To the extent necessary to comply with the provisions of Section 2.3(b) after giving effect to such reduction, the Borrower shall also prepay the Loans. Any such prepayment pursuant to this Section 5.9 shall be applied first to Money Market Loans, then to Base Rate Loans to the extent thereof and then to Eurodollar Rate Loans. If any payments are received which result in prepayment of Eurodollar Rate Loans prior to the end of the applicable Interest Period or in repayment of any Money Market Loan prior to its Money Market Loan Maturity Date, the Borrower shall also pay any amounts due pursuant to Section 5.11 and any amount certified to the Borrower by BankBoston as the breakage cost associated with pre-payment of any Money Market Loan.

         SECTION 5.10   Changed Circumstances

         (a)      In the event that:

                  (i) on any date on which the Eurodollar Rate would otherwise be set, BankBoston shall have determined in good faith (which determination shall be final and conclusive) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate, or

                  (ii) the Majority Lenders shall notify the Agent that they have determined in good faith (which determination shall be final and conclusive) that the Eurodollar Rate shall no longer represent the effective cost to the Majority Lenders of making or maintaining Eurodollar Advances to be made by them, or

                  (iii) any Lender shall notify the Agent that it has determined in good faith (which determination shall be final and conclusive) that the making or continuation of or conversion of any Advance of such Lender to a Eurodollar Advance has been made impracticable or unlawful by (A) the occurrence of a contingency that materially and adversely affects the interbank Eurodollar market or (B) compliance by such Lender in good faith with any Applicable Law or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law);

then, and in any such event, the Agent shall forthwith so notify the Borrower thereof and:

                           (A) Until the Agent  notifies the  Borrower  that the
                  circumstances  giving  rise to any notice  given  pursuant  to
                  Section 5.10(a) no longer apply, the obligation of the Lenders to allow selection by the Borrower of Eurodollar Advances shall be suspended. If at the time the Agent so notifies the Borrower, the Borrower has previously given the Agent a Notice of Borrowing or a Notice of Conversion or Continuation with respect to one or more Borrowings to be made as or to be converted into or continued as Borrowings comprised of Eurodollar Advances (each, a Pending Borrowing) but such Pending Borrowings have not yet been so made, converted or continued, each such Notice shall be deemed to be an election by the Borrower of Borrowings comprised of Base Rate Advances.

                           (B) On such date as is specified in any notice to the
                  Borrower from the Agent pursuant to Section 5.10(a) (which date shall not be earlier than the date such notice is given), the Borrower shall prepay the outstanding principal amount of all Eurodollar Advances, together with interest thereon and any amount required to be paid pursuant to Section 5.11, or convert all such outstanding Eurodollar Advances into Base Rate Advances by giving a Notice of Conversion or Continuation pursuant to Section 5.13.

         (b) In case of any change in law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

                  (i) subjects any Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of such Lender imposed by the United States of America or any political subdivision thereof), or

                  (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, any Lender (other than the Reserve Percentage), or

                  (iii) imposes upon any Lender any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to such Lender, reduce the income receivable by such Lender or impose any expense upon such Lender with respect to any Advances, such Lender shall notify the Agent and the Borrower thereof. The Borrower agrees to pay to such Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by such Lender of a statement of the amount and setting forth such Lender's calculation thereof, which statement shall be deemed true and correct absent manifest error, provided, that no Lender shall be entitled to charge nor shall the Borrower be obligated to pay any such amount relating to a period more than 90 days prior to the date on which such statement is presented.

         (c) If any lender determines that (i) the adoption of or change in, in each case after the date hereof, any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change after the date hereof in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (ii) compliance by such Lender with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law) promulgated after the date hereof, has the effect of reducing the return on such Lender's capital as a consequence of its Commitment to make Advances hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's then-existing policies with respect to capital adequacy and assuming the full utilization of such Lender's capital) by any amount deemed by such Lender to be material, then such Lender shall notify the Agent and the Borrower thereof. The Borrower agrees to pay to such Lender the amount of such reduction of capital as and when such reduction is determined, upon presentation by such Lender of a statement of the amount and setting forth such Lender's calculation thereof, which statement shall be deemed true and correct absent manifest error, provided, that no Lender shall be entitled to charge nor shall the Borrower be required to pay any such amount relating to a period more than 90 days prior to the date on which such statement is presented. In determining such amount, a Lender may use any reasonable averaging and attribution methods.

         SECTION 5.11 Payments Not at End of Interest Period; Failure to Borrow. If for any reason any payment of principal with respect to any Eurodollar Rate Loan is made on any day prior to the last day of the Interest Period applicable to such Eurodollar Rate Loan or, after having given a Notice of Borrowing with respect to any Eurodollar Rate Loan or a Notice of Conversion or Continuation with respect to any Loan to be continued as or converted into a Eurodollar Rate Loan, such Loan is not made or is not continued as or converted into a Eurodollar Rate Loan due to the Borrower's failure to borrow or to fulfill the applicable conditions set forth in Article 6, the Borrower shall pay to each Lender, in addition to any amounts that may be due under Section 5.10, an amount (if a positive number) computed pursuant to the following formula:

         L        =        (R - T) x P x D
                                    360

         L        =        amount payable
         R = Adjusted Eurodollar Rate applicable to the Eurodollar Rate Loan unborrowed or prepaid T = effective interest rate per annum at which any readily marketable bonds or other obligations of the United
                           States,  selected  at the  Agent's  sole  discretion,
                           maturing  on  or  near  the  last  day  of  the  then
                           applicable or requested Interest Period for such Loan
                           and in  approximately  the same  amount as such Loan,
                           can be  purchased  by such  Lender on the day of such
                           payment of principal or failure to borrow
         P        =        the amount of principal paid or the amount of the
                           requested Loan
         D                 = the number of days remaining in the Interest Period
                           as of the date of such payment or the number of days in the requested Interest Period

The Borrower shall pay such amount upon presentation by the Agent of a statement setting forth the amount and the Agent's calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

         SECTION 5.12 Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to the Lenders under this Article 5 shall be made as though each Lender had actually funded or committed to fund its Eurodollar Rate Loans through the purchase of an underlying deposit in an amount equal to the amount of such ratable share and having a maturity comparable to the relevant Interest Period for such Eurodollar Rate Loan; provided, however, each Lender may fund its Eurodollar Rate Loans in any manner it deems fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Article 5.

         SECTION 5.13 Notice of Conversion or Continuation. Provided that no Event of Default shall have occurred and be continuing (but subject to the provisions of Section 5.10), the Borrower may request that all or any part of any outstanding Loan be converted into a Loan or Loans of a different Type or be continued as a Loan or Loans of the same Type, in the same aggregate principal amount, on any Business Day (which, in the case of continuation of a Eurodollar Rate Loan, shall be the last day of the Interest Period applicable to such
Loan), upon notice (which notice shall be irrevocable) given in accordance with this Section 5.13. Whenever the Borrower desires to convert an outstanding Loan into a Loan or Loans of a different Type or to continue all or a portion of an outstanding Eurodollar Rate Loan for a subsequent Interest Period, the Borrower shall notify the Agent in writing (which notice shall be irrevocable) by telecopy not later than 11:30 a.m. on the date three Business Days before the day on which such proposed conversion or continuation is to be effective (and such effective date of any continuation shall be the last day of the Interest Period for the Eurodollar Rate Loan). Each such notice (a Notice of Conversion or Continuation) shall (i) identify the Loan to be converted or continued, the aggregate outstanding principal balance thereof and, if a Eurodollar Rate Loan, the last day of the Interest Period applicable to such Loan, (ii) specify the effective date of such conversion or continuation, (iii) specify the principal amount of such Loan to be converted or continued and, if converted, the Type or Types into which the same is to be converted, and (iv) the Interest Period to be applicable to the Eurodollar Rate Loan as converted or continued, and shall be immediately followed by a written confirmation thereof by the Borrower in a form acceptable to the Agent, provided that if such written confirmation differs in any respect from the action taken by the Lenders, the records of the Agent shall control absent manifest error.

         SECTION 5.14 Duration of Interest Periods; Maximum Number of Eurodollar Rate Loans; Minimum Increments; Maximum Number of Money Market Loans.

         (a) Subject to the provisions of the definition Interest Period, the duration of each Interest Period applicable to a Eurodollar Rate Loan shall be as specified in the applicable Notice of Borrowing or Notice of Conversion or Continuation. The Borrower may elect a subsequent Interest Period to be applicable to any Eurodollar Rate Loan by giving a Notice of Conversion or Continuation with respect to such Loan in accordance with Section 5.13.

         (b) If the Agent does not receive a notice of election in accordance with Section 5.13 with respect to the continuation of Eurodollar Rate Loan within the applicable time limits specified in said Section 5.13, or if, when such notice must be given, an Event of Default exists or such Type of Loan is not available, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loan in whole into a Base Rate Loan on the last day of the Interest Period therefor.

         (c) Notwithstanding the foregoing, the Borrower may not select an Interest Period that would end, but for the provisions of the definition Interest Period, after the Termination Date.

         (d) In no event shall there be more than 10 Eurodollar Rate Loans outstanding hereunder at any time. For purposes of this subsection (d), each Eurodollar Rate Loan having a distinct Interest Period shall be deemed to be a separate Loan hereunder.

         (e) Each Eurodollar Rate Loan shall be in the amount of $5,000,000 or an integral multiple of $500,000 in excess thereof.

         (f) In no event shall there be more than five Money Market Loans outstanding hereunder at any time.

         SECTION 5.15 Replacement of Lender In the event that any Lender makes a demand for payment pursuant to Section 5.10, or terminates the Commitment of the Lender to make Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans pursuant to Section 5.10, the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender in accordance with this Section 5.15. If the Borrower determines to replace such Lender, the Borrower shall have the right to replace such Lender with an entity that is an Eligible Assignee (a Replacement Lender); provided that such Replacement Lender,
(i) shall obtain the consent of the Agent, such consent not to be unreasonably withheld, (ii) shall unconditionally offer in writing (with a copy to the Agent) to purchase all of such Lender's rights and obligations under this Agreement and the Loan Documents as of the date specified in the Assignment and Acceptance (including, without limitation, the assigning Lender's Commitment as then in effect, the assigning Lender's obligations in respect of the Letter of Credit Facility, the Loans owing to the assigning Lender and the Notes held by the assigning Lender), in each case without recourse, at the principal amount thereof plus interest and fees accrued thereon to the date of such purchase on a date therein specified, (iii) shall execute and deliver to the Agent an
Assignment and Acceptance and (iv) shall comply with all the terms and conditions set forth in Sections 14.1(b) and 14.1(c), including payment to the Agent of the amount set forth in Section 14.1(b) (iv). Upon satisfaction of the requirements set forth in the second sentence of this Section 5.15, acceptance of such offer to purchase by the Lender to be replaced, payment to such Lender of the purchase price in immediately available funds, and the payment by the Borrower of all requested costs accruing to the date of purchase which the Borrower is obligated to pay under Sections 14.1(b) (iv), 16.2 and 16.13 (if any) and all other amounts owed by the Borrower to such Lender (including any amounts owing pursuant to Section 5.10 but excluding principal of and interest on the Notes and reimbursement obligations relating to the Letters of Credit of such Lender purchased by the Replacement Lender) and execution of the Assignment and Acceptance by all parties thereto in accordance with Section 14.1 hereof, the Replacement Lender shall constitute a "Lender" hereunder with a Commitment as so specified and the Lender being so replaced shall no longer constitute a "Lender" hereunder and shall thereupon be released from any and all liabilities in respect of this Agreement and the other Loan Documents. If, however, (x) a Lender accepts such an offer and such proposed Replacement Lender fails to purchase such rights and interests on such specified date in accordance with the terms of such offer and this Section 5.15 and to execute an Assignment and Acceptance, the Borrower shall continue to be obligated to pay the increased costs or additional amounts due to such Lender pursuant to Section 5.10 or Eurodollar Rate Loans shall be terminated or not renewed as determined by such Lender, as the case may be, or (y) the Lender proposed to be replaced fails to accept such purchase offer, the Borrower shall not be obligated to pay to such Lender such increased costs or additional amounts pursuant to Section 5.10 incurred or accrued from and after the date of such purchase offer but shall be obligated to and shall pay any such increased costs or additional amounts incurred or accrued prior to the date of such purchase offer.

         SECTION 5.16 Cash Collateral Account. The Borrower shall upon request by the Agent establish a Cash Collateral Account in which to deposit Collateral consisting of cash or Cash Equivalents from time to time

         (a) with respect to Letter of Credit Obligations (i) at the request of the Agent upon the occurrence of an Event of Default, or (ii) for the purposes set forth in Sections 3.9 and 5.6 in the event of termination of this Agreement, or

         (b) for any other purpose appropriate under this Agreement to provide security for the Secured Obligations.

If a drawing under a Letter of Credit occurs with respect to any amounts deposited to the Cash Collateral Account pursuant to clause (a) above, the Borrower hereby authorizes the Agent to use the monies deposited in the Cash Collateral Account to make payment to the payee with respect to such drawing. The Cash Collateral Account shall be in the name of the Agent and the Agent shall have sole dominion and control over, and sole access to, the Cash Collateral Account. Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account. The Borrower agrees that it will not at any time
(x) sell or otherwise dispose of any interest in the Cash Collateral Account or any funds held therein or (y) create or permit to exist any Lien upon or with respect to the Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Cash Collateral Account. Subject to the right of the Agent to withdraw funds from the Cash Collateral Account as provided herein, the Agent will, so long as no Default or Event of Default shall have occurred and be continuing, from time to time invest funds on deposit in the Cash Collateral Account, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such investments, in each case, in Cash Equivalents, as the Borrower may direct prior to the occurrence of a Default or Event of Default and as the Agent may select after the occurrence and during the continuance of a Default or Event of Default. Such proceeds, interest and income which are not so invested or reinvested in Cash Equivalents shall be deposited and held by the Agent in the Cash Collateral Account. The Agent makes no representation or warranty as to, and shall not be responsible for, the rate of return, if any, earned in any Cash Collateral. Any earnings on Cash Collateral shall be held as additional Cash Collateral on the terms set forth in this Section 5.16.

                                    ARTICLE 6

                              CONDITIONS PRECEDENT

         SECTION 6.1 Conditions Precedent to Loans. Notwithstanding any other provision of this Agreement, the obligations of the Lenders to make the Initial Loans hereunder is subject to the satisfaction of each of the following conditions, prior to or contemporaneously with the making of the first such
Loans:

         (a) Closing Documents. The Agent shall have received each of the following, all of which shall be satisfactory in form and substance to the Agent and its special counsel:

                  (1) this Agreement, duly executed and delivered by the Borrower and each Lender;

                  (2) the Notes, each dated the Effective Date and duly executed and delivered by the Borrower;

                  (3) certified copies of the certificate of incorporation and by-laws of the Borrower as in effect on the Effective Date and all corporate action, including shareholder approval, if necessary, taken by the Borrower and/or its shareholders to authorize the execution, delivery and performance of this Agreement and the other Loan Documents and the Borrowings under this Agreement;

                  (4) certificates of incumbency and specimen signatures with respect to each of the officers of the Borrower who is authorized to execute and deliver this Agreement or any other Loan Document on behalf of the Borrower or any document, certificate or instrument to be delivered in connection with this Agreement or the other Loan Documents and to request Borrowings under this Agreement;

                  (5) a certificate evidencing the good standing of the Borrower in the jurisdiction of its incorporation and in each other jurisdiction in which it is qualified as a foreign corporation to transact business;

                  (6) the Financing Statements duly executed and delivered by the Borrower, and evidence satisfactory to the Agent that the Financing Statements have been filed in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest;

                  (7) landlord's waiver and consent agreements duly executed on behalf of each landlord and mortgagee's waiver and consent agreements duly executed on behalf of each mortgagee, in each case of real property on which any Collateral is located, as the Agent may request;

                  (8)     a Schedule of Inventory prepared as of  a recent date;

                  (9) certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of Section 9.6(b);

                  (10) an Initial Notice of Borrowing from the Borrower to the Agent requesting the Initial Loans and specifying the method of disbursement;

                  (11)     copies of all the financial statements referred to in
         Section 7.1(n) and meeting the requirements thereof;

                  (12) a certificate of the President of the Borrower stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement, (a) all of the representations and warranties made or deemed to be made under this Agreement are true and correct as of the Effective Date, both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, and (b) no Default or Event of Default exists;

                  (13) a signed payoff letter from BankBoston, N.A., as agent under the Existing Credit Agreement, and evidence satisfactory to the Agent of the release and termination of (or agreement(s) to release and terminate) all Liens other than Permitted Liens;

                  (14) a certification from an Authorized Officer of the Borrower as to such factual matters as shall be required by the Agent;

                  (15) signed opinions of Watson, Dana & Gottlieb and King & Spalding, counsel for the Borrower and Funding, and of such local counsel as the Agent shall deem necessary or desirable, opining as to such matters in connection with this Agreement, the 1997 Indenture and the Securitization as the Agent or any Lender may reasonably request;

                  (16) the Patent Assignment duly executed and delivered by the Borrower;

                  (17) the Trademark Assignment duly executed and delivered by the Borrower;

                  (18) the Pledge Agreement, duly executed by the Borrower, accompanied by certificates, in form for transfer by delivery or accompanied by duly executed stock powers, undated, in blank, representing 100% of the issued and outstanding shares of capital stock of each United States Subsidiary and 66-2/3% of the issued and outstanding shares of capital stock of each Foreign Subsidiary;

                  (19) an assignment of the Borrower's right, title and interest in and to the Borrower RPA, duly executed by the Borrower and acknowledged by Funding; and

                  (20) copies of each of the other Loan Documents duly executed by the parties thereto with evidence satisfactory to the Lender and its counsel of the due authorization, binding effect and enforceability of each such Loan Document on each such party and such other documents and instruments as the Agent may reasonably request.

         (b) Subsidiary Guarantor Documents. The Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Agent and its special counsel and to the Lenders, with respect to any Subsidiary Guarantor:

                  (1) certified copies of the articles or certificate of incorporation and bylaws of such Subsidiary Guarantor as in effect on the Effective Date;

                  (2) certified copies of all corporate action, including shareholder approval, if necessary, taken by such Subsidiary Guarantor to authorize the execution, delivery and performance of the Subsidiary Guaranty and any Subsidiary Guarantor security documents;

                  (3) certificates of incumbency and specimen signatures with respect to each of the officers of such Subsidiary Guarantor authorized to execute and deliver the Subsidiary Guaranty and any Subsidiary Guarantor security documents on behalf of such Subsidiary Guarantor;

                  (4) a certificate evidencing the good standing of such Subsidiary Guarantor in the jurisdiction of its incorporation and in each other jurisdiction in which it is required to be qualified as a foreign corporation to transact its business as presently conducted;

                  (5) the Subsidiary Guaranty, duly executed and delivered by such Subsidiary Guarantor; and

                  (6) such other documents and instruments as the Agent may reasonably request.

         (c) Fees. The Borrower shall have paid all of the fees payable on the Effective Date referred to herein.

         (d) Securitization. The Agent shall have received evidence satisfactory to it that: the Securitization Documents have been executed and delivered as to a program amount of at least $40,000,000 and otherwise in form and substance satisfactory to the Agent and the Lenders by all parties thereto; all material conditions to the initial Purchase under and as defined in each of the Borrower RPA and the Investor RPA have been satisfied without any waiver thereof; satisfactory legal opinions of counsel to the Borrower, on which the Agent and the Lenders shall be entitled to rely, have been delivered as part of the Securitization Documents.

         (e) Security Interests. The Agent shall have received satisfactory evidence that the Agent (for the benefit of Lenders) has a valid and perfected first priority security interest as of such date in all of the Collateral, subject only to Permitted Liens.

         (f) No Material Adverse Change. As of the Effective Date, no change shall have occurred which is materially adverse to the assets, liabilities, businesses, operations, condition (financial or otherwise) or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole from those presented by the unaudited financial statements for the Borrower and its Consolidated Subsidiaries as of June 30, 1997 and for the nine-month period ended on such date, copies of which have been delivered to Lenders, and the Agent shall be provided with a certificate of the Chief Financial Officer to such effect.

         SECTION 6.2 All Loans; Letters of Credit. At the time of making of each Loan, including the Loans constituting the Initial Loans and all subsequent Loans, and the issuance of each Letter of Credit:

         (a) all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct at such time both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, and

         (b) the corporate actions of the Borrower referred to in Section 6.1(a)(3) shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to
Section 6.1(a)(4) or as subsequently modified and reflected in a certificate of incumbency delivered to the Agent.

Each request or deemed request for any borrowing hereunder shall be deemed to be a certification by the Borrower to the Agent and the Lenders as to the matters set forth in Section 6.2(a) and (b) and the Agent may, without waiving either condition, consider the conditions specified in Sections 6.2(a) and (b) fulfilled and a representation by the Borrower to such effect made, if no written notice to the contrary is received by the Agent prior to the making of the Loan then to be made.

         SECTION 6.3 Conditions as Covenants. In the event that the Lenders make the Initial Loans or a Letter of Credit is issued prior to the satisfaction of all conditions precedent set forth in Section 6.1, and such conditions are not waived in writing by the Agent, the Borrower shall nevertheless cause such condition or conditions to be satisfied within 30 days after the making of such Initial Loans or the issuance of such Letter of Credit.

                                    ARTICLE 7

                   REPRESENTATIONS AND WARRANTIES OF BORROWER

         SECTION 7.1 Representations and Warranties. The Borrower represents and warrants to the Agent and to the Lenders as follows:

         (a) Organization; Power; Qualification. The Borrower and each of its Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, having the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization. The jurisdictions in which each of the Borrower and each of its Subsidiaries is qualified to do business as a foreign corporation are listed on Schedule 7.1(a).

         (b) Capitalization; Shareholder Agreements. The outstanding capital stock of the Borrower has been duly and validly issued and is fully paid and nonassessable, and each owner of 5% or more of such shares of capital stock of the Borrower is as set forth on Schedule 7.1(b). The issuance and sale of the Borrower's capital stock have been registered or qualified under applicable federal and state securities laws or are exempt therefrom. Except as set forth on Schedule 7.1(b), there are no shareholders agreements, options, subscription agreements or other agreements or understandings to which the Borrower is a party in effect with respect to the capital stock of the Borrower, including, without limitation, agreements providing for special voting requirements or arrangements for approval of corporate actions or other matters relating to corporate governance or restrictions on share transfer or providing for the issuance of any securities convertible into shares of the capital stock of the Borrower, any warrants or other rights to acquire any shares or securities convertible into such shares, or any agreement that obligates the Borrower, either by its terms or at the election of any other Person, to repurchase such shares under any circumstances.

         (c) Subsidiaries. Schedule 7.1(c) correctly sets forth the name of each Subsidiary of the Borrower, its jurisdiction of incorporation, the name of its immediate parent or parents, and the percentage of its issued and outstanding securities owned by the Borrower or any other Subsidiary of the Borrower and indicating whether such Subsidiary is a Consolidated Subsidiary. Except as set forth on Schedule 7.1(c),

                  (i) no Subsidiary of the Borrower has issued any securities convertible into shares of such Subsidiary's capital stock or any options, warrants or other rights to acquire any shares or securities convertible into such shares,

                  (ii) the outstanding stock and securities of each Subsidiary of the Borrower are owned by the Borrower or a Wholly Owned Subsidiary of the Borrower, or by the Borrower and one or more of its Wholly Owned Subsidiaries, free and clear of all Liens, warrants, options and rights of others of any kind whatsoever, and

                  (iii) the Borrower has no Subsidiaries.

The outstanding capital stock of each Subsidiary of the Borrower has been duly and validly issued and is fully paid and nonassessable by the issuer, and the number and owners of the shares of such capital stock are set forth on Schedule 7.1(c).

         (d) Authorization of Agreement, Notes, Loan Documents and Borrowing. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement and each of the Loan Documents in accordance with their respective terms. This Agreement and each of the Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each is, or each when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

         (e) Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, Etc. Except as set forth on Schedule 7.1(e), the execution, delivery and performance of this Agreement and each of the Loan Documents in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

                  (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Subsidiaries,

                  (ii) conflict with, result in a breach of or constitute a default under the articles or certificate of incorporation, by-laws or any shareholders agreement of the Borrower or any of its Subsidiaries,

                  (iii) conflict with, result in a breach of or constitute a default under any material provisions of any indenture (including, without being limited to, the 1997 Indenture), agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of the Borrower's or such Subsidiaries' property may be bound or any
         Governmental Approval relating to the Borrower or any of its Subsidiaries, or

                  (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than the Security Interest.

         (f)  Business.   As  of  the  Agreement  Date,  the  Borrower  and  its
Subsidiaries are engaged principally in the business of converting polypropylene resins into woven and non-woven, non-apparel textile products.

         (g)      Compliance with Law; Governmental Approvals.

                  (i) Except as set forth in Schedule 7.1(g), the Borrower and each of its Subsidiaries

                           (A) has all Governmental Approvals, including permits
                  relating to federal, state and local Environmental Laws, ordinances and regulations, required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of the Borrower, threatened attack by direct or collateral proceeding, and

                           (B) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to the Borrower, any of its Subsidiaries or their respective properties, except for instances of noncompliance which could not, singly or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which any reserves required in accordance with GAAP in respect of the Borrower's or such Subsidiary's reasonably anticipated liability have been established on the books of the Borrower or such Subsidiary, as applicable.

                  (ii) Without limiting the generality of the above, except with respect to matters which could not reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect:

                           (A) the  operations  of the  Borrower and each of its
                  Subsidiaries comply in all material respects with all applicable environmental, health and safety requirements of Applicable Law;

                           (B) the  Borrower  and each of its  Subsidiaries  has
                  obtained all environmental, health and safety permits necessary for its operation, and all such permits are in good standing and the Borrower and each of its Subsidiaries is in compliance in all material respects with all terms and conditions of such permits;

                           (C) neither the Borrower nor any of its  Subsidiaries
                  nor any of their respective present or past property or operations are subject to any order from or agreement with any public authority or private party respecting (x) any environmental, health or safety requirements of Applicable Law, (y) any Remedial Action, or (z) any liabilities and costs arising from the Release or threatened Release of a Contaminant into the environment;

                           (D) except in  compliance  in all  material  respects
                  with applicable Environmental Laws, during the course of the Borrower's or any of its Subsidiaries' ownership of or operations on the Real Estate, there has been no (1) generation, treatment, recycling, storage or disposal of hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, (2) use of underground storage tanks or surface impoundments, (3) use of asbestos-containing materials, or (4) use of polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment; and

                           (E) no Environmental  Lien has attached to any of the
                  Real Estate or other property of the Borrower or of any of its Subsidiaries;

                  (iii) The Borrower has notified the Lenders and the Agent of the receipt by the Borrower or by any of its Subsidiaries of any notice of a material violation of any Environmental Laws and occupational health and safety laws applicable to the Borrower, any of its Subsidiaries or any of their respective properties.

         (h) Title to Properties. Except as set forth in Schedule 7.1(h), the Borrower and each of its Subsidiaries has valid and marketable legal title to or a valid leasehold interest in all personal property, Real Estate owned and other assets used in its business, including, but not limited to, those reflected on the most recent balance sheet of the Borrower delivered pursuant to Section 7.1(n).

         (i) Liens. Except as set forth in Schedule 7.1(i), none of the properties and assets of the Borrower or any Subsidiary of the Borrower is subject to any Lien, except Permitted Liens. Other than the Financing Statements, no financing statement under the Uniform Commercial Code of any State or other instrument evidencing a Lien which names the Borrower or any Subsidiary of the Borrower as debtor has been filed (and has not been terminated) in any State or other jurisdiction, and neither the Borrower nor any Subsidiary of the Borrower has signed any such financing statement or other instrument or any security agreement authorizing any secured party thereunder to file any such financing statement or instrument, except as contemplated by the Securitization Documents and to perfect those Liens listed on Schedule 7.1(i).

         (j) Debt and Guaranties. Schedule 7.1(j) is a complete and correct listing of all (i) Debt and (ii) Guaranties of each of the Borrower and each of its Subsidiaries. Each of the Borrower and its Subsidiaries has performed and is in compliance with all of the terms of such Debt and Guaranties and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Debt or Guaranty.

         (k) Litigation. Except as set forth on Schedule 7.1(k), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened) against or in any other way relating to or affecting the Borrower or its Subsidiaries or any of the Borrower's or any of its Subsidiaries' other properties in any court or before any arbitrator of any kind or before or by any governmental body, except actions, suits or proceedings of the character normally incident to the kind of business conducted by the Borrower or any of its Subsidiaries which, if adversely determined, could not singly or in the aggregate reasonably be expected to have a Materially Adverse Effect, and there are no strikes or walkouts in progress, pending or contemplated relating to any labor contracts to which the Borrower or any of its Subsidiaries is a party, relating to any labor contracts being negotiated, or otherwise.

         (l) Tax Returns and Payments. Except as set forth on Schedule 7.1(l), all United States federal, state and local as well as foreign national, provincial and local and other tax returns of the Borrower and each of its Subsidiaries required by Applicable Law to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and other taxes, assessments and other governmental charges or levies upon the Borrower and each of its Subsidiaries and the Borrower's and any of its Subsidiaries' property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under
Section 10.6. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of United States federal, state and local and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of the Borrower are in the judgment of the Borrower adequate, and the Borrower knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, could reasonably to expect to have a Materially Adverse Effect.

         (m) Burdensome Provisions. Neither the Borrower nor any of its Subsidiaries is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or Applicable Law compliance with the terms of which could reasonably be expected to have a Materially Adverse Effect.

         (n)      Financial Statements.

                  (i) The  Borrower  has  furnished to the Agent and the Lenders
         (A) copies of the Borrower's audited consolidated balance sheet as at September 30, 1996, and the related audited consolidated statements of income and cash flow for the fiscal year of the Borrower then ended reported on by Deloitte & Touche LLP, which financial statements present fairly in all material respects in accordance with GAAP consistently applied the financial position of the Borrower and its Consolidated Subsidiaries as at September 30, 1996, and the results of operations of the Borrower and its Consolidated Subsidiaries for the fiscal year of the Borrower then ended and (B) copies of the Borrower's unaudited consolidated balance sheet as at June 30, 1997, and the related unaudited consolidated statements of income and cash flow for the nine-month period then ended, which financial statements present fairly in all material respects in accordance with GAAP consistently applied the financial position of the Borrower and its Consolidated Subsidiaries as at June 30, 1997 and the results of operations of the Borrower and its Consolidated Subsidiaries for the nine-month period then ended.

                  (ii) The Borrower has furnished to the Agent and the Lenders copies of the Projections. The Projections have been prepared by the Borrower in light of the past operations of the business of the Borrower and its Subsidiaries and represent as of the respective dates thereof the good faith opinion of the Borrower and its senior management concerning the most probable course of business of the Borrower and its Subsidiaries.

                  (iii) Except as disclosed or reflected in the financial statements described in clause (i) above, the Borrower does not have any material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of the Borrower.

         (o)      Material Adverse Change.  Since June 30, 1997,

                  (i) no material adverse change has occurred in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries taken as a whole, and

                  (ii) no event has occurred or failed to occur which has had, or may have, singly or in the aggregate, a Materially Adverse Effect.

         (p) ERISA. Neither the Borrower nor any Related Company maintains or contributes to any Benefit Plan other than those listed on Schedule 7.1(p). Except as set forth on Schedule 7.1(p), each Benefit Plan is in substantial compliance with ERISA and the Code, including but not limited to those provisions thereof relating to reporting and disclosure, and neither the Borrower nor any Related Company has received any notice asserting that a Benefit Plan is not in compliance with ERISA. No material liability to the PBGC or to Multiemployer Plan has been, or is expected to be, incurred by the Borrower or any Related Company. Except as set forth on Schedule 7.1(p), each Benefit Plan intended to qualify under Section 401(a) of the Code so qualifies and any related trust is exempt from federal income tax under Section 501(a) of the Code. A favorable determination letter from the IRS has been issued or applied for with respect to each such plan and trust and nothing that has occurred since the date of such determination letter that would adversely affect such qualification or tax-exempt status. No Benefit Plan subject to the minimum funding standards of the Code has failed to meet such standards. Neither the Borrower nor any Related Company has transferred any pension plan liability in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA. Except as set forth on Schedule 7.1(p), neither the Borrower nor any Related Company has any liability, actual or contingent, with respect to any Benefit Plan in accordance with its terms, and there are no pending or threatened claims against a Benefit Plan. No non-exempt prohibited transaction within the meaning of
Section 4975 of the Code or Section 406 of ERISA has occurred with respect to a Benefit Plan. Except under plans listed on Schedule 7.1(p), no employee or former employee of the Borrower or any Related Company is or may become entitled to any benefit under a Benefit Plan that is a "welfare plan" within the meaning of Section 3(1) of ERISA following such employee's termination of employment. Except as set forth on Schedule 7.1(p), each such welfare plan that is a group health plan has been operated in compliance with the provisions of Section 4980B of the Code and Sections 601-609 of ERISA and any applicable provisions of state law that are similar.

         (q) Absence of Defaults. Neither the Borrower nor any of its Subsidiaries is in default under its articles or certificate of incorporation or by-laws and no event has occurred, which has not been remedied, cured or waived,

                  (i)  which constitutes a Default or an Event of Default, or

                  (ii) which constitutes, or which with the passage of time or giving of notice, or both, would constitute, a default or event of default by the Borrower or any of its Subsidiaries under any material agreement (other than this Agreement, the Borrower RPA or the Investor
         RPA) or judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of the Borrower's or any of its Subsidiaries' properties may be bound or which would require the Borrower or any of its Subsidiaries to make any payment under any thereof prior to the scheduled maturity date therefor, except, in the case only of any such agreement, for alleged defaults which are being contested in good faith by appropriate proceedings and with respect to which reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability have been established on the books of the Borrower or such Subsidiary to the extent required in accordance with GAAP.

         (r)      Accuracy and Completeness of Information.

                  (i) All written information, reports and other papers and data produced by or on behalf of the Borrower and furnished to the Agent or any Lender were, to the best of the Borrower's knowledge, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No fact is known to the Borrower which has had, or may in the future have (so far as the Borrower can foresee), a Materially Adverse Effect which has not been set forth in the financial statements or disclosure delivered prior to the Agreement Date, in each case referred to in Section 7.1(n), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders prior to the Agreement Date. No document furnished or written statement made to the Agent or any Lender by the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or its Subsidiaries or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

                  (ii) The Borrower has no reason to believe that any document furnished or written statement made to the Agent or any Lender by any Person other than the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contained any incorrect statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         (s) Solvency. In each case after giving effect to the Debt represented by the Loans outstanding and to be incurred, the transactions contemplated by this Agreement and the Securitization Documents, the Borrower and each of the Subsidiary Guarantors is solvent, having assets of a fair salable value which exceeds the amount required to pay its debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities), and the Borrower and each of the Subsidiary Guarantors is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

         (t) Chief Executive Office. The chief executive office of the Borrower is located at the address set forth on Schedule 7.1(t); the Borrower has not maintained its chief executive office at any other address at any time during the five years immediately preceding the Agreement Date except as disclosed on
Schedule 7.1(t).

         (u)      Inventory.

                  (i) Condition. All Inventory is in good condition, meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale, and is currently either usable or salable in the normal course of the Borrower's business, except to the extent reserved against in the financial statements referred to in Section 7.1(n) or delivered pursuant to Article 11 or as disclosed on a Schedule of Inventory delivered to the Agent pursuant to Section 9.7(b).

                  (ii) Location. All Inventory is located on the premises set forth on Schedule 7.1(u) attached hereto or, after the Effective Date, as listed on the replacement Schedule 7.1(u) delivered on the last day of the most recently ended fiscal quarter of the Borrower, or is Inventory in transit to one of such locations, except as otherwise disclosed in writing to the Agent and the Borrower has not, in the last year, located such Inventory at premises other than those set forth on
         Schedule 7.1(u).

         (v) Equipment. All Equipment is in good order and repair in all material respects, ordinary wear and tear excepted, and is located on the premises set forth on Schedule 7.1(v) and has been so located at all times during the last year.

         (w) Real Property. The Borrower owns no real estate and leases no real estate other than that described on Schedule 7.1(w).

         (x) Corporate and Fictitious  Names.  Except as otherwise  disclosed on
Schedule 7.1(x), during the five-year period preceding the Agreement Date, neither the Borrower nor any predecessor thereof has been known as or used any corporate or fictitious name other than the corporate name of the Borrower on the Effective Date.

         (y) Federal Reserve Regulations. Neither the Borrower nor any of its Subsidiaries is engaged and none will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for so purchasing or carrying margin stock or, in any event, for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors. If requested by the Agent or any Lender, the Borrower will furnish to the Agent and the Lenders a statement or statements in conformity with the requirements of said Regulation G, T, U or X to the foregoing effect.

         (z) Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

         (aa) Proprietary Rights. Schedule 7.1(aa) sets forth a correct and complete list of all of the Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 7.1(aa) or as entered into in the sale or distribution of the Borrower's Inventory in the ordinary course of business. To the best of the Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on
Schedule 7.1(aa) constitute all of the property of such type necessary to the current and anticipated future conduct of the Borrower's business.

         (bb) Trade Names. All trade names or styles under which the Borrower sells Inventory or Equipment or creates Receivables, or to which instruments in payment of Receivables are made payable, are listed on Schedule 7.1(bb).

         (cc) Subordinated Indebtedness. The Borrower has the corporate power and authority to incur the Senior Sub Debt. The issuance and sale of the Senior Sub Debt have been registered or qualified under applicable federal and state securities laws or are exempt therefrom. The Senior Sub Debt is the legally valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms (including those pertaining to subordination). The Borrower has delivered to the Agent a complete and correct copy of the 1997 Indenture and of all documents evidencing or relating to the Senior Sub Debt, and each of the representations and warranties given by the Borrower therein is true and correct in all material respects. The subordination provisions of the 1997 Indenture will be enforceable against the respective holders thereof by the holder of any Note which has not effectively waived the benefits thereof. All of the Secured Obligations constitute "Designated Senior Indebtedness" entitled to the benefits of subordination created by the 1997 Indenture.

         (dd) Securitization. The Borrower has the corporate power and authority to execute and deliver, and to perform its obligations under the Securitization Documents to which it is a party. Such Securitization Documents, in substantially the forms previously delivered by or on behalf of the Borrower to the Agent, have been, or on or prior to the Effective Date will have been, duly executed and delivered by the Borrower and constitute, or when so executed and delivered will constitute, the binding obligations of the Borrower.

         SECTION 7.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article 7 and all statements contained in any certificate, financial statement, or other instrument, delivered by or on behalf of the Borrower pursuant to or in connection with this Agreement or any of the Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and at and as of the date of each Loan, except that representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.

                                    ARTICLE 8

                                SECURITY INTEREST

         SECTION 8.1   Security Interest.

         (a) To secure the payment,  observance  and  performance of the Secured
Obligations, the Borrower hereby mortgages, pledges and assigns all of the Collateral to the Agent, for the benefit of itself as Agent and the Lenders and Affiliates of the Lenders, and grants to the Agent, for the benefit of itself as Agent and the Lenders and Affiliates of the Lenders, a continuing security interest in, and a continuing Lien upon, all of the Collateral.

         (b) As additional security for all of the Secured Obligations, the Borrower grants to the Agent, for the benefit of itself as Agent and the Lenders and Affiliates of the Lenders, a security interest in, and assigns to the Agent, for the benefit of itself as Agent and the Lenders and Affiliates of the Lenders, all of the Borrower's right, title and interest in and to, any deposits or other sums at any time credited by or due from each Lender and each Affiliate of a Lender to the Borrower, or credited by or due from any participant of any Lender to the Borrower, other than any such deposits, amounts or accounts constituting Purchased A/R, with the same rights therein as if the deposits or other sums were credited by or due from such Lender. The Borrower hereby authorizes each Lender and each Affiliate of such Lender and each participant to pay or deliver to the Agent, for the account of the Lenders, without any necessity on the Agent's or any Lender's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time during the continuation of any Event of Default or in the event that the Agent, on behalf of the Lenders, should make demand for payment hereunder and without further notice to the Borrower (such notice being expressly waived), any of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application to any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Agent, the Lenders, their Affiliates and participants hereunder are cumulative with such Person's other rights and remedies, including other rights of set-off. The Agent will promptly notify the Borrower of its receipt of any such funds for application to the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Agent may give notice of the above grant of a security interest in and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any Lender, any such Affiliate of any Lender or participant for effectuation thereof, and the Borrower hereby irrevocably appoints the Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to the Agent or any Lender by such Lender, Affiliate or participant.

         SECTION 8.2 Continued Priority of Security Interest.

         (a) The Security Interest granted by the Borrower shall at all times be valid, perfected and enforceable against the Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

         (b) The Borrower shall, at its sole cost and expense, take all action that may be necessary or desirable, or that the Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of
Section 8.2(a), or to enable the Agent and the Lenders to exercise or enforce their rights hereunder, including, but not limited to:

                  (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens,

                  (ii) obtaining, after the Agreement Date, landlords', mortgagees', bailees', warehousemen's or processors' releases, subordinations or waivers, and using all reasonable efforts to obtain mechanics' releases, subordinations or waivers,

                  (iii) delivering to the Agent endorsed or accompanied by such instruments of assignment as the Agent may specify, and stamping or marking, in such manner as the Agent may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and

                  (iv) executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments in each case in form and substance satisfactory to the Agent relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the UCC or other Applicable Law.

         (c) The Agent is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of the Borrower for any purpose described in Section 8.2(b). The Agent will give the Borrower notice of the filing of any such statements or amendments, which notice shall specify the locations where such statements or amendments were filed. A carbon, photographic, xerographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement.

         (d) The Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

                                    ARTICLE 9

                              COLLATERAL COVENANTS

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided in Section 16.10 (but subject to the terms of the Intercreditor Agreement):

         SECTION 9.1   Collection of Receivables.

         (a) At the request of the Agent made at any time after the Collection Date (as defined in the Investor RPA), the Borrower will cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of trade accounts receivable to be forwarded to one or more lockboxes for deposit in a deposit account controlled by the Agent pursuant to an agreement satisfactory to the Agent. The Borrower will promptly cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of other Receivables, of any other Collateral and of any trade accounts receivable that are not forwarded to a lockbox, to be transferred to or deposited in such an account, and in particular, the Borrower will:

                  (i) advise each Account Debtor on trade accounts receivable to address all remittances with respect to amounts payable on account thereof to a specified lockbox,

                  (ii) advise each other Account Debtor that makes payment to the Borrower by wire transfer, automated clearinghouse (ACH) transfer or similar means to make payment directly to a deposit account controlled by the Agent pursuant to an agreement satisfactory to the Agent, and

                  (iii) stamp all invoices relating to trade accounts receivable with a legend satisfactory to the Agent indicating that payment is to be made to the Borrower via a specified lockbox.

         (b) At any time when the arrangements contemplated by Section 9.1(a) are in effect, the Borrower and the Agent shall cause all collected balances in each controlled account to be transmitted daily by wire transfer, ACH transfer, depository transfer check or other means in accordance with the procedures set forth in the corresponding agreement, to the Agent at the Agent's Office:

                  (i) for application, on account of the Secured Obligations, and

                  (ii) with respect to the balance, so long as no Default or Event of Default has occurred and is continuing, for transfer by wire transfer, ACH transfer or depository transfer check to a Controlled Disbursement Account or as otherwise agreed by the Agent and the Borrower.

         (c) At any time when the arrangements contemplated by Section 9.1(a) are in effect, any monies, checks, notes, drafts or other payments referred to in Section 9.1(a) which, notwithstanding the terms thereof are received by or on behalf of the Borrower, will be held in trust for the Agent and will be delivered to the Agent or a bank maintaining an Agent-controlled deposit account, as promptly as possible, in the exact form received, together with any necessary endorsements for application by the Agent directly to the Secured Obligations or, if applicable, for deposit in the account maintained with such bank and processing in accordance with the terms of the corresponding agreement.

         SECTION 9.2 Verification and Notification. The Agent shall have the right (a) at any time and from time to time, in the name of the Agent, the Lenders or in the name of the Borrower, to verify the validity, amount or any other matter relating to any Receivables not included in the Purchased A/R by mail, telephone, telegraph or otherwise, (b) to review, audit and make extracts from all records and files related to any of the Receivables, and (c) to notify the Account Debtors or obligors under any Receivables not included in the Purchased A/R of the assignment of such Receivables to the Agent and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Agent and, upon such notification and at the expense of the Borrower, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done.

         SECTION 9.3 Delivery of Instruments. In the event any Receivable that is not a part of the Purchased A/R is at any time evidenced by a promissory note or any other instrument for the payment of money, the Borrower will immediately thereafter deliver such instrument to the Agent, appropriately endorsed to the Agent, for the benefit of the Lenders.

         SECTION 9.4 Sales of Inventory. All sales of Inventory will be made in compliance with all requirements of Applicable Law.
                       ------------------

         SECTION 9.5 Ownership and Defense of Title.

         (a) Except for Permitted Liens, the Borrower shall at all times be the sole owner or lessee of each and every item of Collateral and shall not create any lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers, and except for dispositions that are otherwise expressly permitted under this Agreement. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Agent or the Lenders to any other sale or other disposition of any part or all of the Collateral.

         (b) The Borrower shall defend its title or leasehold interest in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.

         SECTION 9.6   Insurance.

         (a) The Borrower shall at all times maintain insurance on the Inventory and Equipment against loss or damage by fire, theft (excluding theft by employees), burglary, pilferage, loss in transit and such other hazards as the Agent shall reasonably specify, in amounts not to exceed those obtainable at commercially reasonable rates and under policies issued by insurers acceptable to the Agent in the exercise of its reasonable judgment. All premiums on such insurance shall be paid by the Borrower and copies of the policies delivered to the Agent. The Borrower will not use or permit the Inventory or Equipment to be used in violation of Applicable Law or in any manner which might render inapplicable any insurance coverage.

         (b) All insurance policies required under Section 9.6(a) shall name the Agent, for the benefit of the Lenders, as an additional insured and shall contain loss payable clauses in the form submitted to the Borrower by the Agent, or otherwise in form and substance satisfactory to the Required Lenders, naming the Agent, for the benefit of the Lenders, as loss payee, as its interests may appear, and providing that

                  (i) all proceeds thereunder shall be payable to the Agent, for the benefit of the Lenders,

                  (ii) no such insurance shall be affected by any act or neglect of the insurer or owner of the property described in such policy, and

                  (iii) such policy and loss payable clauses may be cancelled, amended or terminated only upon at least 10 days' prior written notice given to the Agent.

         (c) Any proceeds of insurance referred to in this Section 9.6 which are paid to the Agent, for the account of the Lenders, shall be, at the option of the Required Lenders in their sole discretion, either (i) applied to replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations, provided that in the event that the proceeds from any single casualty do not exceed $10,000,000, then, upon the Borrower's written request to the Agent, provided that no Event of Default has occurred and is continuing, such proceeds shall be disbursed by the Agent to the Borrower pursuant to such procedures as the Agent shall reasonably establish for application to the replacement of the damaged or destroyed property.

         SECTION 9.7 Location of Offices and Collateral.

         (a) The Borrower will not change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, its identity or corporate structure without giving the Agent 60 days' prior written notice thereof.

         (b) All Inventory, other than Inventory in transit to any such location, and all equipment will at all times be kept by the Borrower at the locations set forth in Schedules 7.1(u) and 7.1(v), and shall not, without the prior written consent of the Agent, be removed therefrom except pursuant to sales of Inventory permitted under Section 9.6(a).

         (c) If any Inventory is in the possession or control of any of the Borrower's agents or processors, the Borrower shall notify such agents or processors of the Security Interest (and shall promptly provide copies of any such notice to the Agent and the Lenders) and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the account of the Lenders, subject to the instructions of the Agent.

         SECTION 9.8 Records Relating to Collateral.

         (a)      The Borrower will at all times

                  (i) keep complete and accurate records of Inventory on a basis consistent with past practices of the Borrower so as to permit comparison of Inventory records relating to different time periods, itemizing and describing the kind, type and quantity of Inventory and the Borrower's cost thereof and a current price list for such Inventory, and

                  (ii)  keep   complete  and  accurate   records  of  all  other
Collateral.

         (b) The Borrower will conduct a physical count of all Inventory, wherever located, at least annually.

         SECTION 9.9 Inspection. The Agent and each Lender (by any of its officers, employees or agent) shall have the right to the extent that the exercise of such right is within the control of the Borrower, at any reasonable time during normal business hours and at its own expense, to inspect the Collateral, all files relating thereto and the premises upon which any of the Collateral is located, to discuss the Borrower's affairs and finances, insofar as the same are reasonably related to the rights of the Agent and such Lender hereunder or under any of the Loan Documents, with any Person, to verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral. The Borrower will deliver to the Agent and each Lender any instrument necessary for it to obtain records from any service bureau maintaining records on behalf of the Borrower.

         SECTION 9.10   Information and Reports.

         (a) Schedule of Receivables. The Borrower shall deliver to the Agent when delivered to EagleFunding, copies of the Asset Report (as defined in the Investor RPA) and, at the Agent's request, of any other report delivered to
EagleFunding  by  the  Borrower  or  Funding  pursuant  to  the   Securitization
Documents.

         (b) Schedule of Inventory. The Borrower shall deliver to the Agent on or before the Effective Date and thereafter upon the Agent's request, a Schedule of Inventory as of a recent date, itemizing and describing the kind, type and quantity of Inventory, the Borrower's cost thereof and the location thereof.

         (c) Notice of Diminution of Value. The Borrower shall give prompt notice to the Agent of any matter or event which has resulted in, or may result in, the diminution in excess of $1,000,000 in the value of any of its Collateral, except for any such diminution in the value of any Receivables or Inventory in the ordinary course of business which has been appropriately reserved against, as reflected in financial statements previously delivered to the Agent and the Lenders pursuant to Article 11.

         (d) Additional Information. The Borrower will also furnish to the Agent and each Lender such other information with respect to the Collateral as the Agent or any Lender may from time to time reasonably request.

         SECTION 9.11 Power of Attorney. The Borrower hereby appoints the Agent as its attorney, with power

         (a) to endorse the name of the Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Agent's or any Lender's possession, and

         (b) if an Event of Default has occurred and is continuing, to sign the name of the Borrower on any invoice or bill of lading relating to any Receivable not included in Purchased A/R, Inventory or other Collateral.

                                   ARTICLE 10

                              AFFIRMATIVE COVENANTS

         The Borrower covenants and agrees that the Borrower will duly and punctually pay the principal of, and interest on, and all other amounts payable with respect to, the Loans and all other Secured Obligations in accordance with the terms of the Loan Documents and that until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided for in
Section 16.10, the Borrower will, and will cause each of its Subsidiaries to:

         SECTION 10.1 Preservation of Corporate Existence and Similar Matters. Preserve and maintain its corporate existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to be so qualified would have a Materially Adverse Effect.

         SECTION 10.2 Compliance with Applicable Law. Comply with all Applicable Law relating to the Borrower or such Subsidiary except to the extent that the failure to do so could not reasonably be expected to have a Materially Adverse Effect.

         SECTION 10.3 Maintenance of Property. In addition to, and not in derogation of, the requirements of Section 9.5 and of the Security Documents,

         (a) protect and preserve all properties material to its business, including copyrights, patents, trade names and trademarks, and maintain in good repair, working order and condition in all material respects, with reasonable allowance for wear and tear, all tangible properties, and

         (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         SECTION 10.4 Conduct of Business. At all times carry on its business in an efficient manner and engage only in businesses in substantially the same field as the businesses conducted on the Agreement Date and businesses reasonably related thereto, provided that Funding shall engage exclusively in the transactions contemplated by the Securitization Documents.

         SECTION 10.5 Insurance. Maintain, in addition to the coverage required by Section 9.6 and the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law, and from time to time deliver to the Agent or any Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         SECTION 10.6   Payment of Taxes and Claims.  Pay or discharge when due

         (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, except that real property ad valorem taxes shall be deemed to have been so paid or discharged if the same are paid before they become delinquent, and

         (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of the Borrower;

except that this Section 10.6 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which adequate reserves have been appropriately established in accordance with GAAP.

         SECTION 10.7 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP, and maintain an October 1 - September 30 fiscal year.

         SECTION 10.8   Use of Proceeds.

         (a)      Use the proceeds of

                  (i) the initial Revolving Credit Loans to pay or prepay amounts owing on the Effective Date under the Existing Credit Agreement and otherwise to pay amounts indicated on Schedule 10.8 to the Persons indicated thereon, and

                  (ii) all subsequent Loans for working capital and general business purposes and to make Permitted Investments and to the extent permitted pursuant to Section 12.4, Acquisitions, and

         (b) not use any part of such proceeds to purchase or, to carry or reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System) or, in any event, for any purpose which would involve a violation of such Regulation G or U or of Regulation T or X of such Board of Governors, or for any purpose prohibited by law or by the terms and conditions of this Agreement.

        SECTION 10.9 Hazardous Waste and Substances; Environmental Requirements.

         (a) In  addition  to, and not in  derogation  of, the  requirements  of
Section 10.2 and of the Security Documents, comply with all Environmental Laws and all Applicable Laws relating to occupational health and safety (except for instances of noncompliance that are being contested in good faith by appropriate proceedings if reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability therefor have been appropriately established in accordance with GAAP), promptly notify the Agent of its receipt of any notice of a violation of any such Environmental Laws or other such Applicable Laws and indemnify and hold the Agent and the Lenders harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Agent or any Lender on account of the Borrower's failure to perform its obligations under this Section 10.9.

         (b) Whenever the  Borrower  gives notice to the Agent  pursuant to this
Section 10.9 or otherwise with respect to a matter that reasonably could be expected to result in liability to the Borrower or any Subsidiary in excess of $500,000 in the aggregate, the Borrower shall, at the Agent's request and the Borrower's expense (i) cause an independent environmental engineer acceptable to the Agent to conduct an assessment, including tests where necessary, of the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Agent a report setting forth the results of such assessment, a proposed plan to bring the Borrower (or such Subsidiary) into compliance with such Environmental Laws (if such assessment indicates noncompliance) and an estimate of the costs thereof, and (ii) provide to the Agent a supplemental report of such engineer whenever the scope of the noncompliance, or the response thereto or the estimated costs thereof, shall materially adversely change.

         SECTION 10.10 Compliance with Securitization Documents. Comply and cause Funding to comply with the terms and provisions of the Securitization Documents.

         SECTION 10.11 Subsidiary Guaranty. Cause each Person (other than Funding and any Subsidiary organized under the laws of a jurisdiction outside the United States of America) that is or after the Agreement Date becomes a Subsidiary to execute and deliver the Subsidiary Guaranty and to secure its obligations thereunder by a pledge of substantially all of its assets, pledge to the Agent, by amendment to the Pledge Agreement or otherwise by an instrument or agreement satisfactory in form and substance to the Agent, 100% (or 66-2/3%, if such Subsidiary is organized under the laws of a jurisdiction outside the United States of America) of the issued and outstanding capital stock of such Subsidiary and cause each new Subsidiary Guarantor to deliver the certificates and other documents referred to in Section 6.1(b), as in effect on the date of delivery of the Subsidiary Guaranty by such Subsidiary Guarantor.

                                   ARTICLE 11

                                   INFORMATION

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in Section 16.10, the Borrower will furnish to the Agent and to each Lender at its offices then designated for notices pursuant to Section 16.1, the statements, reports, certificates, and other information provided for in this Article 11. All written information, reports, statements and other papers and data furnished to the Agent or any Lender by or at the request of the Borrower, whether pursuant to this Article 11 or any other provision of this Agreement or of any other Loan Document, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent and the Lenders true and accurate knowledge of the subject matter. Specifically, the Borrower will so furnish:

         SECTION 11.1   Financial Statements.

         (a) Audited Year-End Statements. As soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, copies of the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, in each case setting forth in comparative form the figures for the previous year of the Borrower, certified, without qualification as to the scope of the audit or the going concern nature of the Borrower, by Deloitte & Touche LLP or other nationally recognized, reputable independent certified public accountants selected by the Borrower, and of the report on Form 10-K filed by the Borrower with the Securities and Exchange Commission;

         (b) Monthly Financial Statements. As soon as available after the end of each month, but in any event (i) within 20 days after the end of each month, other than October (in which case by December 15) and November (in which case by December 30), copies of the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and cash flow for the Borrower and its Consolidated Subsidiaries for such month, for the fiscal quarter of the Borrower ending with such month (if applicable) and for the portion of the fiscal year of the Borrower through such month, comparable information for the same periods of the preceding fiscal year of the Borrower, divisional operating results for such periods and comparable information for the same periods of the preceding fiscal year of the Borrower, and comparisons, where applicable, to the Borrower's plan in effect for the current fiscal year and (ii) not later than 45 days after the end of each of the first three fiscal quarters of the Borrower, a copy of the report on Form 10-Q filed by the Borrower with the Securities and Exchange Commission, each of the foregoing to be certified by the Financial Officer as presenting fairly in accordance with GAAP consistently applied (but for the absence of notes and subject to year-end audit adjustments) the information purported to be reflected thereon for the Borrower and its Consolidated Subsidiaries; and

         (c) Forecasts. Not later than 30 days before the first day of each fiscal year of the Borrower, a forecast of operations for such fiscal year, including at least a forecasted balance sheet, income statement and cash flow statement, on a monthly basis, for the Borrower and its Consolidated Subsidiaries, and forecasted results of operations for the Borrower's principal business segments, all such forecasts to be on a monthly basis and otherwise acceptable to the Agent.

         SECTION 11.2 Accountants' Certificate. Together with the financial statements referred to in Section 11.1(a), a certificate of such accountants addressed to the Agent

         (a) stating that in making the examination necessary for the certification of such financial statements, nothing has come to their attention to lead them to believe that any Default or Event of Default exists and, in particular, they have no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature, and

         (b) having attached the calculations, prepared by the Borrower and reviewed by such accountants, required to establish whether or not the Borrower is in compliance with the covenants contained in Sections 12.1, 12.2, 12.4, 12.5, 12.10 and 12.11, as at the date of such financial statements.

         SECTION 11.3 Officer's Certificate. At the time that the Borrower furnishes a copy of its report on Form 10-Q or 10-K, a certificate of its President or a Financial Officer in substantially the form of Exhibit F or in such other form as is acceptable to the Agent,

         (a) setting forth as at the end of such fiscal quarter or fiscal year, as the case may be, the calculations required to establish whether or not the Borrower was in compliance with the requirements of Sections 12.1, 12.2, 12.4, 12.5, 12.10 and 12.11, as at the end of each respective period and the calculations of the ratio of Funded Debt to EBITDA and of Pricing Coverage necessary to determine any adjustment to the Applicable Margin on the succeeding Margin Adjustment Date,

         (b) having attached thereto a complete set of the Schedules to this Agreement that is complete and accurate as of the date of such certificate, and

         (c) stating that, based on a reasonably diligent examination, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default.

         SECTION 11.4 Copies of Other Reports.

         (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower, any Subsidiary or their respective Boards of Directors by their independent public accountants, including, without limitation, any management report.

         (b) As soon as practicable, copies of all financial statements and reports that the Borrower shall send to its shareholders generally or to holders of Senior Sub Debt or, including in its capacity as Collection Agent (as defined in the Investor RPA) and, at the request of the Agent, to EagleFunding and of all registration statements and all regular or periodic reports which the Borrower shall file with the Securities and Exchange Commission or any successor commission.

         (c) From time to time and as soon as reasonably practicable following each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any of its Subsidiaries as the Agent or any Lender may reasonably request and that the Borrower has or (except in the case of legal opinions relating to the perfection or priority of the Security Interest) without unreasonable expense can obtain. The rights of the Agent and the Lenders under this Section 11.4(c) are in addition to and not in derogation of their rights under any other provision of this Agreement or of any other Loan Document.

         (d) If requested by the Agent or any Lender, the Borrower will furnish to the Agent and the Lenders statements in conformity with the requirements of Federal Reserve Form G-3 or U-1 referred to in Regulation G and U, respectively, of the Board of Governors of the Federal Reserve System.

         SECTION 11.5   Notice of Litigation and Other Matters.Prompt notice of:

         (a) the commencement, to the extent the Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating to or affecting the Borrower, any of its Subsidiaries or any of the Borrower's or any of its Subsidiaries' properties, assets or businesses, which might, singly or in the aggregate, result in the occurrence of a Default or an Event of Default, or have a Materially Adverse Effect ,

         (b) any amendment of the certificate of incorporation or the charter documents, by-laws or partnership certificate or agreement of the Borrower or any of its Subsidiaries or Affiliates,

         (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any of its Subsidiaries which has had or could reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect and of any change in the executive officers of the Borrower or any Subsidiary, and

         (d) any Default or Event of Default or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by the Borrower or any of its Subsidiaries and any Termination Event (as defined in the Borrower RPA or the Investor RPA) under any material agreement (other than this Agreement) to which the Borrower or such Subsidiary is a party or by which the Borrower, any of its Subsidiaries or any of the Borrower's or any of its Subsidiaries' properties may be bound, including, without limitation, the 1997 Indenture and any of the Securitization Documents.

         SECTION 11.6 ERISA. As soon as possible and in any event within 30 days after the Borrower knows, or has reason to know, that:

         (a) any ERISA Event with respect to a Benefit Plan has occurred or will occur, or

         (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefit Plans is equal to an amount in excess of $0, or

         (c) the Borrower or any Subsidiary is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Benefit Plan required by reason of the Borrower's or such Subsidiary's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, a certificate of the President of the Borrower or Chief Financial Officer setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such event.

         SECTION 11.7 Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, as part of the officer's certificate required pursuant to Section 11.3(b), such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), provided that no such revisions or updates to any Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as attached hereto immediately prior to the submission of such revised or updated Schedule(s), or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until the Required Lenders in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

                                   ARTICLE 12

                               NEGATIVE COVENANTS

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in Section 16.10, the Borrower will not directly or indirectly and, in the case of Sections 12.2 through 12.13, will not permit its Subsidiaries to:

         SECTION 12.1   Financial Ratios.  Permit:

         (a) Minimum Net Worth. Consolidated Net Worth of the Borrower and its Consolidated Subsidiaries at any time after the Effective Date to be less than the sum of (i) $102,817,000 plus (ii) an amount equal to 75% of consolidated Net Income of the Borrower and its Consolidated Subsidiaries for each fiscal quarter of the Borrower ending after the Effective Date and on or prior to the date of determination, on a cumulative basis (and without deduction for any losses).

         (b)  Minimum  Interest  Coverage.  The ratio of EBIT to Total  Interest
Expense for any period of four consecutive fiscal quarters of the Borrower ending:

                  (i) after the Effective Date and on or before June 30, 1999, to be less than 1.75 to 1; or

                  (ii) after June 30, 1999, to be less than 2.00 to 1.

Where:

         EBIT for any accounting period means Net Income of the Borrower and its Consolidated Subsidiaries for such period, plus the sum of (i) federal and state income tax expense of the Borrower and its Consolidated Subsidiaries and (ii) Total Interest Expense for such period, minus any amount in respect of federal or state income tax refunds or interest income to the extent such amounts were deducted, or included, in such Net Income.

and

         Total Interest Expense for any accounting period, means total interest expense for Debt of the Borrower and its Consolidated Subsidiaries, determined in accordance with GAAP, including all capitalized interest in connection with Capital Expenditures.


         (c) Maximum Cash Flow Leverage. The ratio of Funded Debt as of the last day of any fiscal quarter of the Borrower to EBITDA for the period of four consecutive fiscal quarters of the Borrower ending on such day and ending:

                  (i) after the Effective Date and on or before June 30, 1998, to be greater than 4.25 to 1;

                  (ii) after June 30, 1998 and on or before June 30, 1999, to be greater than 4.00 to 1; or

                  (iii) after June 30, 1999, to be greater than 3.75 to 1.

Where:

         Funded Debt as of any date means all Debt of the Borrower and its Consolidated Subsidiaries, including, without being limited to, Loans, Subordinated Debt and Capitalized Leases, and Debt of EagleFunding attributable to the transactions contemplated by the Investor RPA.

and

         EBITDA for any accounting period means EBIT for such period, plus the sum of (i) depreciation expense and (ii) amortization expense of the Borrower and its Consolidated Subsidiaries for such period.


         (d) Minimum Adjusted Fixed Charge Coverage. The ratio of Adjusted Operating Cash Flow to Total Debt Service for any period of four consecutive fiscal quarters of the Borrower ending:

                  (i) after the Effective Date and on or before June 30, 1999, to be less than 1.75 to 1; or

                  (ii) after June 30, 1999, to be less than 2.00 to 1.

Where:

         Adjusted Operating Cash Flow for any accounting period means EBITDA for such period, minus the sum of (i) cash income taxes paid by the Borrower and its Consolidated Subsidiaries during such period (net of cash refunds of income taxes received by them during such period) and (ii) the lesser of (A) $14,000,000 and (B) the amount of Capital Expenditures of the Borrower and its Consolidated Subsidiaries during such period after deducting all capitalized interest related thereto.

and

         Total Debt Service for any accounting period means the sum of (i) repayments of principal of Funded Debt scheduled to be made during such period and (ii) Total Interest Expense minus, to the extent included in Total Interest Expense, any amortization of bond discount.


         SECTION 12.2 Debt. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Debt, except that this Section 12.2 shall not apply to:

         (a)      Debt of the Borrower represented by the Loans and the Notes,

         (b)      Debt of the Borrower represented by Subordinated Debt,

         (c) other Debt reflected on Schedule 7.1(j), excluding any such Debt that is to be paid in full on the Effective Date,

         (d) Permitted Purchase Money Debt and Capitalized Lease Obligations, in an aggregate outstanding principal amount not greater than $5,000,000.

         (e)      Debt under Guaranties permitted pursuant to Section 12.3,

         (f) Debt of the Borrower under Interest Rate Protection Agreements and Currency Agreements,

         (g) Foreign Facility Debt in a principal amount outstanding that does not exceed $5,000,000 at any time and any Guaranty thereof,

         (h) Debt, if any, incurred in connection with the Securitization, and

         (i) in addition to Debt described in the foregoing  clauses (a) through
(h), other Debt of the Borrower, the outstanding principal amount of which does not exceed $25,000,000 at any time.

         SECTION 12.3 Guaranties. Become or remain liable with respect to any Guaranty of any obligation of any other Person, except that this Section 12.3 shall not apply to Existing Guaranties.

         SECTION 12.4 Investments. Acquire, after the Agreement Date, any Business Unit or Investment or, after such date, maintain any Investment other than Permitted Investments, except that this Section 12.4 shall not apply to Investments in the capital stock of any other Person which thereupon becomes a Wholly Owned Subsidiary or to Acquisitions by the Borrower of Business Units, in either case located in the United States, (i) the aggregate Purchase Price of which does not exceed $25,000,000 in any Loan Year or $35,000,000 in total during the term of this Agreement, (ii) as to which the Borrower has completed and made available to the Agent not later than 10 Business Days prior to the proposed date of such Investment or Acquisition, the results of an investigation of the target satisfactory to the Agent as to scope and results, including, without being limited to, satisfactory compliance by the proposed target with Applicable Laws, including Environmental Laws, (iii) as to which the Agent shall have received evidence satisfactory to it of the Borrower's continued compliance with the provisions of this Agreement and the other Loan Documents, including, without being limited to, the provisions of Sections 10.4 and 12.1, on a pro forma basis after giving effect to such Investment or Acquisition, (iv) if financed in whole or in part with Debt other than Loans, such Debt shall be payable to the seller of such Investment or Business Unit and shall be subordinated to the prior payment of the Secured Obligations on terms and conditions satisfactory to the Agent and the Required Lenders, (v) any new Subsidiary shall have executed and delivered the Subsidiary Guaranty, such security documents as the Agent may reasonably specify, and shall have delivered or caused to be delivered the items as to such Subsidiary referred to in Section 6.1(b) and an opinion of counsel for such Subsidiary as to such matters in connection with the transactions contemplated by the Subsidiary Guaranty as the Agent may reasonably request, and (vi) to the extent all Acquired assets are subject to the Security Interest and to no other Lien other than Permitted Liens. For purposes of this Section 12.4, Purchase Price means an amount equal to the total consideration paid for such Investment or Acquisition, including all cash payments (whether classified as purchase price, noncompete payments, consulting payments or otherwise and without regard to whether such amount is paid in whole or in part at the closing of the Investment or Acquisition or over time thereafter, but excluding any finance charges attributable to deferred payments and excluding any salary or other employment compensation paid to a seller for the purpose of retaining such seller's services as an active employee of the Borrower or a Subsidiary), and the value (as determined by the board of directors of the Borrower, including pursuant to the applicable purchase agreement between the Borrower and the seller, in the case of any property, the fair value of which is not readily ascertainable) of all other property, other than capital stock of the Borrower, transferred by the Borrower to the Seller.

         SECTION 12.5 Capital Expenditures. Make or incur any Capital Expenditures (excluding Financed Capex) in the aggregate in excess of the amount set forth below for the fiscal year of the Borrower ending on September 30 of the year set forth opposite such amount:

                  Year                      Amount

                  1998                     $51,000,000
                  1999                     $30,000,000 plus the 1998 Carryover
                  2000                     $15,000,000 plus the 1999 Carryover
                  2001 and thereafter      $15,000,000

Where:

         1998 Carryover means the lesser of (i) $10,000,000 and (ii) the excess, if any, of $51,000,000 over actual Capital Expenditures (excluding Financed Capex) of the Borrower and its Subsidiaries on a consolidated basis for the fiscal year of the Borrower ending September 30, 1998.

and

         1999 Carryover means the lesser of (i) $10,000,000 and (ii) the excess, if any, of $30,000,000 over actual Capital Expenditures (excluding Financed Capex) of the Borrower and its Subsidiaries on a consolidated basis for the fiscal year of the Borrower ending September 30, 1999.

         SECTION 12.6 Restricted Distributions and Payments, Etc.. Declare or make any Restricted Distribution or Restricted Payment, except that this Section
12.6 shall not apply to (i) the early termination of certain equipment leases as in effect on the Agreement Date between the Borrower as lessee and General Electric Capital Corporation or any of its Affiliates as lessor, or (ii) one or more purchases by the Borrower of Equity Interests of the Borrower for an aggregate amount of up to $10,000,000 during the term of this Agreement, upon five days' prior notice to the Agent, and as to each of which purchases the Agent shall be satisfied that after giving pro forma effect thereto as if such purchase had occurred 30 days prior to the date of such notice, the Revolving Credit Availability, during such 30-day period would at all times have been greater than $10,000,000. For purposes of this Section 12.6, Equity Interest means (i) any and all shares, interests, participations rights or other equivalents (however designated) of or in the stock of any corporation, (ii) any general or limited partnership interest, (iii) any membership interest in any limited liability company, (iv) any other interest or participation that confers on the holder a right to receive a share of the profits (and losses) of, or distributions of assets of, the issuer (other than any debt security convertible into any of the foregoing) and (v) any warrant, option or other right (or obligation) to acquire any of the foregoing.

         SECTION 12.7 Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person or sell, lease, assign, transfer, or otherwise dispose of any of its assets, except (a) dispositions of inventory in the ordinary course of business; (b) dispositions of unnecessary, obsolete or worn out equipment; (c) sales of RPA Receivables contemplated by and in accordance with the terms of the Securitization Documents, (d) sales of owned Real Estate in sale/leaseback transactions (i) as to which the purchaser/lessor has delivered to the Agent a landlord's subordination and waiver in form and substance satisfactory to the Agent and (ii) that are otherwise in compliance with the terms of this Agreement and the other Loan Documents, including, without being limited to, the provisions of Section 12.2, and (e) other sales or dispositions of assets for fair value paid in cash at the closing of the disposition and in arm's length transactions; provided that with respect to any asset disposed of pursuant to the provisions of this clause (e):

                  (i)   no Default exists or would result from such disposition;

                  (ii) the Borrower shall have provided the Agent written notice of the proposed disposition not less than 10 Business Days prior to the date of the proposed disposition and a certification demonstrating compliance with clauses (i) and (iii) of this clause (e);

                  (iii) the sales price for the assets sold (as determined in accordance with the applicable sale agreement) in such transaction when added to the sales price for all other assets disposed of in the same Loan Year does not exceed $2,000,000.

The Agent will, at the Borrower's expense, execute and deliver any termination statements or other evidences of release of assets disposed of in compliance with the terms hereof as the Borrower may reasonably request.

         SECTION 12.8 Transactions with Affiliates. Effect any transaction with any Affiliate on a basis less favorable to the Borrower than would be the case if such transaction had been effected with a Person not an Affiliate.

         SECTION 12.9 Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the Collateral, other than Permitted Liens, except that the provisions of this Section 12.9 shall not, notwithstanding the provisions of Section 12.10, apply to Liens affecting exclusively property acquired by the Borrower or its Subsidiaries after the Effective Date, the acquisition of which was financed with Debt incurred as permitted by Section 12.2(i) (whether or not such Debt constitutes Capitalized Lease Obligations or Purchase Money Debt) and, for avoidance of doubt, Liens affecting exclusively real property do not affect "Collateral."

         SECTION 12.10 Plans. Permit, or take any action that would result in, an ERISA Event or in the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefit Plans of the Borrower exceeding $0.

         SECTION 12.11 Amendments to Other Agreements. Amend in any material respect the 1997 Indenture, the Senior Sub Debt or the Securitization Documents, or consent to or enter into any agreement providing for the designation of any Debt of the Borrower or any Subsidiary, other than Debt represented by the
Loans, the Notes and the Foreign Facilities, as "Designated Senior Indebtedness," as such term is defined in the 1997 Indenture; provided, however, that any extension of the Securitization Documents on substantially similar terms shall not be a material amendment for purposes of this Section 12.11.

         SECTION 12.12 Issuance of Stock by Subsidiaries Permit any Subsidiary (either directly or indirectly by issuance of rights or options for, or securities convertible into, such shares) to issue, sell or otherwise dispose of any shares (other than directors' qualifying shares) of any class of its capital stock.

                                   ARTICLE 13

                                     DEFAULT

         SECTION 13.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

         (a) Default in Payment. Any Loan Party shall default in any payment of principal of or interest on any Loan, Note, Foreign Facility Debt or Reimbursement Obligations when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) Other Payment Default. Any Loan Party shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation, and such default shall continue for a period of five days after written notice thereof has been given to the Borrower by the Agent.

         (c) Misrepresentation. Any representation or warranty made or deemed to be made by any Loan Party under this Agreement, any other Loan Document or any Foreign Facility Debt Agreement or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made.

         (d)  Default  in  Performance.   The  Borrower  shall  default  in  the
performance or observance of any term, covenant, condition or agreement to be performed by the Borrower, contained in

                  (i) Articles 8, 9 or 12, or Sections 10.1 (insofar as it requires the preservation of the corporate existence of the Borrower or any Subsidiary), 10.8, 11.5 or 11.6 and the Agent shall have delivered to the Borrower written notice of such default, or

                  (ii) this Agreement (other than as specifically provided for otherwise in this Section 13.1) and such default shall continue for a period of 30 days after written notice thereof has been given to the Borrower by the Agent.

         (e)      Debt Cross-Default.

                  (i) The Borrower or any Subsidiary shall fail to pay when due and payable the principal of or interest on any Debt (other than the Loans, the Foreign Facility Debt, the Reimbursement Obligations or Debt outstanding pursuant to the Securitization Documents) in an amount in excess of $500,000,

                  (ii) the maturity of any such Debt shall have (A) been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Debt, or (B) been required to be prepaid prior to the stated maturity thereof, or

                  (iii) any event shall have occurred and be continuing which would permit any holder or holders of such Debt, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity, and the Borrower or such Subsidiary shall have failed to cure such default prior to the expiration of any applicable cure or grace period.

         (f) Other Cross-Defaults. The Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any agreement, contract or lease (other than this Agreement, the Security Documents, any such agreement, contract or lease relating to Debt or the Securitization Documents) if the existence of any such defaults, singly or in the aggregate, could in the reasonable judgment of the Agent have a Materially Adverse Effect.

         (g) Voluntary Bankruptcy Proceeding. The Borrower or any of its Subsidiaries shall

                  (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect),

                  (ii) file a petition  seeking to take  advantage  of any other
         laws,  domestic  or  foreign,   relating  to  bankruptcy,   insolvency,
         reorganization, winding up or composition for adjustment of debts,

                  (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws,

                  (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign,

                  (v) admit in writing its inability to pay its debts as they become due,

                  (vi) make a general assignment for the benefit of creditors, or

                  (vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (h) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries in any court of competent jurisdiction seeking

                  (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or

                  (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower, any of its Subsidiaries or of all or any substantial part of the assets, domestic or foreign, of the Borrower or any of its Subsidiaries, and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against the Borrower or any of its Subsidiaries
(including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (i) Loan Documents. Any event of default or "Event of Default" under any other Loan Document or Foreign Facility Agreement shall occur or any Loan Party shall default in the performance or observance of any material term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by such Loan Party under, any such Loan Document or Foreign Facility Agreement (and not specifically provided for in Section 13.1) or any provision of this Agreement, of any other Loan Document after delivery thereof hereunder, or of any Foreign Facility Agreement shall for any reason cease to be valid and binding, other than a nonmaterial provision rendered unenforceable by operation of law, or the applicable Loan Party or other party thereto (other than the Agent or any Lender) shall so state in writing.

         (j) Failure of Agreements. The Borrower shall challenge the validity and binding effect of any provision of any Loan Document after delivery thereof hereunder or shall state in writing its intention to make such a challenge, or any Security Document, after delivery thereof hereunder, shall for any reason (except to the extent permitted by the terms thereof) cease to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

         (k) Judgment. A final, unappealable judgment or order for the payment of money in an amount that exceeds the uncontested insurance available therefor by $500,000 or more shall be entered against the Borrower or any Subsidiary by any court and such judgment or order shall continue undischarged or unstayed for 30 days.

         (l) Attachment. A warrant or writ of attachment or execution or similar process which exceeds $500,000 in value shall be issued against any property of the Borrower or any Subsidiary and such warrant or process shall continue undischarged or unstayed for 10 days.

         (m) ERISA.  Any ERISA  Event  shall  occur with  respect to any Benefit
Plan.

         (n) Securitization. An "Event of Termination" under and as defined in the Borrower RPA or the Investor RPA shall occur and be continuing for 10 days or the Securitization Documents shall cease to be in full force and effect as to a program amount of at least $20,000,000 or the "Termination Date" under and as defined in the Borrower RPA or the Investor RPA shall occur.

         (o) Senior Sub Debt. Any event shall occur or circumstance shall exist, by reason of which the Borrower becomes obligated pursuant to the terms of 1997 Indenture to purchase or repurchase or to offer to purchase or repurchase any Senior Sub Debt.

         (p) Change of Control. Any "Change of Control" as defined in the 1997 Indenture as in effect on the Agreement Date shall occur.

         SECTION 13.2   Remedies.

         (a) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in Section 13.1(g) or (h), (i) the principal of and the interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement, any of the other Loan Documents, any foreign Facility Agreement and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) the Revolving Credit Facility and the right of the Borrower to request Borrowings under this Agreement shall immediately terminate.

         (b) Enforcement Notice. Upon the occurrence of an Event of Default specified in Section 13.1(a), (b), (d)(i), (g), (h) or (o), the Agent shall at the direction of all of the Lenders give an "Enforcement Notice" as defined in the Intercreditor Agreement.

         (c) Other Remedies. If any Event of Default shall have occurred, and during the continuance of any Event of Default, the Agent may, and at the direction of the Required Lenders in their sole and absolute discretion shall, do any of the following:

                  (i) declare the principal of and interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement or any of the other Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding;

                  (ii) terminate the Revolving Credit Facility and any other right of the Borrower to request borrowings hereunder;

                  (iii) notify, or request the Borrower to notify, Funding to make payment directly to the Agent under the Borrower RPA and otherwise to exercise its rights as assignee of the Borrower's interest in the Borrower RPA or, if the Collection Date (as defined in the Investor
         RPA) has occurred, to notify Account Debtors of the assignment of Receivables to settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Agent considers advisable and in all such cases only the net amounts received by the Agent, for the account of the Lenders, in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral and the Borrower shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

                  (iv) enter upon any premises in which Inventory or Equipment may be located and, without resistance or interference by the Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Agent shall choose, without being liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

                  (v) require the Borrower to and the Borrower shall, without charge to the Agent or any Lender, assemble the Inventory and Equipment and maintain or deliver it into the possession of the Agent or any agent or representative of the Agent at such place or places as the Agent may designate and as are reasonably convenient to both the Agent and the Borrower;

                  (vi) at the expense of the Borrower, cause any of the Inventory and Equipment to be placed in a public or field warehouse, and the Agent shall not be liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

                  (vii) without  notice,  demand or other  process,  and without payment of any rent or any other charge, enter any of the Borrower's premises and, without breach of the peace, until the Agent, on behalf of the Lenders, completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Borrower's Equipment, for the purpose of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable, and the Agent for the benefit of the Lenders is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Proprietary Rights in connection with the foregoing, and the rights of the Borrower under all licenses, sublicenses and franchise agreements shall inure to the Agent for the benefit of the Lenders (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

                  (viii) exercise any and all of its rights under any and all of the Security Documents;

                  (ix) apply any cash Collateral to the payment of the Secured Obligations or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

                  (x) establish or cause to be established one or more lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, the Borrower shall cause to be forwarded to the Agent at the Agent's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such lockboxes, together with collection reports in form and substance satisfactory to the Agent; and

                  (xi) exercise all of the rights and remedies of a secured party under the UCC and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         SECTION 13.3 Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

         (a) First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including reasonable attorneys' fees,

         (b) Second: to the payment of the Secured Obligations (with the Borrower remaining liable for any deficiency) ratably in accordance with the principal amount of Secured Obligations owing to each Lender and otherwise in any order the Required Lenders may elect, and

         (c) Third: the balance (if any) of such proceeds shall be paid to the Borrower, subject to any duty imposed by law, or otherwise to whomsoever shall be entitled thereto.

The Borrower shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations, together with interest thereon at a rate per annum equal to the highest rate then payable hereunder on such Secured Obligations, which interest shall constitute part of the Secured Obligations. The principal amounts of all Secured Obligations (including those that do not arise under the Notes) shall be pari passu.

         SECTION 13.4 Power of Attorney. In addition to the authorizations granted to the Agent under Section 9.13 or under any other provision of this Agreement or of any other Loan Document during the continuance of an Event of Default, the Borrower hereby irrevocably designates, makes, constitutes and appoints the Agent (and all Persons designated by the Agent from time to time) as the Borrower's true and lawful attorney, and agent in fact, and the Agent, or any agent of the Agent, may, without notice to the Borrower, and at such time or times as the Agent or any such agent in its sole discretion may determine, in the name of the Borrower, the Agent or the Lenders,

         (a)  demand payment of Receivables,

         (b)  enforce payment of Receivables by legal proceedings or otherwise,

         (c) exercise all of the Borrower's rights and remedies with respect to the collection of Receivables,

         (d) settle, adjust, compromise, extend or renew any or all Receivables,

         (e) settle, adjust or compromise any legal proceedings brought to collect Receivables,

         (f)  discharge and release Receivables or any of them,

         (g) prepare, file and sign the name of the Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor,

         (h) prepare, file and sign the name of the Borrower on any notice of Lien, assignment or satisfaction of Lien, or similar document in connection with any of the Collateral,

         (i) endorse the name of the Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral,

         (j) use the stationery of the Borrower and sign the name of the Borrower to verifications of the Receivables and on any notice to the Account Debtors,

         (k)      open the Borrower's mail,

         (l) notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Agent, and

         (m) use the information recorded on or contained in any data processing equipment and computer hardware and software to which the Borrower has access relating to the Receivables, Inventory or other Collateral.

         SECTION 13.5   Miscellaneous Provisions Concerning Remedies.

         (a) Rights Cumulative. The rights and remedies of the Agent and the Lenders under this Agreement, the Notes and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

         (b) Waiver of Marshalling. The Borrower hereby waives any right to require any marshalling of assets and any similar right.

         (c) Limitation of Liability. Nothing contained in this Article 13 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Agent, any Lender or any agent or designee of the Agent or any Lender to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Receivable or any other Collateral or the monies due or to become due thereunder or in connection therewith, or to take any steps necessary to preserve any rights against prior parties, and the Agent, the Lenders and their agents or designees shall have no liability to the Borrower for actions taken pursuant to this Article 13, any other provision of this Agreement or any of the Loan Documents so long as the Agent or such Lender shall act in good faith and in a commercially reasonable manner and in good faith (as defined in the UCC).

                                   ARTICLE 14

                                   ASSIGNMENTS

         SECTION 14.1 Successors and Assigns; Participations.

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Each Lender may with the consent of the Agent and (so long as no Default or Event of Default has occurred and is continuing) the Borrower, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement (other than the Money Market Facility, which shall be retained by BankBoston), (ii) the amount of the Commitment of the assigning Lender that is subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall in no event be less than $5,000,000, (iii) in the case of a partial assignment, the amount of the Commitment that is retained by the assigning Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall in no event be less than $5,000,000, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a fee in an amount equal to $3,000, (v) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state, and (vi) the representation contained in Section 14.2 hereof shall be true with respect to any such proposed assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (B) the Lender assignor thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

         (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 7.1(n) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment and Proportionate Share of, and principal amount of the Loans and owing to, each Lender from time to time (the Register). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the fee referred to above, the Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit D, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Lenders and the Borrower, and (iv) promptly deliver a copy of such Acceptance and Assignment to the Borrower. Within five Business Days after receipt of notice, the Borrower shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Each surrendered Note or Notes shall be cancelled and returned to the Borrower.

         (f) Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment hereunder and the Loans owing to it and the Notes held by it); provided, however, that (i) each such participation shall be in an amount not less than$5,000,000, (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement, (v) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, provided, that such Lender may agree with any participant that such Lender will not, without such participant's consent, agree to or approve any waivers or amendments which would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the commitments of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or release Collateral securing the Loans (other than Collateral disposed of pursuant to Section 9.6 hereof or otherwise in accordance with the terms of this Agreement or the Security Documents), and (vi) any such disposition shall not, without the consent of the Borrower, require any Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state. The Lender selling a participation to any bank or other entity that is not an Affiliate of such Lender shall give prompt notice thereof to the Borrower.

         (g) Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 14.1, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower, provided that, prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or such Lender (which in the case of an agreement with only such Lender, the Borrower shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

         SECTION 14.2 Representation of Lenders. Each Lender hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; provided, however, that subject to
Section 14.1 hereof, the disposition of the Notes or other evidence of the Secured Obligations held by any Lender shall at all times be within its exclusive control.

                                   ARTICLE 15

                                      AGENT

         SECTION 15.1 Appointment of Agent. Each of the Lenders hereby irrevocably designates and appoints BankBoston, N.A. as the Agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Agent, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and the Intercreditor Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or the other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.

         SECTION 15.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         SECTION 15.3 Exculpatory Provisions. Neither the Agent nor any of its trustees, officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender (or any Lender's participants) for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any Lender (or any Lender's participants) for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the existence, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or any Collateral or Lien or other interest therein or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

         SECTION 15.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 14.1. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 15.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) continue making Revolving Credit Loans to the Borrower on behalf of the Lenders in reliance on the provisions of Section
5.7 and take such other action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         SECTION 15.6 Non-Reliance on Agent and Other Lenders; Securitization. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, counsel, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial (and other) condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial (and other) condition and creditworthiness of the Borrower. Each Lender expressly (i) acknowledges the Securitization, receipt of a copy of the Intercreditor Agreement, and that the Intercreditor Agreement, among other things, effects the release of Purchased A/R from the Security Interest and (ii) authorizes the Agent to execute and deliver the Intercreditor Agreement and to perform its obligations thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial (and other) condition or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         SECTION 15.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct or resulting solely from transactions or occurrences that occur at a time after such Lender has assigned all of its interests, rights and obligations under this Agreement pursuant to Section 14.1 or, in the case of a Lender to which an assignment is made hereunder pursuant to Section 14.1, at a time before such assignment. The agreements in this Section 15.7 shall survive the payment of the Notes, the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.

         SECTION 15.8 Agent in Its Individual Capacity. The institution at the time acting as the Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and the Guarantor and their respective Subsidiaries as if it were not the Agent hereunder. With respect to its Commitment, the Loans made or renewed by it and any Note issued to it and any Letter of Credit issued by it, such institution shall have and may exercise the same rights and powers under this Agreement and the other Loan Documents and shall be subject to the same obligations and liabilities as and to the extent set forth herein and in the other Loan Documents for any other Lender. The terms "Lenders" and "Required Lenders" or any other term shall, unless the context clearly otherwise indicates, include such institution in its individual capacity as a Lender or one of the Required Lenders.

         SECTION 15.9 Successor Agent. The Agent may resign as Agent upon 30 days' notice to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after any such notice of resignation, then the retiring entity may, on behalf of the Lenders, appoint a successor which shall be another Lender, if any other Lender is willing to serve in such capacity, or, if not, a commercial bank organized under the laws of the United States of America or any state thereof having a combined capital and surplus of at least $250,000,000. After any such resignation, the provisions of this Article 14 shall continue in effect for the benefit of the retiring entity with respect to any actions taken or omitted by it while acting as Agent. The term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of Section 15.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         SECTION 15.10 Notices from Agent to Lenders. The Agent shall promptly, upon receipt thereof, forward to each Lender copies of any written notices, reports or other information supplied to it by the Borrower (but which the Borrower is not required to supply directly to the Lenders).

         SECTION 15.11 Reliance by Borrower. The Borrower shall not be obligated to ascertain the authority of the Agent to act on behalf of the Lenders in connection with any of the matters governed or contemplated by this Agreement, or to inquire as to the satisfaction of any conditions precedent to the exercise of such authority. The Borrower shall be entitled to rely, and shall be fully protected in relaying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed or delivered by the Agent on behalf of the Lenders.

                                   ARTICLE 16

                                  MISCELLANEOUS

         SECTION 16.1   Notices.

         (a) Method of Communication. Except as specifically provided in this Agreement or in any of the other Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone, subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by certified or registered mail, postage pre-paid, or by overnight courier, telex or facsimile transmission and shall be deemed received in the case of personal delivery, when delivered, in the case of mailing, when receipted for, in the case of overnight delivery, on the next Business Day after delivery to the courier, and in the case of telex and facsimile transmission, upon confirmation of transmission during business hours (or if not during business hours, on the next Business Day), provided that in the case of notices to the Agent, notice shall be deemed to have been given only when such notice is actually received by the Agent. A telephonic notice to the Agent, as understood by the Agent, will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing by such first party:

         If to the Borrower:                Synthetic Industries, Inc.
                                            309 LaFayette Road
                                            Chickamauga, Georgia 30707
                                            Attn:  Joseph Sinicropi
                                            Facsimile No.: (706) 375-7842

         If to the Agent:                   BankBoston, N.A.
                                            115 Perimeter Center Place, N.E.
                                            Suite 500
                                            Atlanta, Georgia  30346
                                            Attn: Stephen Y. McGehee
                                            Facsimile No.: (770) 393-4166

         If to a Lender:                    At the address of such Lender
                                        set forth on the signature pages hereof.

         (c) Agent's Office. The Agent hereby designates its office located at 100 Federal Street, Boston, Massachusetts 02110, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower, as the office to which payments due are to be made and at which Loans will be disbursed.

         SECTION 16.2 Expenses. The Borrower will pay all reasonable out-of-pocket expenses of the Agent and any Affiliate of the Agent in connection with

         (a) the preparation, execution and delivery of this Agreement and each of the Loan Documents and each of the Foreign Facility Agreements, whenever the same shall be executed and delivered, including appraisers' fees, fees in connection with environmental site assessments, search fees, recording fees, taxes, title insurance premium and the fees and disbursements of special counsel for the Agent and of each local counsel retained by the Agent,

         (b) the preparation, execution and delivery of any waiver, amendment or consent relating to this Agreement, the Notes or any of the Loan Documents or any Foreign Facility Agreements or the process of a Person becoming a Lender hereunder, including reasonable attorneys' fees and disbursements, search fees, recording fees, taxes and title insurance premiums,

         (c) consulting with one or more Persons, including appraisers, accountants and lawyers, concerning or related to the nature, scope or value of any right or remedy hereunder or under any of the Loan Documents or under any of the Foreign Facility Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons, and

         (d) prosecuting or defending any claim in any way arising out of, related to, or connected with, or enforcing any provision of, this Agreement or any of the Loan Documents or any of the Foreign Facility Documents, which expenses shall include the fees and disbursements of counsel and of experts and other consultants retained by the Agent.

         SECTION 16.3 Stamp and Other Taxes. The Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Agent and the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder, including, without limitation, the Security Interest.

         SECTION 16.4 Setoff. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender, any participant with such Lender in the Loans and each Affiliate of each Lender are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by any Lender or any Affiliate of any Lender or any participant to or for the credit or the account of the Borrower against and on account of the Secured Obligations irrespective or whether or not

         (a) the Agent or such Lender shall have made any demand under this Agreement or any of the Loan Documents, or

         (b) the Agent or such Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by Section 13.2 and although such Secured Obligations shall be contingent or unmatured.

         SECTION 16.5 Litigation. THE BORROWER, THE AGENT AND EACH LENDER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE
COMMENCED BY OR AGAINST THE BORROWER, THE AGENT OR SUCH LENDER ARISING OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE BORROWER AND THE AGENT OR ANY LENDER OF ANY KIND OR NATURE. THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE AGENT OR ANY LENDER, ANY COURT IN WHICH THE AGENT OR SUCH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND THE AGENT OR SUCH LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER AT THE ADDRESS OF THE BORROWER SET FORTH IN SECTION 16.1. SHOULD THE BORROWER FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY (30) DAYS AFTER THE MAILING THEREOF, IT SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE NONEXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY APPROPRIATE JURISDICTION.

         SECTION 16.6 Consent to Advertising and Publicity. With the prior written consent of the Borrower, which consent shall not be unreasonably withheld, the Agent, on behalf of the Lenders, may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower, the amount, interest rate, maturity, collateral for and a general description of the credit facilities provided hereunder and of the Borrower's and its Subsidiaries' businesses.

         SECTION 16.7 Reversal of Payments. The Agent and each Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations in a manner consistent with the terms of this Agreement. To the extent the Borrower makes a payment or payments to the Agent, for the account of the Lenders, or any Lender receives any payment or proceeds of the Collateral for the Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Agent or such Lender.

         SECTION 16.8 Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Agent and the Lenders; therefore, the Borrower agrees that if any Event of Default shall have occurred and be continuing, the Agent and the Lenders, if the Agent or any Lender so requests, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

         SECTION 16.9 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower to determine whether it is in compliance with any covenant contained herein, shall, unless this Agreement otherwise provides or unless Required Lenders shall otherwise consent in writing, be performed in accordance with GAAP.

         SECTION 16.10   Amendments.

         (a) Except as set forth in subsection (b) below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment (other than an amendment described in Section 16.10(d)), by the Borrower, provided that no such amendment, unless consented to by the Agent, shall alter or affect the rights or responsibilities of the Agent, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. In the event that any such waiver or amendment is requested by the Borrower, the Agent and the Lenders may require and charge a fee in connection therewith and consideration thereof in such amount as shall be determined by the Agent and the Required Lenders in their discretion.

         (b)      Without the prior unanimous written consent of the Lenders,

                  (i) no amendment, consent or waiver shall (A) affect the amount or extend the time of the obligation of any Lender to make Loans or (B) extend the originally scheduled time or times of payment of the principal of any Loan or (C) alter the time or times of payment of interest on any Loan or of any fees payable for the account of the Lenders or (D) alter the amount of the principal of any Loan or the rate of interest thereon or (E) alter the amount of any commitment fee or other fee payable hereunder for the account of the Lenders or (F) permit any subordination of the principal of or interest on any Loan or
         (G)  permit  the  subordination  of  the  Security   Interests  in  any
         Collateral,

                  (ii) no Collateral shall be released except as expressly contemplated by this Agreement (including, without being limited to, by the provisions of Section 12.7) or any Security Document, nor shall the Borrower or any other Loan Party be released from its liability for the Secured Obligations or Foreign Facility Debt, as the case may be,

                  (iii) none of the provisions of this Section 16.10, the definitions "Lenders" or "Required Lenders", or the provisions of
         Article 13 shall be amended, and

                  (iv) neither the Agent nor any Lender shall consent to any amendment to or waiver of the amortization, deferral or subordination provisions of any Subordinated Debt or any other instrument or agreement evidencing or relating to obligations of the Borrower that are expressly subordinate to any of the Secured Obligations or to any amendment or waiver of any provision of the Securitization Documents, if, in any case, such amendment or waiver would be adverse to the Lenders in their capacities as Lenders hereunder;

provided, however, that anything herein to the contrary notwithstanding, the Required Lenders shall have the right to waive any Default or Event of Default and the consequences hereunder of such Default or Event of Default provided only that such Default or Event of Default does not arise under Section 13.1(g) or
(h) or out of a breach of or failure to perform or observe any term, covenant or condition of this Agreement or any other Loan Document (other than the other provisions of Article 13 of this Agreement) the amendment of which requires the unanimous consent of the Lenders. The Required Lenders shall have the right, with respect to any Default or Event of Default that may be waived by them, to enter into an agreement with the Borrower or the Guarantor providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without thereby waiving any such Default or Event of Default.

         (c) The making of Loans hereunder by the Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

         (d) Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, no consent, written or otherwise, of the Borrower shall be necessary or required in connection with any amendment to Article 15 (other than Section 15.11), and any amendment to such provisions may be effected solely by and among the Agent and the Lenders, provided that no such amendment shall impose any obligation on the Borrower.

         SECTION 16.11 Assignment. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement.

         SECTION 16.12 Performance of Borrower's Duties.

         (a) The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

         (b) If the Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, the Agent, on behalf of the Lenders, may (but shall not be obligated to) do the same or cause it to be done either in the name of the Agent or the Lenders or in the name and on behalf of the Borrower, and the Borrower hereby irrevocably authorizes the Agent so to act.

         SECTION 16.13 Indemnification. The Borrower agrees to reimburse the Agent and each Lender and their respective officers, directors, employees and agents, for all costs and expenses incurred by them, including reasonable counsel fees and disbursements, and to indemnify and hold harmless the Agent and the Lenders from and against all losses suffered by the Agent or any Lender in connection with:

         (a) the exercise by the Agent or any Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents,

         (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, and

         (c) the collection or enforcement of the Secured Obligations or any of them, other than such costs, expenses and liabilities arising out of the Agent's or such Lender's gross negligence or willful misconduct.

         SECTION 16.14 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Agent and the Lenders and any Persons designated by the Agent or the Lenders pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied or any Lender has any obligation to extend any financial accommodation to the Borrower hereunder.

      SECTION 16.15 Survival. Notwithstanding any termination of this Agreement,

         (a) until all Secured Obligations have been irrevocably paid in full or otherwise satisfied, the Agent, for the benefit of the Lenders, shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to such Collateral as fully as though this Agreement had not been terminated,

         (b) the indemnities to which the Agent and the Lenders are entitled under the provisions of this Article 16 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before, and

         (c) in connection with the termination of this Agreement and the release and termination of the Security Interests, the Agent, on behalf of itself as agent and the Lenders, may require such assurances and indemnities as it shall reasonably deem necessary or appropriate to protect the Agent and the Lenders against loss on account of such release and termination, including, without limitation, with respect to credits previously applied to the Secured Obligations that may subsequently be reversed or revoked.

         SECTION 16.16 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 16.17 Severability of Provisions. Any provision of this Agreement or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 16.18 Governing Law. This Agreement, the Notes and the Security Documents (except to the extent otherwise expressly set forth therein) shall be deemed to have been made in the State of Georgia and the validity, construction, interpretation and enforcement hereof and thereof and the rights of the parties hereto and thereto shall be determined under, governed by and construed in accordance with the internal laws of the State of Georgia, without regard to principles of conflicts of law, except that the waiver contained in the first sentence of Section 16.5 shall be construed in accordance with and governed by the internal laws of the jurisdiction in which any such action or proceeding is commenced.

         SECTION 16.19 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 16.20 Reproduction of Documents. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Agent or any Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Agent or any Lender, may be reproduced by the Agent or such Lender by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy any original document so produced. Each party hereto stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by the Agent or such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         SECTION 16.21 Term of Agreement. This Agreement shall remain in effect from the Agreement Date through the Termination Date and thereafter until all Secured Obligations shall have been irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         SECTION 16.22   Pro-Rata Participation.

         (a) Each Lender agrees that if, as a result of the exercise of a right of setoff, banker's lien or counterclaim or other similar right or the receipt of a secured claim it receives any payment in respect of the Secured Obligations, it shall promptly notify the Agent thereof (and the Agent shall promptly notify the other Lenders). If, as a result of such payment, such Lender receives a greater percentage of the Secured Obligations owed to it under this Agreement than the percentage received by any other Lender, such Lender shall purchase a participation (which it shall be deemed to have purchased simultaneously upon the receipt of such payment) in the Secured Obligations then held by such other Lenders so that all such recoveries of principal and interest with respect to all Secured Obligations owed to each Lender shall be pro rata on the basis of its respective amount of the Secured Obligations owed to all Lenders, provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered by or on behalf of the Borrower from such Lender, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to such Lender to the extent of such recovery, without interest to the extent such Lender was required to pay interest upon such recovery.

         (b) Each Lender which receives such a secured claim shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 16 to share in the benefits of any recovery on such secured claim.

         (c) The Borrower expressly consents to the foregoing arrangements and agrees that any holder of a participation in any Secured Obligation so purchased or otherwise acquired of which the Borrower has received notice may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to such holder as fully as if such holder were a holder of such Secured Obligation in the amount of the participation held by such holder.

                                   ARTICLE 17

                        GUARANTY OF FOREIGN FACILITY DEBT

         SECTION 17.1 Guaranty. In consideration of the Foreign Facilities provided by the Lenders or their Affiliates, the Borrower, as primary obligor and not as surety merely, hereby irrevocably guarantees absolutely and unconditionally to each Lender and each Affiliate thereof the due and punctual payment, when and as due (whether upon demand, at maturity, by reason of acceleration or otherwise) and performance, of the Foreign Facility Debt and all other obligations arising under the Foreign Facility Agreements (collectively, the Guaranteed Obligations) and agrees to pay any and all expenses (including, but not limited to, reasonable legal fees and disbursements) which may be incurred by the Agent or such Lender in collecting any or all of such amounts or in enforcing any rights under this Guaranty or any of the Foreign Facility Agreements. The liability of the Borrower under this Guaranty shall be unlimited and unconditional, and this Guaranty shall be a continuing guaranty of all obligations of the Foreign Subsidiaries under the Foreign Facility Debt and Foreign Facility Agreements.

         SECTION 17.2 Payment by Borrower. If any Foreign Subsidiary shall fail to pay, when due and payable, any amount due to any Lender or any Affiliate of such Lender under any Foreign Facility Debt, the Borrower will, without demand or notice, immediately pay the same to the Agent for the account of such Lender or Affiliate. If any Foreign Facility Debt would be subject to acceleration, but such acceleration is enjoined or stayed, the Borrower will to the extent permitted by Applicable Law, purchase such Foreign Facility Debt for a price equal to the outstanding principal amount thereof, plus such accrued interest and other amounts as would have been payable had such Foreign Facility Debt been paid or prepaid at the time of such purchase. All payments by the Borrower under this Guaranty shall be made without any setoff, counterclaim, or deduction whatsoever, and in the same currency and funds as are required to be paid by the Foreign Subsidiaries.

        SECTION 17.3 Waiver. The Borrower, to the extent permitted by Applicable Law,

         (a) waives (i) diligence, presentment, demand, protest and notice of any kind whatsoever, (ii) any requirement that the Agent or any Lender or any Affiliate of any Lender exhaust any right or remedy or take any action against any Foreign Subsidiary or any other Person which may be or become liable in respect of all or any part of such amounts or obligations, or against any assets of any Foreign Subsidiary or collateral security or guaranty therefor or right of offset with respect thereto, and (iii) the benefit of all principles or provisions of Applicable Law which are or might be in conflict with the terms of this Guaranty, including, without limitation, Section 10-7-24 of the Official Code of Georgia Annotated, and

         (b) consents that the time of payment of any Foreign Facility Debt may be extended or any provision of the Foreign Facility Agreements may be amended, waived or modified without notice to or further assent from the Borrower and the Borrower will remain bound under this Guaranty notwithstanding such changes, extensions, amendments, waivers or modifications or any other circumstances, whether or not referred to above, which might otherwise constitute a legal or equitable discharge of a guaranty.

         SECTION 17.4 Absolute Obligation. To the extent permitted by law, the obligations of the Borrower hereunder are irrespective of and shall not be dependent upon or affected by

         (a) the validity, legality, regularity or enforceability of the Foreign Facility Agreements or any of the obligations in respect thereof or any collateral security or guaranty thereof,

         (b) the existence, value or condition of any of the assets of any Foreign Subsidiary,

         (c) the validity, perfection or priority of any charge on or security interest in the assets of any Foreign Subsidiary,

         (d) any action or failure to take action by the Agent, any Lender or any Affiliate of any Lender under, or with respect to, any of the Foreign Facility Agreements,

         (e) any right of offset with respect to Foreign Subsidiary Debt or other obligations under the Foreign Facility Agreement at any time or from time to time held by the Agent or any Lender or any Affiliate thereof and without regard to any defense, setoff or counterclaim which may at any time be available to or be asserted by the Borrower or any of the Foreign Subsidiaries against the Agent or any Lender or any Affiliate thereof,

         (f) any other dealings among the Agent, the Lenders, any Affiliate thereof, the Borrower and the Foreign Subsidiaries,

         (g) any present or future law or order of any government agency thereof purporting to reduce, amend or otherwise affect any obligations of the Foreign Subsidiaries, or

         (h) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any Foreign Subsidiary) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or such Foreign Subsidiary for any Foreign Subsidiary Debt or other obligations of such Foreign Subsidiary under any Foreign Facility Agreements, in bankruptcy or in any other instance.

         SECTION 17.5 Payments Free and Clear of Taxes, Etc.

         (a) All payments under this Guaranty shall be made free and clear of and without deduction for any and all present and future taxes, levies, imposts, deductions, charges, withholdings, and all liabilities with respect thereto, excluding income and franchise taxes of the United States and of the jurisdiction of the lending office of the appropriate Lender or Affiliate and any political subdivision of either thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as Taxes). Within 10 days after the date of each such payment hereunder, the Borrower will also furnish to the appropriate Lender or Affiliate the original or a certified copy of either a receipt for payment of each of the Taxes payable in respect of such payment hereunder or, if no Taxes are payable in respect of such payment, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to such Lender or Affiliate, in either case stating that such payment is exempt from or not subject to Taxes.

         (b) In addition, the Borrower will pay any United States taxes on the acquisition of debt obligations of a Foreign Subsidiary and any stamp or other taxes of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Guaranty, Taxes specified in clause (a) above and taxes of all jurisdictions with respect to any amounts paid under this clause (b). If any Taxes specified in clause (a) above or any taxes mentioned in this clause (b) are paid by a Lender or such Lender's Affiliate, the Borrower will, upon demand of such Lender or Affiliate, and whether or not such Taxes or taxes shall be correctly or legally asserted, indemnify such Lender or Affiliate for such payments, together with any interest, penalties and expenses in connection therewith plus interest thereon at the rate specified in Section 5.1 of this Agreement (calculated as if such payments constituted overdue amounts of principal as of the date of the making of such payments).

         SECTION 17.6 Currency Changes. The Borrower shall be liable to pay any amount due hereunder in the currency in which, and at the place where, the Foreign Subsidiaries are to pay that amount under the terms of the respective Foreign Facility Agreement. If for the purposes of obtaining judgment in any court in any country it becomes necessary to convert into any other currency (the Judgment Currency), any amount in the currency due hereunder (the Guaranteed Currency), then the conversion shall be made at the rate of exchange prevailing either on the date when the guaranteed obligation shall have become due or on the Business Day before the day on which judgment is given, whichever shall be the more favorable to Lender or its Affiliate. In the event that there is a change in the rate of exchange prevailing between the date when the guaranteed obligation became due (or, as the case may be, the Business Day before the day on which the judgment is given) and the date of payment of the guaranteed obligation, whether such payment is by the Foreign Subsidiary or by the Borrower, the Borrower will pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to insure that the amount paid on such date is the amount in the Judgment Currency which, when converted at the rate of exchange prevailing on the date of payment, is the amount then due in accordance with this Guaranty in the Guaranteed Currency. Any amount due from the Borrower under this Section 17.6 will be due as a separate debt and shall not be affected by a judgment's being obtained for any other sums due under or in respect of this Guaranty. For purposes of this Section 17.6, the rate of exchange shall be the rate at which a Lender or its Affiliate is able on the relevant date to purchase the Guaranteed Currency with the Judgment Currency and includes any premiums and costs of exchange.

         SECTION 17.7 Recovery of Payments. In the event that any or all of the amounts guaranteed by the Borrower are or were paid by a Foreign Subsidiary or are or were paid or reduced by application of the proceeds of any assets of the Foreign Subsidiary, and all or any part of such payment is rescinded or must otherwise be restored or recovered from any Lender or any Affiliate of a Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Foreign Subsidiaries, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, such Foreign Subsidiary or any substantial part of its property, or otherwise, then all as though such payment had not been made, the liability of the Borrower under this Guaranty shall continue, or be reinstated, and shall remain in full force and effect to the extent permitted by law.

         SECTION 17.8 Subrogation. Any and all rights of subrogation or similar rights which the Borrower may have against any Foreign Subsidiary or any assets of any Foreign Subsidiary or against any other guarantor or any collateral security held by the Agent or any Lender or any Affiliate of a Lender for the payment of the obligations in respect of any Foreign Facility or otherwise shall be subordinate to any and all rights which the Agent or any Lender or any such Affiliate may have against such Foreign Subsidiary or any assets of such Foreign Subsidiary or against such other guarantor or collateral security pursuant to any Foreign Facility Agreement or otherwise and the Borrower will not enforce any such right of subrogation or any similar right until all amounts guaranteed by it hereunder have been paid in full.

         SECTION 17.9 Consent to Amendments, Etc. The Borrower hereby consents that, without the necessity of any reservation of rights against the Borrower and without notice to or further assent by the Borrower, any demand for payment of any of the obligations in respect of any Foreign Facility made by the Agent or any Lender or any Affiliate thereof may be rescinded and any of such obligations continued and such obligations, or the liability of any of the Foreign Subsidiaries in respect thereof or any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender or any Affiliate thereof and any obligation under any Foreign Facility Debt or Foreign Facility Agreement, any collateral security documents or guaranties or documents in connection herewith or therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the terms thereof, as the Agent and the Lenders and their respective Affiliates may deem advisable from time to time, and any collateral security or guaranty or right of offset at any time held by the Agent or any Lender or any such Affiliate for the payment of such obligations may be sold, exchanged, waived, surrendered or released, all without the necessity of any reservation of rights against the Borrower and without notice to or further assent by the Borrower, which will remain bound under this Section 17.9, notwithstanding any such renewal, extension, modification, acceleration, compromise, amendment, supplement, termination, sale, exchange, waiver, surrender or release. Neither the Agent nor any Lender nor any of their respective Affiliates shall have any obligation to protect, secure, perfect or insure any other collateral security documents or property subject thereto at any time held as security for such obligations. The Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the obligations and notice of or proof of reliance by the Agent or any Lender or any such Affiliate upon this Section 17.9, and such obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Section 17.9, and all dealings between such Foreign Subsidiary, the Borrower, the Agent, the Lenders and such Affiliates shall likewise be conclusively presumed to have been had or consummated in reliance upon this
Section 17.9.

         SECTION 17.10 Binding Nature of Certain Adjudications. Upon written notice of the institution by the Agent or any Lender of any action or proceedings, legal or otherwise, for the adjudication of any controversy with any Foreign Subsidiary, the Borrower will be conclusively bound by the adjudication in any such action or proceedings and by any judgment, award or decree entered therein. The Borrower waives the right to assert in any action or proceeding brought by the Agent or any Lender or any Affiliate thereof, upon any of the Foreign Facility Agreements, any offsets or counterclaims which the Borrower may have with respect thereto; provided, however, that this Section
17.10 shall not prohibit the Borrower from bringing any action in its own name under any Foreign Facility Agreement or from asserting any mandatory counterclaim required to be asserted by Applicable Law.

         SECTION 17.11 Validity and Enforceability of Guaranty. The Borrower agrees that at any time and from time to time upon the written request of the Agent or any Lender, the Borrower will execute and deliver such further documents and do such further acts and things as the Agent or such Lender may reasonably request in order to effect the purposes of this Article 17 and will take all action required so that this Guaranty will at all times be a binding obligation of the Borrower enforceable in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.


BORROWER:

SYNTHETIC INDUSTRIES,  INC.,
By:
Name:
Title:
AGENT: BANKBOSTON,  N.A.
By:
Name:
Title:

LENDERS:

BANKBOSTON, N.A.
By:
Name:
Title:
Address:
115 Perimeter Center Place, N.E.
Suite 500
Atlanta,  Georgia 30346
Attn:  Stephen Y. McGehee
Facsimile No. (770) 393-4166

SANWA BUSINESS CREDIT CORPORATION
By: Name:
Title: Address:
Attn:
Facsimile No.:


SOUTHTRUST BANK, NATIONAL ASSOCIATION
By: Name:
Title:
Address:
Attn:
Facsimile
No.:

                                                              $60,000,000

                           LOAN AND SECURITY AGREEMENT

                          Dated as of December 18, 1997

                                     Between

                           SYNTHETIC INDUSTRIES, INC.
                                 (the Borrower)

                                       and

                        THE FINANCIAL INSTITUTIONS PARTY
                            HERETO FROM TIME TO TIME
                                  (the Lenders)

                                       and

                                BANKBOSTON, N.A.
                                   (the Agent)

                     -----------------------------------

                         Arranger and Syndication Agent:

                           BANCBOSTON SECURITIES INC.

Doc. No. 15070.v9
                                        i
||TABLE OF CONTENTS1/






ARTICLE 1 - DEFINITIONS        1

         SECTION 1.1           Definitions.....................................1
         SECTION 1.2           General Interpretive Rules.....................29
         SECTION 1.3           Exhibits and Schedules.........................30

ARTICLE 2 - REVOLVING CREDIT FACILITY.........................................31

         SECTION 2.1           Loans..........................................31
         SECTION 2.2           Manner of Borrowing............................31
         SECTION 2.3           Repayment of Loans.............................33
         SECTION 2.4           Note...........................................33

ARTICLE 3 - LETTER OF CREDIT FACILITY.........................................34

         SECTION 3.1           Agreement to Issue.............................34
         SECTION 3.2           Amounts........................................34
         SECTION 3.3           Conditions.....................................34
         SECTION 3.4           Issuance of Letters of Credit..................35
         SECTION 3.5           Duties of BankBoston...........................35
         SECTION 3.6           Payment of Reimbursement Obligations...........36
         SECTION 3.7           Participations.................................36
         SECTION 3.8           Indemnification, Exoneration...................38
         SECTION 3.9           Supporting Letter of Credit; Cash Collateral
                               Account........................................39

ARTICLE 4 - MONEY MARKET FACILITY.............................................41

         SECTION 4.1           Money Market Loans.............................41
         SECTION 4.2           Making Money Market Loans......................41
         SECTION 4.3           Repayment of Money Market Loans................41
         SECTION 4.4           Prepayment.....................................41
         SECTION 4.5           Money Market Note..............................43
         SECTION 4.6           Settlement with Other Lenders..................43

ARTICLE 5 - GENERAL LOAN PROVISIONS...........................................44

         SECTION 5.1           Interest.......................................44
         SECTION 5.2           Certain Fees...................................45
         SECTION 5.3           Manner of Payment..............................46
         SECTION 5.4           General........................................47
         SECTION 5.5           Loan Accounts; Statements of Account...........47
         SECTION 5.6           Reduction of Revolving Credit Facility;
                               Termination of Agreement.......................48
         SECTION 5.7           Making of Loans................................48
         SECTION 5.8           Settlement of Secured Obligations..............49
         SECTION 5.9           Mandatory Prepayments..........................49
         SECTION 5.10          Changed Circumstances..........................50
         SECTION 5.11          Payments Not at End of Interest Period; Failure
                               to Borrow......................................52
         SECTION 5.12          Assumptions Concerning Funding of Eurodollar Rate
                               Loans..........................................52
         SECTION 5.13          Notice of Conversion or Continuation...........53
         SECTION 5.14 Duration of Interest Periods; Maximum Number of Eurodollar Rate Loans; Minimum Increments;
                               Maximum Number of Money Market Loans...........53
         SECTION 5.15          Replacement of Lender..........................54
         SECTION 5.16          Cash Collateral Account........................55

ARTICLE 6 - CONDITIONS PRECEDENT..............................................57

         SECTION 6.1           Conditions Precedent to Loans..................57
         SECTION 6.2           All Loans; Letters of Credit...................60
         SECTION 6.3           Conditions as Covenants........................60

ARTICLE 7 - REPRESENTATIONS AND WARRANTIES OF BORROWER........................61

         SECTION 7.1           Representations and Warranties.................61
         SECTION 7.2           Survival of Representations and Warranties,
                               Etc............................................69

ARTICLE 8 - SECURITY INTEREST  71

         SECTION 8.1           Security Interest..............................71
         SECTION 8.2           Continued Priority of Security Interest........71

ARTICLE 9 - COLLATERAL COVENANTS..............................................73

         SECTION 9.1           Collection of Receivables......................73
         SECTION 9.2           Verification and Notification..................74
         SECTION 9.3           Delivery of Instruments........................74
         SECTION 9.4           Sales of Inventory.............................74
         SECTION 9.5           Ownership and Defense of Title.................74
         SECTION 9.6           Insurance......................................75
         SECTION 9.7           Location of Offices and Collateral.............75
         SECTION 9.8           Records Relating to Collateral.................76
         SECTION 9.9           Inspection.....................................76
         SECTION 9.10          Information and Reports........................76
         SECTION 9.11          Power of Attorney..............................77

ARTICLE 10 - AFFIRMATIVE COVENANTS............................................78

         SECTION 10.1          Preservation of Corporate Existence and Similar
                               Matters........................................78
         SECTION 10.2          Compliance with Applicable Law.................78
         SECTION 10.3          Maintenance of Property........................78
         SECTION 10.4          Conduct of Business............................78
         SECTION 10.5          Insurance......................................79
         SECTION 10.6          Payment of Taxes and Claims....................79
         SECTION 10.7          Accounting Methods and Financial Records.......79
         SECTION 10.8          Use of Proceeds................................79
         SECTION 10.9          Hazardous Waste and Substances; Environmental
                               Requirements...................................80
         SECTION 10.10         Compliance with Securitization Documents.......80
         SECTION 10.11         Subsidiary Guaranty............................80

ARTICLE 11 - INFORMATION       82

         SECTION 11.1          Financial Statements...........................82
         SECTION 11.2          Accountants' Certificate.......................83
         SECTION 11.3          Officer's Certificate..........................83
         SECTION 11.4          Copies of Other Reports........................83
         SECTION 11.5          Notice of Litigation and Other Matters.........84
         SECTION 11.6          ERISA..........................................85
         SECTION 11.7          Revisions or Updates to Schedules..............85

ARTICLE 12 - NEGATIVE COVENANTS...............................................86

         SECTION 12.1          Financial Ratios...............................86
         SECTION 12.2          Debt...........................................87
         SECTION 12.3          Guaranties.....................................88
         SECTION 12.4          Investments....................................88
         SECTION 12.5          Capital Expenditures...........................89
         SECTION 12.6          Restricted Distributions and Payments, Etc.....90
         SECTION 12.7          Merger, Consolidation and Sale of Assets.......90
         SECTION 12.8          Transactions with Affiliates...................91
         SECTION 12.9          Liens..........................................91
         SECTION 12.10         Plans..........................................91
         SECTION 12.11         Amendments to Other Agreements.................91
         SECTION 12.12         Issuance of Stock by Subsidiaries..............91

ARTICLE 13 - DEFAULT           92

         SECTION 13.1          Events of Default..............................92
         SECTION 13.2          Remedies.......................................95
         SECTION 13.3          Application of Proceeds........................97
         SECTION 13.4          Power of Attorney..............................97
         SECTION 13.5          Miscellaneous Provisions Concerning Remedies...98

ARTICLE 14 - ASSIGNMENTS       100

         SECTION 14.1          Successors and Assigns; Participations........100
         SECTION 14.2          Representation of Lenders.....................102

ARTICLE 15 - AGENT             ..............................................103

         SECTION 15.1          Appointment of Agent..........................103
         SECTION 15.2          Delegation of Duties..........................103
         SECTION 15.3          Exculpatory Provisions........................103
         SECTION 15.4          Reliance by Agent.............................103
         SECTION 15.5          Notice of Default.............................104
         SECTION 15.6          Non-Reliance on Agent and Other Lenders;
                               Securitization................................104
         SECTION 15.7          Indemnification...............................105
         SECTION 15.8          Agent in Its Individual Capacity..............105
         SECTION 15.9          Successor Agent...............................105
         SECTION 15.10         Notices from Agent to Lenders.................106
         SECTION 15.11         Reliance by Borrower..........................106

ARTICLE 16 - MISCELLANEOUS     107

         SECTION 16.1          Notices.......................................107
         SECTION 16.2          Expenses......................................108
         SECTION 16.3          Stamp and Other Taxes.........................108
         SECTION 16.4          Setoff........................................108
         SECTION 16.5          Litigation....................................109
         SECTION 16.6          Consent to Advertising and Publicity..........109
         SECTION 16.7          Reversal of Payments..........................110
         SECTION 16.8          Injunctive Relief.............................110
         SECTION 16.9          Accounting Matters............................110
         SECTION 16.10         Amendments....................................110
         SECTION 16.11         Assignment....................................112
         SECTION 16.12         Performance of Borrower's Duties..............112
         SECTION 16.13         Indemnification...............................112
         SECTION 16.14         All Powers Coupled with Interest..............112
         SECTION 16.15         Survival......................................113
         SECTION 16.16         Titles and Captions...........................113
         SECTION 16.17         Severability of Provisions....................113
         SECTION 16.18         Governing Law.................................113
         SECTION 16.19         Counterparts..................................113
         SECTION 16.20         Reproduction of Documents.....................114
         SECTION 16.21         Term of Agreement.............................114
         SECTION 16.22         Pro-Rata Participation........................114

ARTICLE 17 - GUARANTY OF FOREIGN FACILITY DEBT...............................116

         SECTION 17.1          Guaranty......................................116
         SECTION 17.2          Payment by Borrower...........................116
         SECTION 17.3          Waiver........................................116
         SECTION 17.4          Absolute Obligation...........................117
         SECTION 17.5          Payments Free and Clear of Taxes, Etc.........117
         SECTION 17.6          Currency Changes..............................118
         SECTION 17.7          Recovery of Payments..........................118
         SECTION 17.8          Subrogation...................................119
         SECTION 17.9          Consent to Amendments, Etc....................119
         SECTION 17.10         Binding Nature of Certain Adjudications.......120
         SECTION 17.11         Validity and Enforceability of Guaranty.......120

ANNEX A                    COMMITMENTS
ANNEX B                    PRICING MATRIX

EXHIBIT A                  FORM OF REVOLVING CREDIT NOTE
EXHIBIT B                  FORM OF MONEY MARKET NOTE
EXHIBIT C                  FORM OF MONEY MARKET LOAN REQUEST
EXHIBIT D                  FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT E                  FORM OF GUARANTY AGREEMENT
EXHIBIT F                  FORM OF COMPLIANCE CERTIFICATE

Schedule 1.1A              Forms of RPA Receivable Agreement/Invoice
Schedule 1.1B              Permitted Investments
Schedule 1.1C              Permitted Liens
Schedule 7.1(a)            Organization
Schedule 7.1(b)            Capitalization
Schedule 7.1(c)            Subsidiaries
Schedule 7.1(e) Compliance of Agreement, Notes, Loan Documents and Borrowing With Laws, etc.
Schedule 7.1(g)            Compliance with Laws; Governmental Approvals
Schedule 7.1(h)            Title to Properties
Schedule 7.1(i)            Liens
Schedule 7.1(j)            Debt and Guaranties
Schedule 7.1(k)            Litigation
Schedule 7.1(l)            Tax Matters
Schedule 7.1(p)            ERISA
Schedule 7.1(t)            Chief Executive Office
Schedule 7.1(u)            Location of Inventory
Schedule 7.1(v)            Equipment
Schedule 7.1(w)            Real Estate
Schedule 7.1(x)            Corporate and Fictitious Names
Schedule 7.1(aa)           Proprietary Rights
Schedule 7.1(bb)           Trade Names
Schedule 10.8              Use of Proceeds||




1/ This Table of Contents is included for reference purposes only and does not constitute part of the Loan and Security Agreement.